UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Regional Management Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 23, 2015

Dear Stockholders:

You are cordially invited to attend the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of Regional Management Corp. (“Regional” or the “Company”), which will be held on Wednesday, April 22, 2015, at 8:00 a.m. local time, at the Hyatt Regency Greenville, 220 N. Main Street, Greenville, SC 29601.

During the Annual Meeting, we will discuss each item of business described in the Notice of Annual Meeting of Stockholders and Proxy Statement, which we will begin mailing to stockholders on or about March 27, 2015. At the Annual Meeting, stockholders will be asked to:

(i)    Elect six nominees for director to serve until the next annual meeting of stockholders;

(ii)   Ratify the appointment of McGladrey LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015;

(iii)  Approve the Regional Management Corp. 2015 Long-Term Incentive Plan; and

(iv)  Re-approve the Regional Management Corp. Annual Incentive Plan (as amended and restated effective March 23, 2015), pursuant to the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended.

The Company’s Board of Directors unanimously recommends that you vote FOR the election of the director nominees and FOR each of the other stockholder proposals.

Your vote is important to us. If you do not intend to be present at the Annual Meeting, we ask that you vote your shares by signing, dating, and returning the accompanying proxy card promptly so that your shares of common stock may be represented and voted at the Annual Meeting. Additional instructions regarding the different voting options that we provide are contained on the accompanying proxy card and on page 5 of the accompanying proxy statement. It is important that your shares of common stock be represented at the Annual Meeting so that a quorum may be established. Even if you plan to attend the Annual Meeting in person, please read the proxy materials carefully and then vote your shares by signing, dating, and returning the accompanying proxy card. If you attend the Annual Meeting, you may revoke your proxy and vote your shares in person.

We make available free of charge at our Investor Relations website, www.regionalmanagement.com, a variety of information for investors. Our goal is to maintain the Investor Relations website as a portal through which investors can easily find or navigate to pertinent information about us.

On behalf of the Board of Directors of the Company, thank you for your continued support and ownership of Regional Management Corp. common stock.

Sincerely,

Michael R. Dunn

Chief Executive Officer, Director

REGIONAL MANAGEMENT CORP.

509 West Butler Road

Greenville, South Carolina 29607

(864) 422-8011

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on April 22, 2015

To the Stockholders of Regional Management Corp.:

We hereby give notice that the Annual Meeting of Stockholders (the “Annual Meeting”) of Regional Management Corp. (“Regional” or the “Company”) will be held on Wednesday, April 22, 2015, at 8:00 a.m. local time, at the Hyatt Regency Greenville, 220 N. Main Street, Greenville, SC 29601, for the following purposes:

(1)	To elect the six nominees named in the accompanying Proxy Statement to serve as members of our Board of Directors until the next annual meeting of stockholders or until their successors are elected and qualified;

(2)	To ratify the appointment of McGladrey LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015;

(3)	To approve the Regional Management Corp. 2015 Long-Term Incentive Plan;

(4)	To re-approve the Regional Management Corp. Annual Incentive Plan (as amended and restated effective March 23, 2015), pursuant to the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended; and

(5)	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Only stockholders whose names appear of record on our books at the close of business on March 9, 2015, will be entitled to notice of and to vote at the Annual Meeting or at any adjournments thereof.

You are cordially invited to attend the Annual Meeting. Your vote is important. Whether or not you plan to attend the Annual Meeting in person, you are urged to cast your vote promptly. If you attend the Annual Meeting, you may revoke your proxy and vote your shares in person. For specific instructions regarding how to vote, please see the accompanying proxy materials.

By Order of the Board of Directors

Brian J. Fisher

Vice President, General Counsel, and Secretary

Greenville, South Carolina

March 23, 2015

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON APRIL 22, 2015: THE PROXY STATEMENT AND THE COMPANY’S ANNUAL REPORT ON FORM 10-K ARE AVAILABLE AT https://materials.proxyvote.com/75902K.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY CARD, AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

IN ACCORDANCE WITH OUR SECURITY PROCEDURES, ALL PERSONS ATTENDING THE ANNUAL MEETING WILL BE REQUIRED TO PRESENT PICTURE IDENTIFICATION.

REGIONAL MANAGEMENT CORP.

PROXY STATEMENT ON SCHEDULE 14A

2015 Annual Meeting of Stockholders

REGIONAL MANAGEMENT CORP.

509 West Butler Road

Greenville, South Carolina 29607

(864) 422-8011

PROXY STATEMENT

For the Annual Meeting of Stockholders to Be Held on April 22, 2015

Important Notice Regarding the Availability of Proxy Materials

for the Stockholder Meeting to Be Held on April 22, 2015:

The Notice of Annual Meeting of Stockholders, Proxy Statement, and Annual Report on Form 10-K are available at https://materials.proxyvote.com/75902K and on the Investor Relations website of Regional Management Corp. at www.regionalmanagement.com.

March 23, 2015

2015 PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Annual Meeting of Stockholders

Date:	Wednesday, April 22, 2015
Time:	8:00 a.m. local time
Place:	Hyatt Regency Greenville, 220 N. Main Street, Greenville, SC 29601
Record Date:	March 9, 2015
Voting:	Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on. Stockholders may vote in person or by proxy. Instructions as to how you may cast your vote by proxy are found on the accompanying proxy card and are set forth in the Proxy Statement under “General Information – How do I vote?”.
Proxy Materials:	The Proxy Statement and the accompanying proxy card are first being sent on or about March 27, 2015, to the stockholders of Regional Management Corp.

Meeting Agenda

Proposal	Board Vote Recommendation	Page Reference (for more detail)
Election of six directors	FOR	7
Ratification of McGladrey LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015	FOR	16
Approval of the Regional Management Corp. 2015 Long-Term Incentive Plan	FOR	45
Re-approval of the Regional Management Corp. Annual Incentive Plan	FOR	55
Transact other business as may properly come before the meeting

Election of Director Nominees

The following table provides summary information about each director nominee. The nominees receiving a plurality of the votes cast at the meeting will be elected as directors.

		Director Since			Committees
Name	Age		Experience/Qualification	Independent	AC	CC	CGN
Alvaro G. de Molina	57	2012	Leadership, Corporate Finance, Accounting Expertise, Credit Risk	X	X	X	X
Roel C. Campos	66	2012	Leadership, Corporate Governance, Securities Compliance, Regulatory	X	X	X	C
Michael R. Dunn	63	2014	Leadership, Industry, Corporate Finance, Accounting Expertise, Credit Risk
Steven J. Freiberg	58	2014	Leadership, Industry, Corporate Finance, Accounting Expertise, Credit Risk	X	X	X
Richard A. Godley	66	1987	Leadership, Industry
Carlos Palomares	70	2012	Leadership, Industry, Corporate Finance, Accounting Expertise, Credit Risk	X	C*	C*	X

AC = Audit Committee	CC = Compensation Committee	CGN = Corporate Governance and Nominating Committee	C = Committee Chairman

* Note: Following the Annual Meeting, the Board of Directors intends to split the Audit Committee and Compensation Committee chairmanship duties between Mr. Palomares and Mr. Freiberg.

Ratification of Independent Registered Public Accounting Firm

As a matter of good corporate governance, we are asking our stockholders to ratify the selection of McGladrey LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

Approval of Long-Term Incentive Plan

We are asking our stockholders to approve the Regional Management Corp. 2015 Long-Term Incentive Plan (the “2015 Plan”) in order (i) to comply with the New York Stock Exchange (the “NYSE”) rules requiring stockholder approval of equity compensation plans; (ii) to allow the grant of incentive stock options to employee participants in the 2015 Plan; and (iii) to allow the Compensation Committee the ability to grant awards that may be intended to qualify as “performance-based compensation,” thereby potentially preserving our tax deduction under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). See “Proposal Three: Approval of Regional Management Corp. 2015 Long-Term Incentive Plan,” below.

The Board believes that our long-term incentive compensation program allows us to remain competitive with comparable companies in our industry in order to attract and retain talented individuals to contribute to our long-term success. The Board also believes that the 2015 Plan effectively provides substantial incentive to achieve our business objectives and build stockholder value, thereby aligning the interests of our executives with the interests of our stockholders. Approval of the 2015 Plan should provide us with the flexibility we need to use equity compensation and other incentive awards to attract, retain, and motivate talented employees, directors, and consultants who are important to our long-term growth and success.

Re-Approval of Annual Incentive Plan

We are asking our stockholders to re-approve the Regional Management Corp. Annual Incentive Plan (as amended and restated effective March 23, 2015) (the “Annual Incentive Plan”) in order to attempt to preserve, to the extent practicable, our federal income tax deduction under Code Section 162(m) for any compensation paid under the Annual Incentive Plan to certain officers and employees that is intended to satisfy the performance-based compensation exception under Code Section 162(m). Our Annual Incentive Plan was first approved by our board of directors and stockholders on August 23, 2011. In addition to other requirements for the performance-based compensation exception, stockholders must be advised of, and must approve, the material terms of the performance goals under which compensation is to be paid no less often than every five years, or sooner under certain circumstances. See “Proposal Four: Re-Approval of Regional Management Corp. Annual Incentive Plan,” below.

2014 Compensation-Related Highlights

✓	Improved the alignment of executive pay with company performance:

o	2014 incentives are largely performance-contingent, with long-term incentive awards roughly two-thirds performance-contingent and short-term incentive awards entirely performance-contingent.

o	Performance goals are rigorous and are based on objective, quantitative criteria.

✓	Adjusted our short-term incentive payout opportunities to provide higher upside if performance goals are achieved, while maintaining low downside if goals are not achieved.

✓	Adopted more competitive target opportunities to bring executives in line with the competitive market.

✓	Granted long-term incentives to named executive officers (“NEOs”) and other key contributors, which include a significant portion that is contingent upon the achievement of rigorous and clearly-defined performance measures.

✓	Adopted a Stock Ownership and Retention Policy for NEOs and other key executives, as well as directors.

✓	Implemented a formalized Compensation Recoupment Policy, or “clawback policy,” for NEOs and other key employees.

Compensation Program “Best Practices” Summary

✓     Compensation program designed to closely align pay with performance

✓     Significant share ownership guidelines for executives (5x base salary for CEO, 2x for other NEOs)

✓     Significant share ownership guidelines for directors (3x annual cash retainer)

✓     Significant portion of compensation is variable and/or performance-based

✓     Formalized clawback policy

✓     Double-trigger change-in-control provisions

✓     Prohibition against hedging and pledging

✓     No excessive perquisites

✓     No re-pricing of equity incentive awards

✓     Independent Compensation Committee

✓     Independent compensation consultant

Fiscal 2014 Compensation Summary

The following table sets forth the cash and other compensation that we paid to our executive officers or that was otherwise earned by our executive officers for their services in all employment capacities during 2014. See the Summary Compensation Table of the Proxy Statement for additional information.

Name and Principal Position	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)

Michael R. Dunn, Chief Executive Officer	86,301	—	—	—	19,323	—	105,624
Thomas F. Fortin, Former Chief Executive Officer	348,658	—	610,234	386,666	—	117,717	1,463,275
Jody L. Anderson, President and Chief Operating Officer	81,918	—	—	199,994	18,341	11,287	311,540
C. Glynn Quattlebaum, Vice Chairman; Former President and Chief Operating Officer	465,800	—	341,241	155,264	78,219	35,275	1,075,799
Donald E. Thomas, Executive Vice President and Chief Financial Officer	309,000	—	154,494	154,494	69,185	24,200	711,373
A. Michelle Masters, Senior Vice President of Strategic Operations and Initiatives and Assistant Secretary	150,000	—	91,517	49,994	15,113	11,037	317,661
Brian J. Fisher, Vice President, General Counsel, and Secretary	180,000	—	119,685	74,996	24,181	—	398,862

2016 Annual Meeting of Stockholders

¡	Stockholder proposals submitted pursuant to SEC Rule 14a-8 must be received by us no later than November 24, 2015.

¡	Notice of stockholder proposals outside of SEC Rule 14a-8 must be delivered to us not earlier than December 24, 2015 and not later than January 23, 2016.

GENERAL INFORMATION

This proxy statement (the “Proxy Statement”) and the accompanying proxy card are first being sent on or about March 27, 2015, to the stockholders of Regional Management Corp., a Delaware corporation (“Regional,” the “Company,” “we,” “us,” and “our”), in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on April 22, 2015, at the Hyatt Regency Greenville, 220 N. Main Street, Greenville, SC 29601, at 8:00 a.m. local time and any postponement or adjournment thereof. An Annual Report on Form 10-K, containing financial statements for the fiscal year ended December 31, 2014, is being mailed together with this Proxy Statement to all stockholders entitled to vote at the Annual Meeting.

Why did I receive a proxy card?

As a stockholder of record on March 9, 2015, you are entitled to vote at our Annual Meeting. The accompanying proxy card is for use at the Annual Meeting if a stockholder either will be unable to attend in person or will attend but wishes to vote by proxy in advance of the Annual Meeting. Instructions as to how you may cast your vote by proxy are found on the proxy card.

The proxy card is solicited by mail by and on behalf of the Company’s Board, and the cost of soliciting proxies will be borne by the Company. In addition to use of the mails, proxies may be solicited in person, by telephone, or via the Internet by the Company’s directors and officers who will not receive additional compensation for such services. The Company will request banks, brokerage houses, and other institutions, nominees, and fiduciaries to forward the soliciting material to beneficial owners and to obtain authorization for the execution of proxies. The Company will, upon request, reimburse these parties for their reasonable expenses in forwarding proxy materials to our beneficial owners.

What is the purpose of the Annual Meeting?

The purposes of the Annual Meeting are:

(i)	to elect the six nominees named in the Proxy Statement to serve as members of the Board until the next annual meeting of stockholders or until their successors are elected and qualified (“Proposal One”);

(ii)	to ratify the appointment of McGladrey LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 (“Proposal Two”);

(iii)	to approve the Regional Management Corp. 2015 Long-Term Incentive Plan (“Proposal Three”);

(iv)	to re-approve the Regional Management Corp. Annual Incentive Plan (as amended and restated effective March 23, 2015), pursuant to the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Proposal Four”); and

(v)	to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Who is entitled to vote?

Only stockholders of record at the close of business on March 9, 2015 (the “Record Date”), will be entitled to receive notice of and to vote at the Annual Meeting. As of the Record Date, 12,853,743 shares of common stock, $0.10 par value per share, of the Company were issued and outstanding. The holders of common stock are entitled to one vote per share on any proposal presented at the Annual Meeting.

Brokers that are members of certain securities exchanges and that hold shares of the Company’s common stock in “street name” on behalf of beneficial owners have authority to vote on certain items when they have not received instructions from beneficial owners. Under the NYSE rules and regulations governing such brokers, the proposal to ratify the appointment of McGladrey LLP as the Company’s independent registered public accounting firm is considered a “discretionary” item. This means that brokers may vote in their discretion on this proposal on behalf of beneficial owners who have not furnished voting instructions. In contrast, certain items are considered “non-discretionary,” and a “broker non-vote” occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because, with respect to such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Proposal One regarding the election of directors, Proposal Three regarding the approval of the Regional Management Corp. 2015 Long-Term Incentive Plan, and Proposal Four regarding the re-approval of the Regional Management Corp. Annual Incentive Plan are considered “non-discretionary” and, therefore, for these proposals brokers cannot vote your shares when they do not receive voting instructions from you.

What constitutes a quorum?

On March 9, 2015, there were 12,853,743 shares of common stock, $0.10 par value per share, of the Company issued and outstanding, with each share entitled to one vote. The representation in person or by proxy of at least a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions, and “broker non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting.

How do I vote?

Stockholders may vote in person or by proxy. Instructions as to how you may cast your vote by proxy are set forth below and are found on the accompanying proxy card.

✓	Vote in Person: If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card.

✓	Vote by Internet (www.proxyvote.com): Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

✓	Vote by Mail: Mark, sign, and date your proxy card and promptly return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Will other matters be voted on at the Annual Meeting?

Aside from the election of directors, the ratification of the appointment of the independent registered public accounting firm, the approval of the Regional Management Corp. 2015 Long-Term Incentive Plan, and the re-approval of the Regional Management Corp. Annual Incentive Plan (as amended and restated effective March 23, 2015), the Board knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board will be voted with respect thereto in accordance with the best judgment of the persons named as proxy holders and attorneys-in-fact in the proxies.

May I revoke my proxy instructions?

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Corporate Secretary of the Company, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy; (ii) duly completing a later-dated proxy card relating to the same shares and delivering it to the Corporate Secretary of the Company before the taking of the vote at the Annual Meeting; or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Regional Management Corp., 509 West Butler Road, Greenville, SC 29607, Attention: Corporate Secretary, before the taking of the vote at the Annual Meeting.

How many votes are required to approve each proposal?

For Proposal One, the election of the six nominees named in the Proxy Statement to serve as members of the Board until the next annual meeting of stockholders or until their successors are elected and qualified, the six nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote at the Annual Meeting shall be elected as directors. For Proposal Two, the ratification of the appointment of McGladrey LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015, an affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on such matter is required for approval. For Proposal Three, the approval of the Regional Management Corp. 2015 Long-Term Incentive Plan, an affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on such matter is required for approval. For Proposal Four, re-approval of the Regional Management Corp. Annual Incentive Plan (as amended and restated effective March 23, 2015), pursuant to the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended, an affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on such matter is required for re-approval. Abstentions are included in the number of shares present or represented and voting on each matter. “Broker non-votes” are not considered voted for the particular matter and have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

The persons named as proxy holders and attorneys-in-fact in the proxy card, Michael R. Dunn and Brian J. Fisher, were selected by the Board and are officers of the Company. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted by such persons at the Annual Meeting. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications. If no such specifications are indicated, such proxies will be voted FOR the election of the director nominees; FOR the ratification of the appointment of our independent registered public accounting firm; FOR the approval of the Regional Management Corp. 2015 Long-Term Incentive Plan; and FOR the re-approval of the Regional Management Corp. Annual Incentive Plan (as amended and restated effective March 23, 2015).

How can I correspond directly with Regional Management Corp.?

The address of our principal executive office is 509 West Butler Road, Greenville, South Carolina 29607, and our telephone number is (864) 422-8011.

PROPOSAL ONE

—

ELECTION OF DIRECTORS

Our Amended and Restated Bylaws (the “Bylaws”) currently provide that the number of directors of the Company shall be fixed from time to time by resolution adopted by the Board. There are presently seven directors. The Board, by resolution, has determined that immediately following the Annual Meeting, the number of directors of the Company shall be fixed at six.

The Corporate Governance and Nominating Committee (the “Nominating Committee”) of our Board evaluates the size and composition of the Board on at least an annual basis. In connection therewith, the Nominating Committee has nominated and recommends for election as directors the six nominees set forth below. Each nominee presently serves as a director. Directors shall be elected to serve until the next annual meeting of stockholders or until their successors are elected and qualified or until their earlier resignation, removal, or death.

A candidate for election as a director is nominated to stand for election based on his or her professional experience, recognized achievements in his or her respective fields, an ability to contribute to some aspect of our business, and the willingness to make the commitment of time and effort required of a director. Each of the below-listed nominees has been identified as possessing an appropriate diversity of background and experience, good judgment, deep knowledge of our industry, strength of character, and an independent mind, as well as a reputation for integrity and high personal and professional ethics. Each nominee also brings a strong and unique background and set of skills to the Board, giving the Board, as a whole, competence and experience in a wide variety of areas.

In selecting this slate of nominees for 2015, the Nominating Committee specifically considered the background, business experience, and certain other information with respect to each of the nominees as set forth below, along with the familiarity of the nominees with our business and prospects, which has been developed as a result of their service on our Board. The Nominating Committee believes that such familiarity will be helpful in addressing the opportunities and challenges that we face in the current business environment.

Each of the six nominees has consented to being named in this Proxy Statement and to serve as a director, if elected. In the event that any nominee withdraws, or for any reason is unable to serve as a director, the proxies will be voted for such other person as may be designated by the Nominating Committee as a substitute nominee, but in no event will proxies be voted for more than six nominees. The Nominating Committee has no reason to believe that any nominee will not continue to be a candidate or will not serve if elected.

The following is a brief description of the background, business experience, skills, qualifications, attributes, and certain other information with respect to each of the nominees for election to the Board:

Alvaro G. de Molina	Mr. de Molina (age 57) has been a director of Regional since March 2012. Until 2009, Mr. de Molina was the Chief Executive Officer of GMAC LLC, which he originally joined as Chief Operating Officer in 2007. Since departing GMAC LLC, Mr. de Molina has been a private investor. He joined Cerberus Capital Management for a period during 2007 where he worked with the operations group, following a 17-year career at Bank of America, where he most recently served as its Chief Financial Officer from 2005 until 2007. During his tenure at Bank of America, Mr. de Molina also served as Chief Executive Officer of Banc of America Securities, President of Global Capital Markets and Investment Banking, head of Market Risk Management, and Corporate Treasurer. Previously, he also served in key roles at JPMorgan Chase Bank, N.A., Becton, Dickinson and Company, and PriceWaterhouse LLP (now PricewaterhouseCoopers LLP). In September 2012, Mr. de Molina was appointed to the board of directors of Walter Investment Management Corp., a publicly-held entity which is an asset manager, mortgage servicer, and mortgage portfolio owner specializing in less-than-prime, non-conforming, and other credit-challenged mortgage assets. Mr. de Molina is a member of the Board of Visitors of Duke University’s Fuqua School of Business. He holds a B.S. degree in Accounting from Fairleigh Dickinson University and an M.B.A. degree from Rutgers Business School and is a graduate of the Duke University Advanced Management Program.

Mr. de Molina brings to the Board his extensive financial background and his significant experience with public and private financial services companies.

Roel C. Campos	Mr. Campos (age 66) has served as a director of Regional since March 2012. Mr. Campos is a partner with the law firm of Locke Lord LLP, which he joined in April 2011. He practices in the areas of securities regulation, corporate governance, and securities enforcement. He had previously been a partner in the law firm of Cooley LLP from September 2007 to April 2011. Prior to that, he received a presidential appointment and served as a Commissioner of the Securities and Exchange Commission (“SEC”) from 2002 to 2007. Prior to serving with the SEC, Mr. Campos was a founding partner of a Houston-based radio broadcaster. Earlier in his career, he practiced corporate law and served as a federal prosecutor in Los Angeles, California. In January 2013, Mr. Campos was appointed to the board of directors of WellCare Health Plans, Inc., a publicly-held entity which provides managed care services targeted to government-sponsored health care programs. Mr. Campos also is a trustee for Managed Portfolio Series, an open-end mutual fund registered with the SEC under the Investment Company Act. He is also a director of Paulson International Ltd., a privately-held, Cayman-based hedge fund, and a director of a private registered broker-dealer, Liquidnet Holdings, Inc. Mr. Campos was selected by President Barack Obama to serve on his citizen Presidential Intelligence Advisory Board. Mr. Campos also serves on the Advisory Board for the Public Company Accounting Oversight Board and serves on various non-profit boards. Mr. Campos earned a B.S. degree from the United States Air Force Academy, an M.B.A. degree from the University of California, Los Angeles, and a J.D. degree from Harvard Law School.

Mr. Campos brings to the Board his extensive financial background and experience in working with financial services companies, his experience with the SEC, and his significant experience with public companies across a variety of industries.

Michael R. Dunn	Mr. Dunn (age 63) was appointed Chief Executive Officer of Regional in October 2014 and has been a director of Regional since July 2014. Prior to joining Regional, Mr. Dunn was a partner at the private equity firm of Brysam Global Partners, a specialized firm focusing on investment in international banking and consumer lending companies, from 2007 through 2013. Mr. Dunn served as a board or alternate board member for all of Brysam’s portfolio companies. Prior to that, Mr. Dunn was with Citigroup for over 30 years, where he was the Chief Financial Officer of the Global Consumer Group from 1996 through 2007, adding the title of Chief Operating Officer of the Group in 2005. He was also a member of the Citigroup Management and Operating Committees. Mr. Dunn previously served on the boards of Banamex, a wholly-owned Mexican bank subsidiary of Citigroup, and on the U.S.-based Student Loan Corporation, of which Citigroup owned a majority interest. He holds a Bachelor of Science degree from New York University and attended the University of Michigan Executive Program. He is a Certified Public Accountant in New York State.

Mr. Dunn brings to the Board his extensive financial background and his significant experience in leadership roles with public and private financial services companies.

Steven J. Freiberg

Mr. Freiberg (age 58) has been a director of Regional since July 2014, and has been a Senior Advisor to The Boston Consulting Group since December 2012. Previously, Mr. Freiberg served as a director and the Chief Executive Officer of E*TRADE Financial Corporation from April 2010 until August 2012. Prior to joining E*TRADE, Mr. Freiberg spent 30 years at Citigroup and its predecessor companies and affiliates. Among his notable roles at Citigroup, Mr. Freiberg served as Co-Chairman/Chief Executive Officer of Citigroup’s Global Consumer Group, Chairman and Chief Executive Officer of Citi Cards—Citigroup’s leading global credit card business—and Chairman and Chief Executive Officer of Citigroup’s North American Investment Products Division. Additionally, he was a member of Citigroup’s Executive, Management, and Operating Committees, and he served on the board of directors of several of Citigroup’s affiliates, including Citibank N.A., Citicorp Credit Services Inc., Citicorp Investment Services, Citicorp Insurance Group, Citibank Trust N.A., Citibank FSB, and the Citigroup Foundation. Mr. Freiberg has served on the board of directors of MasterCard Incorporated, a publicly-traded multinational financial services corporation, since September 2006 and currently chairs its audit committee. He also served on the former U.S. region board of MasterCard from January 2001 until May 2006 and served as Chairman of MasterCard’s

United States region board from 2004 until May 2006.

Mr. Freiberg brings to the Board his extensive financial background and his significant experience in leadership roles with public financial services companies.

Richard A. Godley	Mr. Godley (age 66) has been a director of Regional since its inception in 1987 and is its founder. He previously served as President and Chief Executive Officer of Regional from 1987 until January 2006 and served as Chairman of the Board from January 2006 until March 2007. Prior to founding Regional, Mr. Godley served as Senior Vice President of World Acceptance Corporation. Mr. Godley is a veteran of the U.S. Army and served in Vietnam from 1968 to 1969.

Mr. Godley brings to the Board his long standing experience with the Company as its founder and his significant continuing equity ownership.

Carlos Palomares	Mr. Palomares (age 70) has been a director of Regional since March 2012. Since 2007, Mr. Palomares has been President and Chief Executive Officer of SMC Resources, a consulting practice that advises senior executives on business and marketing strategy. From 2001 to 2007, Mr. Palomares was Senior Vice President at Capital One Financial Corp. (“Capital One”), and he was Chief Operating Officer of Capital One Federal Savings Bank banking unit from 2004 to 2007. Prior to joining Capital One, Mr. Palomares held a number of senior positions with Citigroup Inc. and its affiliates, including Chief Operating Officer of Citibank Latin America Consumer Bank from 1998 to 2001, Chief Financial Officer of Citibank North America Consumer Bank from 1997 to 1998, Chairman and CEO of Citibank Italia from 1990 to 1992, and President and CEO of Citibank FSB Florida from 1992 to 1997. Mr. Palomares serves on the Boards of Directors of Pan American Life Insurance Group, Inc. and the Coral Gables Trust Company. Mr. Palomares earned a B.S. degree in Quantitative Analysis from New York University.

Mr. Palomares brings to the Board his extensive financial background and his significant experience in leadership roles with public financial services companies.

There are no family relationships among any of our directors or executive officers.

The Board of Directors unanimously recommends a vote “FOR” the election of each of the nominees listed above.

CORPORATE GOVERNANCE MATTERS

The Company’s Board is responsible for directing and overseeing the management of the business and affairs of the Company in a manner consistent with the best interests of the Company and its stockholders. The Board has implemented written Corporate Governance Guidelines designed to assist the Board in fulfilling its duties and responsibilities. The Corporate Governance Guidelines address a number of matters applicable to directors, including Board composition, structure, and policies; director qualification standards; Board meetings; committees of the Board; roles and expectations of the Board and its directors; director compensation; management succession planning; and other matters. These Corporate Governance Guidelines are available on the Company’s Investor Relations website under the “Corporate Governance” tab at www.regionalmanagement.com. A stockholder may request a copy of the Corporate Governance Guidelines by contacting our Corporate Secretary at 509 West Butler Road, Greenville, South Carolina 29607.

Composition of the Board

The Company’s Board has the discretion to determine the size of the Board, the members of which are elected at each year’s annual meeting of stockholders. Our Board currently consists of seven directors: Messrs. Alvaro G. de Molina, C. Glynn Quattlebaum, Roel C. Campos, Michael R. Dunn, Steven J. Freiberg, Richard A. Godley, and Carlos Palomares, with Mr. de Molina serving as Chairman of the Board. The Board, by resolution, has determined that immediately following the Annual Meeting, the number of directors of the Company shall be fixed at six.

The biographical information of Messrs. de Molina, Campos, Dunn, Freiberg, Godley, and Palomares is set forth above under “Proposal One: Election of Directors.” The following is a brief description of the background, business experience, and certain other information with respect to Mr. Quattlebaum:

C. Glynn Quattlebaum	Mr. Quattlebaum (age 68) has served as Vice Chairman and a director of Regional’s Board since July 2014. Previously, he served Regional as its President and Chief Operating Officer from 2007 to 2014, and Senior Vice President, Operations from 1998 to 2007. He is a co-founder of Regional and has been employed by Regional since its founding in 1987. Prior to joining Regional, Mr. Quattlebaum was a Supervisor with World Acceptance Corporation, where he began his career in consumer finance in 1974.

Mr. Quattlebaum will not be standing for reelection at the Annual Meeting.

Board Independence

Messrs. Campos, Freiberg, de Molina, and Palomares are each independent in accordance with the criteria established by the NYSE for independent board members. The Board performed a review to determine the independence of its members and made a subjective determination as to each of these independent directors that no transactions, relationships, or arrangements exist that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director of the Company. In making these determinations, the Board reviewed the information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to the Company and its management.

Executive Officers

The following is a brief description of the background, business experience, and certain other information with respect to each of our executive officers:

Michael R. Dunn (age 63) was appointed Chief Executive Officer of Regional in October 2014 and has been a director of Regional since July 2014. Mr. Dunn’s full biographical information is set forth above under “Proposal One: Election of Directors.”

Jody L. Anderson (age 49) was appointed President and Chief Operating Officer of Regional effective October 1, 2014. Prior to joining Regional, Mr. Anderson served since 2007 as Director of North America Operations at OneMain Financial (formerly CitiFinancial), the consumer finance division of Citigroup. He also previously served as CitiFinancial’s Vice President of North America Compliance from 2001 through 2007, Managing Director at Chesapeake Appraisal & Settlement Services (a division of CitiFinancial) from 1999 to 2001, and as a District and Branch Manager at CitiFinancial from 1987 through 1999. Mr. Anderson received his MBA from the University of Indianapolis and his BBA from Roanoke College.

Donald E. Thomas (age 56) was appointed Executive Vice President and Chief Financial Officer of Regional in January 2013. Mr. Thomas has over 30 years of finance and accounting experience in public and private companies, having previously served since

April 2010 as Chief Financial Officer of TMX Finance LLC, a title lending company. Prior to joining TMX Finance LLC, Mr. Thomas spent 17 years with 7-Eleven, an operator of convenience stores, where he served in various capacities, including Chief Accounting Officer and Controller, acting Chief Financial Officer, Vice President of Operations, and Vice President of Human Resources. Prior to 7-Eleven, Mr. Thomas spent 11 years in the audit function of Deloitte & Touche LLP and one year with the Trane Company as a financial manager. Mr. Thomas earned accounting and finance degrees from Tarleton State University and is a certified public accountant, certified global management accountant, and certified treasury professional.

Daniel J. Taggart (age 42) was appointed Senior Vice President and Chief Risk Officer of Regional in January 2015. Prior to joining Regional, Mr. Taggart was Executive Vice President of Agility 360, a financial services consultancy. Prior to that, he was Senior Vice President at Wingspan Portfolio Advisors, a specialty mortgage service provider and also served as Executive Vice President of REDC Default Solutions LLC, a startup division of Auction.com, LLC, a mortgage loss mitigation subservicing company. Before joining REDC Default Solutions LLC, Mr. Taggart spent 11 years at Citigroup, where he held a variety of positions, including Senior Vice President and Senior Credit Officer of CitiMortgage Default Risk Management, Senior Vice President and Senior Credit Officer of Retail Distribution Risk Management, and Senior Vice President and Chief Credit Officer of CitiFinancial (now known as OneMain Financial). Mr. Taggart has also worked for The Associates (prior to its acquisition by Citigroup), FirstPlus Financial, and Fleet Bank in risk management and loan servicing functions. Mr. Taggart received his Bachelor of Science in Finance from Canisius College.

A. Michelle Masters (age 40) currently serves as Regional’s Senior Vice President of Strategic Operations and Initiatives and Assistant Secretary. Ms. Masters joined Regional in December 1999 as Senior Financial Analyst and was promoted to Controller and Treasurer in January 2006. Ms. Masters was subsequently promoted to Senior Vice President of Finance in May 2008. Ms. Masters holds a B.A. degree in Accounting and Business Administration from Furman University and an M.B.A. degree from Clemson University.

Brian J. Fisher (age 31) was appointed as Vice President, General Counsel, and Secretary in January 2013. Prior to joining Regional, Mr. Fisher was an attorney in the Corporate and Securities practice group of Womble Carlyle Sandridge and Rice, LLP from 2009 to 2013. Mr. Fisher holds a B.A. degree in Economics from Furman University and a J.D. degree from the University of South Carolina School of Law.

There are no family relationships among any of our directors or executive officers.

Leadership Structure

As described in the Corporate Governance Guidelines, the Board may select its Chairman and the Company’s Chief Executive Officer in any way that it considers to be in the best interests of the Company. Therefore, the Board does not have a policy on whether the role of Chairman and Chief Executive Officer should be separate or combined and, if it is to be separate, whether the Chairman should be selected from the independent directors.

Mr. de Molina currently serves as Chairman of our Board. At this time, the Board believes the separation of the roles of Chairman and Chief Executive Officer promotes communication between the Board, the Chief Executive Officer, and other senior management, and enhances the Board’s oversight of management. We believe our leadership structure provides increased accountability of our Chief Executive Officer to the Board and encourages balanced decision-making. We also separate the roles in recognition of the differences in the roles. While the Chief Executive Officer is responsible for day-to-day leadership of the Company and the setting of strategic direction, the Chairman of the Board provides guidance to the Chief Executive Officer and coordinates and manages the operation of the Board and its committees.

At this time, the Board believes our current leadership structure, with a non-employee Chairman of the Board, is appropriate for the Company and provides many advantages to the effective operation of the Board. The Board will periodically evaluate and reassess the effectiveness of this leadership structure.

Director Qualifications

The Company’s Nominating Committee is responsible for reviewing the qualifications of potential director candidates and recommending to the Board those candidates to be nominated for election to the Board. The Nominating Committee considers (i) minimum individual qualifications, including relevant career experience, strength of character, mature judgment, familiarity with the Company’s business and industry, independence of thought, and an ability to work collegially with the other members of the Board, and (ii) all other factors it considers appropriate, which may include age, diversity of background, existing commitments to other businesses, potential conflicts of interest with other pursuits, legal considerations (such as antitrust issues), corporate governance background, financial and accounting background, executive compensation background, and the size, composition, and combined expertise of the existing Board. The Board and the Nominating Committee monitor the mix of specific experience, qualifications, and skills of its directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure. Stockholders may also nominate directors for election at the Company’s annual stockholders meeting by following the provisions set forth in the Company’s Bylaws, and in such a case, the Nominating Committee will consider the qualifications of directors proposed by stockholders.

Mr. Godley, a member of our Board, is designated by certain of our stockholders in accordance with the Amended and Restated Shareholders Agreement, dated March 27, 2012, by and among the Company and certain other stockholders party thereto (the “Shareholders Agreement”). Such stockholders with director designation rights have sought to ensure that the Board is composed of members whose particular experience, qualifications, attributes, and professional and functional skills, when taken together, will allow the Board to effectively satisfy its oversight responsibilities, and in identifying Mr. Godley for designation to the Board, have considered those factors described in the foregoing paragraph.

When determining whether the Company’s director nominees have the experience, qualifications, attributes, and professional and functional skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Company’s Nominating Committee focused primarily on their valuable contributions to our success in recent years and on the information discussed in the biographical descriptions set forth above.

Meetings

The Board held 17 meetings during the fiscal year ended December 31, 2014. During fiscal 2014, each incumbent director attended more than 75% of the total number of meetings of the Board and committees on which he served. In addition to formal Board meetings, our Board communicates regularly via telephone, electronic mail, and informal meetings, and our Board and its committees from time to time act by written consent in lieu of a formal meeting. Our non-employee directors met in executive session following each of our regular, quarterly Board meetings in 2014, and the independent members of our Board also periodically met in executive session in 2014. Mr. de Molina presides over each executive session of our non-employee directors and independent directors.

Other than an expectation set forth in our Corporate Governance Guidelines that each director will make every effort to attend the annual meeting of stockholders, we do not have a formal policy regarding the directors’ attendance at annual meetings. Five of our eight then-current directors attended our last annual meeting of stockholders held on April 23, 2014, including each of our incumbent directors who were serving as directors at the time of our last annual meeting of stockholders. Messrs. David Perez, Erik A. Scott, and Richard T. Dell’Aquila were the directors who did not attend our last annual meeting of stockholders, and none of them stood for re-election as directors at that annual meeting.

Committees of the Board

Our Board has three standing committees: the Corporate Governance and Nominating Committee, the Audit Committee, and the Compensation Committee. The composition and responsibilities of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our Board.

	Audit	Compensation	Corporate Governance and Nominating
Roel C. Campos	✓	✓	Chair
Steven J. Freiberg	✓	✓
Alvaro G. de Molina	✓	✓	✓
Carlos Palomares	Chair*	Chair*	✓
Number of Meetings Held in 2014:	11	10	2

* Note: Following the Annual Meeting, the Board intends to split the Audit Committee and Compensation Committee chairmanship duties between Mr. Palomares and Mr. Freiberg.

Audit Committee

The Audit Committee is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee consists of Messrs. Palomares, Campos, Freiberg, and de Molina, with Mr. Palomares serving as Chairman. In accordance with SEC rules and NYSE rules, each of the members of our Audit Committee is an independent director in accordance with the criteria established by the NYSE for the purpose of audit committee membership independence. In addition, the Board has examined the SEC’s definition of “audit committee financial expert” and has determined that Messrs. Palomares, Freiberg, and de Molina satisfy this definition.

Pursuant to the Audit Committee’s written charter, our Audit Committee is responsible for, among other things:

•	selecting and hiring our independent registered public accounting firm, and pre-approving the audit and non-audit services to be performed by our independent auditors;

•	assisting the Board in evaluating the qualifications, performance, and independence of our independent auditors;

•	assisting the Board in monitoring the quality and integrity of our financial statements and our accounting and financial reporting processes;

•	assisting the Board in monitoring our compliance with legal and regulatory requirements;

•	assisting the Board in reviewing the adequacy and effectiveness of our internal control over financial reporting processes;

•	assisting the Board in monitoring the performance of our internal audit function;

•	discussing the scope and results of the audit with the independent registered public accounting firm;

•	reviewing with management and our independent auditors our annual and quarterly financial statements;

•

establishing procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; and

•	preparing the audit committee report that the SEC requires in our annual proxy statement.

The Audit Committee Charter, which contains a more complete explanation of the roles and responsibilities of the Audit Committee, is posted on the Company’s Investor Relations website under the “Corporate Governance” tab at www.regionalmanagement.com. A stockholder may request a copy of the Audit Committee Charter by contacting our Corporate Secretary at 509 West Butler Road, Greenville, South Carolina 29607. The Audit Committee held 11 meetings during the fiscal year ended December 31, 2014. In addition to formal Audit Committee meetings, our Audit Committee communicates regularly via telephone, electronic mail, and informal meetings.

Compensation Committee

Our Compensation Committee consists of Messrs. Palomares, Campos, Freiberg, and de Molina, with Mr. Palomares serving as Chairman. In accordance with NYSE rules, each of the members of our Compensation Committee is an independent director in accordance with the criteria established by the NYSE for the purpose of compensation committee membership independence.

Pursuant to the Compensation Committee’s written charter, our Compensation Committee is responsible for, among other things:

•

reviewing and approving, or making recommendations to the Board with respect to, corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating our Chief Executive Officer’s performance in light of those goals and objectives, and either as a committee or together with the other independent directors (as directed by the Board), determining and approving our Chief Executive Officer’s compensation level based on such evaluation;

•

reviewing and approving the compensation of our executive officers, including annual base salary, annual incentive bonuses, specific goals, equity compensation, employment agreements, severance and change in control arrangements, and any other benefits, compensation, or arrangements;

•	reviewing and recommending the compensation of our directors;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis”;

•	preparing the Report of the Compensation Committee; and

•	reviewing and making recommendations with respect to our equity compensation plans.

The Compensation Committee Charter, which contains a more complete explanation of the roles and responsibilities of the Compensation Committee, is posted on the Company’s Investor Relations website under the “Corporate Governance” tab at www.regionalmanagement.com. A stockholder may request a copy of the Compensation Committee Charter by contacting our Corporate Secretary at 509 West Butler Road, Greenville, South Carolina 29607. The Compensation Committee held 10 meetings during the fiscal year ended December 31, 2014. In addition to formal Compensation Committee meetings, our Compensation Committee communicates regularly via telephone, electronic mail, and informal meetings.

Corporate Governance and Nominating Committee

Our Nominating Committee consists of Messrs. Campos, Palomares, and de Molina, with Mr. Campos serving as Chairman. In accordance with NYSE rules, each of the members of our Nominating Committee is an independent director in accordance with the criteria established by the NYSE for the purpose of corporate governance and nominating committee membership independence. Pursuant to the Nominating Committee’s written charter, the Nominating Committee is responsible for, among other things:

•	assisting our Board in identifying prospective director nominees and recommending nominees to the Board;

•	overseeing the evaluation of the Board and management;

•	reviewing developments in corporate governance practices and developing, recommending, and maintaining a set of corporate governance guidelines; and

•	recommending members for each committee of our Board.

The Nominating Committee will consider a candidate for director proposed by a stockholder. A candidate must be highly qualified and be both willing to serve and expressly interested in serving on the Board. A stockholder wishing to propose a candidate for the Nominating Committee’s consideration should forward the candidate’s name and information about the candidate’s qualifications to Regional Management Corp., 509 West Butler Road, Greenville, South Carolina 29607, Attn: Corporate Secretary, no later than November 24, 2015 if the stockholder chooses to use the process described in Rule 14a-8 of the Exchange Act, and if the stockholder submits such nomination outside the process described in Rule 14a-8 of the Exchange Act, not earlier than December 24, 2015 nor later than January 23, 2016. If, following the filing and delivery of these proxy materials, the date of the 2016 annual meeting of stockholders is advanced or delayed by more than 30 calendar days from the one-year anniversary date of the 2015 annual meeting of stockholders, the Company will, in a timely manner, provide notice to the Company’s stockholders of the new date of the 2016 annual meeting of stockholders and the new dates by which stockholder proposals submitted both pursuant to and outside of SEC Rule 14a-8 must be received by the Company. Such notice will be included in the earliest possible Quarterly Report on Form 10-Q under Part II, Item 5.

The Nominating Committee shall select individuals, including candidates proposed by stockholders, as director nominees who shall have the highest personal and professional integrity, who shall have demonstrated exceptional ability and judgment, and who shall be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the stockholders. In evaluating nominees, the Nominating Committee will consider the director qualifications described above. We do not have a formal policy with regard to the consideration of diversity in identifying director nominees, but the Nominating Committee strives to nominate directors with a variety of complementary skills so that the Board, as a whole, will possess the appropriate talent, skills, and expertise to oversee our business.

The Nominating Committee Charter, which contains a more complete explanation of the roles and responsibilities of the Nominating Committee, is posted on the Company’s Investor Relations website under the “Corporate Governance” tab at www.regionalmanagement.com. A stockholder may request a copy of the Nominating Committee Charter by contacting our Corporate Secretary at 509 West Butler Road, Greenville, South Carolina 29607. The Nominating Committee held two meetings during the fiscal year ended December 31, 2014. In addition to formal Nominating Committee meetings, our Nominating Committee communicates regularly via telephone, electronic mail, and informal meetings.

Role in Risk Oversight

As part of its role in risk oversight for the Company, our Audit Committee is responsible for reviewing the Company’s risk assessment and risk management policies, and for discussing its findings with both management and the Company’s independent registered public accounting firm. The Board receives an annual, in depth review of risks that may potentially affect us, as identified and presented by management, including all such risks reflected in our periodic filings. Additionally, the Board receives regular, quarterly updates on all such elements of risk. The Board may request supplemental information and disclosure about any other specific area of interest and concern relevant to risks it believes are faced by us and our business. The Board believes our current leadership structure enhances its oversight of risk management because our Chief Executive Officer, who is ultimately responsible for our risk management process, is in the best position to discuss with the Board these key risks and management’s response to them by also serving as a director of the Company.

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) and reviews it at least annually. The Code of Ethics applies to all of our directors, officers, and employees and must be acknowledged in writing by our Chief Executive Officer and Chief Financial Officer. The Code of Ethics is posted on the Company’s Investor Relations website under the “Corporate Governance” tab at www.regionalmanagement.com. A stockholder may request a copy of the Code of Ethics by contacting our Corporate Secretary at 509 West Butler Road, Greenville, South Carolina 29607. To the extent permissible under applicable law, the rules of the SEC, and NYSE listing standards, we intend to disclose on our website any amendment to our Code of Ethics, or any grant of a waiver from a provision of our Code of Ethics, that requires disclosure under applicable laws, the rules of the SEC, or NYSE listing standards.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2014, Messrs. Campos, Palomares, de Molina, Freiberg, Godley, Dunn, and Richard T. Dell’Aquila (a former director of the Company) served on our Compensation Committee. Mr. Dunn joined our Board in July 2014 and was, at that time, an independent director in accordance with the criteria established by the NYSE for the purpose of compensation committee membership independence. Mr. Dunn served as a member of our Compensation Committee until the Board appointed him as the Company’s Chief Executive Officer in October 2014, at which time Mr. Dunn resigned as a member of the Compensation Committee. Other than Mr. Dunn, no member of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during the fiscal year ended December 31, 2014. During the fiscal year ended December 31, 2014, no executive officers of the Company served on the compensation committee (or equivalent) or the board of directors of another entity whose executive officer(s) served on our Board or Compensation Committee.

Mr. Godley, who previously served as a member of our Compensation Committee in 2014, is a founder of Regional, a significant stockholder, and a party to our Shareholders Agreement. Prior to March 2007, Mr. Godley served as our President and Chief Executive Officer. Since March 2007, Mr. Godley served as a consultant to Regional pursuant to a consulting agreement, which was terminated in March 2012 pursuant to its terms upon the consummation of our initial public offering and the payment by us of a $150,000 one-time termination fee to Mr. Godley. Mr. Godley was also a lender under our mezzanine debt arrangements, which we repaid with a portion of the proceeds of our initial public offering. Other than Mr. Godley and Mr. Dunn, none of the directors who served as members of our Compensation Committee in 2014 is a current or former officer or employee of Regional.

PROPOSAL TWO

—

RATIFICATION OF THE APPOINTMENT OF

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

McGladrey LLP has served as our independent registered public accounting firm since 2007. Upon the recommendation of the Audit Committee of the Board (the “Audit Committee”), the Board has selected McGladrey LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015. The Audit Committee and the Board recommend that the stockholders ratify the appointment of McGladrey LLP as our independent registered public accounting firm for fiscal 2015.

A representative of McGladrey LLP plans to be present at the Annual Meeting, shall have the opportunity to make a statement, and will be available to respond to appropriate questions. Although ratification is not required, the Board is submitting the appointment of McGladrey LLP to the stockholders for ratification as a matter of good corporate governance. In the event the stockholders fail to ratify the appointment, the Audit Committee will consider whether to appoint another independent registered public accounting firm.

The following table sets forth the aggregate fees billed to us by our independent registered public accounting firm, McGladrey LLP, during the fiscal years ended December 31, 2014 and 2013.

	Year Ended December 31, 2014	Year Ended December 31, 2013

Audit Fees	$351,455	$592,640
Audit-Related Fees	$38,249	$30,000
Tax Fees	$169,300	$126,620
All Other Fees	$10,113	$—

Total	$569,117	$749,260

In the above table, in accordance with applicable SEC rules:

•

“Audit Fees” are fees billed for professional services rendered by the independent registered public accounting firm for the audit of our annual consolidated financial statements, review of consolidated financial statements included in our Forms 10-Q, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements. The 2013 fees also include fees billed for services performed by the independent registered public accounting firm in relation to our Registration Statement on Form S-3 for our secondary public offerings, which closed in September 2013 and December 2013.

•

“Audit-Related Fees” are fees billed for assurance and related services performed by the independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements that are not reported above under “Audit Fees.”

•

“Tax Fees” are fees billed for professional services rendered by the independent registered public accounting firm for tax compliance, tax advice, and tax planning. In 2013, these fees were for services performed for the filing of our 2012 tax returns and estimated payments for 2013. In 2014, these fees were for services performed for the filing of our 2013 tax returns and estimated payments for 2014.

•

“All Other Fees” represent fees billed for ancillary professional services that are not reported above under “Audit Fees” or “Audit Related Fees,” such as information technology vendor internal control evaluation, review of earnings per share calculations, and other professional advice.

It is the policy of the Audit Committee to pre-approve all audit and permitted non-audit services proposed to be performed by our independent registered public accounting firm. The Audit Committee reviewed and pre-approved all the services performed by McGladrey LLP. The process for such pre-approval is typically as follows: Audit Committee pre-approval is sought at one of the Audit Committee’s regularly scheduled meetings following the presentation of information at such meeting detailing the particular services proposed to be performed. The authority to pre-approve non-audit services may be delegated by the Audit Committee to the Chairman of the Audit Committee, who shall present any decision to pre-approve an activity to the full Audit Committee at the first regular meeting following such decision. None of the services described above were approved by the Audit Committee pursuant to the exception provided by Rule 2-01(c)(7)(i)(C) under Regulation S-X.

The Audit Committee has reviewed the non-audit services provided by McGladrey LLP and has determined that the provision of such services is compatible with maintaining McGladrey LLP’s independence.

The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of McGladrey LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

AUDIT COMMITTEE REPORT

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. The Audit Committee operates under a written charter, a copy of which is available on our website, www.regionalmanagement.com, under the “Corporate Governance” tab. This report reviews the actions taken by the Audit Committee with regard to our financial reporting process during the fiscal year ended December 31, 2014, and particularly with regard to the audited consolidated financial statements as of December 31, 2014 and December 31, 2013 and for the three years ended December 31, 2014.

The Audit Committee is composed solely of independent directors under existing New York Stock Exchange listing standards and Securities and Exchange Commission requirements. None of the committee members is or has been an officer or employee of the Company or any of our subsidiaries or has engaged in any business transaction or has any business or family relationship with the Company or any of our subsidiaries or affiliates. In addition, the Board of Directors has determined that Messrs. Alvaro G. de Molina, Carlos Palomares, and Steven J. Freiberg are “audit committee financial experts,” as defined by Securities and Exchange Commission rules.

Our management has the primary responsibility for our financial statements and reporting process, including the systems of internal controls. The independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes and to select annually the accountants to serve as our independent auditors for the coming year.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to fulfill its oversight responsibilities under the Audit Committee’s charter. To carry out its responsibilities, the Audit Committee met 11 times during the fiscal year ended December 31, 2014, communicated regularly via telephone, electronic mail, and informal meetings, and from time to time acted by written consent.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, including a discussion of the quality, rather than just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee also discussed our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, rather than just the acceptability, of our accounting principles, and such other matters as are required to be discussed with the Audit Committee under the applicable Public Company Accounting Oversight Board (“PCAOB”) Standards and SEC Rule 2-07 of Regulation S-X. In addition, the Audit Committee discussed with the auditors their independence from management and the Company, including the matters in the written disclosures and the letter required by the PCAOB regarding the independent auditors’ communications with the Audit Committee regarding independence. The Audit Committee also considered whether the provision of services during the fiscal year ended December 31, 2014, by the auditors that were unrelated to their audit of the consolidated financial statements referred to above and to their reviews of our interim consolidated financial statements during the fiscal year is compatible with maintaining their independence.

Additionally, the Audit Committee discussed with the independent auditors the overall scope and plan for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of our internal controls, and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, for filing with the SEC. This report of the Audit Committee has been prepared by members of the Audit Committee. Current members of the Audit Committee are:

Members of the Audit Committee:

Carlos Palomares (Chairman)
Roel C. Campos
Steven J. Freiberg
Alvaro G. de Molina

COMPENSATION AND OTHER INFORMATION CONCERNING

OUR EXECUTIVE OFFICERS AND DIRECTORS

As an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012, we are not required to include a Compensation Discussion and Analysis section in our proxy statement. However, for the benefit of our stockholders, we have elected to provide, pursuant to this “Compensation and Other Information Concerning Our Executive Officers and Directors” section (our compensation discussion and analysis), an explanation of our compensation program and decisions, going beyond the scaled disclosure requirements applicable to emerging growth companies. The following discussion of the compensation arrangements of our executive officers should be read together with the compensation tables and related disclosures regarding our current plans, considerations, and expectations with respect to future executive compensation programs. Actual compensation programs that we adopt following the date of this proxy statement may differ materially from the existing and currently planned programs summarized in this discussion.

Compensation-Related Highlights

In 2014, our Compensation Committee, with the assistance of Veritas Executive Compensation Consultants (“Veritas”), an independent compensation consultant, significantly enhanced our executive compensation program in the following ways:

✓	Improved the alignment of executive pay with company performance:

¡	2014 incentives are largely performance-contingent, with long-term incentive awards roughly two-thirds performance-contingent and short-term incentive awards entirely performance-contingent.

¡	Performance goals are rigorous and are based on objective, quantitative criteria.

✓	Adjusted our short-term incentive payout opportunities to provide higher upside if performance goals are achieved, while maintaining low downside if goals are not achieved.

✓	Adopted more competitive target opportunities for long- and short-term incentive compensation to bring executives in line with the competitive market.

✓	Granted long-term incentives to NEOs and other key contributors, which include a significant portion that is contingent upon the achievement of rigorous and clearly-defined performance measures.

✓

Amended the employment offer letter agreement of our Chief Financial Officer to bring his compensation opportunities in line with other executives, replacing annual time-vesting stock option grants with performance-based long-term incentive opportunities.

✓	Adopted a Stock Ownership and Retention Policy for NEOs and other key executives, as well as directors.

✓	Implemented a formalized Compensation Recoupment Policy, or “clawback policy,” for NEOs and other key employees.

Executive Summary

Fiscal 2014 Company Performance

Overall, our performance in fiscal 2014 fell well short of our expectations. While our total revenue of $204.7 million was up 20.0% from the prior year, our net income fell from $28.8 million in 2013 to $14.8 million in 2014, and diluted earnings per share fell from $2.23 in 2013 to $1.14 in 2014. The decrease in net income and EPS was due to an increased provision for credit losses in 2014, resulting primarily from delinquency and charge-off challenges associated with inadequate branch staffing in the first quarter of 2014 and poor quality convenience check loan solicitations in the second and third quarters of 2014.

Consequently, consistent with our pay-for-performance philosophy, our executive officers were paid only 22.39% of their target annual bonuses under our Annual Incentive Plan, which ties our executive officers’ compensation directly to our financial and operational performance based upon objective performance measures. In addition, the three-year long-term incentive performance goals associated with the performance-contingent restricted stock units and cash-settled performance shares awarded to certain of our executive officers in 2014 are less likely to be achieved due to the poor performance of our company in 2014.

At the end of 2014 and beginning of 2015, under new executive leadership, we set out specific near-term objectives in an effort to reposition Regional for stability and growth. Among our objectives, we were determined to regain control of the credit quality of our portfolio, focus our top-line efforts on our small and large installment loans—our most important categories—and further add to our management depth. We are also working to constructively reposition our expense structure to better align with the profit model for our company. Through these efforts, we believe we are repositioning ourselves for a return to the profit trajectory that we experienced in the years prior to 2014.

New Executive Officers

In October 2014, we announced that Thomas F. Fortin resigned as our Chief Executive Officer and from our Board. Our Board appointed Michael R. Dunn, a director of the Company, to serve as our interim Chief Executive Officer, effective as of October 30, 2014, and on November 20, 2014, we announced that Mr. Dunn would serve as our permanent Chief Executive Officer. In December 2014, Mr. Fortin and the Company entered into a Separation Agreement, which is described in detail below. In September 2014, we announced the appointment of Jody L. Anderson as our President and Chief Operating Officer, succeeding C. Glynn Quattlebaum, who was a co-founder of Regional and served as President and Chief Operating Officer since 2007. Following the transition to Mr. Anderson, Mr. Quattlebaum remained employed by the Company in 2014 as its Vice Chairman until his retirement as Vice Chairman in March 2015, when we entered into a Retirement Agreement with Mr. Quattlebaum, which is described in detail below. Finally, in January 2015, we announced the appointment of Daniel J. Taggart as our Senior Vice President and Chief Risk Officer.

Program Updates in 2014

In 2014, we made several significant changes to our executive compensation program, which were designed to more closely tie the interests of our key executives with those of our stockholders. We believe that with these changes, our executive compensation program now embodies our pay-for-performance philosophy more strongly than before. The following table describes certain of the changes that we made to our executive compensation program in 2014.

Pay Elements	2013 Program Design	2014 Program Design

Short-Term Incentive Plan

• Included performance-based award based on the following metrics:

¡    Net operating income

¡    Total debt/adjusted EBITDA

¡    Net finance receivables

¡    Net loans charged off as a percentage of average monthly net finance receivables

¡    Total general and administrative expense percentage

• Included discretionary component, not based on formulas.

• Consisted entirely of performance-based award:

¡    Based on same metrics as in 2013.

• Increased targets for NEOs:

¡     Intended to increase motivational impact of awards and bring total cash opportunities to competitive levels.

• Increased upside opportunity, but kept challenging threshold:

¡    Higher payout is possible for high performance, but threshold performance must be met to receive any award.

Long-Term Incentive Plan

• Compensation Committee considered, but did not implement, a formal plan to pay executives equity compensation:

¡     Only grant made to NEO in 2013 was in connection with CFO employment offer letter agreement.

• NEOs were granted performance-contingent restricted stock units (“RSUs”), cash-settled performance shares, and stock options:

¡    Performance-contingent RSUs and performance shares were based on three-year EBITDA and net income per share goals, respectively.

¡    For most NEOs, over 50% of grant date fair value was in the form of performance-contingent awards.

• Certain NEOs were granted time-based “catch-up” grants:

¡    Awards were intended to compensate for lack of 2013 grants.

In 2014, we also adopted a Stock Ownership and Retention Policy and a Compensation Recoupment Policy. We believe that the adoption of these policies is consistent with “best practices” and better aligns the interests of our executive officers with the interests of our stockholders.

Program	2013 Program Design	2014 Program Design

Stock Ownership Guidelines	• None

• Adopted Stock Ownership and Retention Policy:

¡    CEO is required to hold 5x salary.

¡     Other executives are required to hold 2x salary.

¡    Directors are required to hold 3x annual cash retainer.

¡    Retention requirement mandates holding of at least 50% of net shares from vesting or exercise until reaching ownership requirement.

Formalized Clawback Policy	• None

• Implemented Compensation Recoupment Policy:

¡    NEOs and other key employees are subject to having incentive payouts clawed back.

¡    Clawback applies in the event of material financial restatement that would reduce award value and wrongdoing by executive. Clawback also possible if executive violates a non-competition, non-solicitation, confidentiality, or other restrictive covenant.

Aligning Pay with Performance in 2014

Based on the changes to the short- and long-term incentive programs for 2014, pay for our former CEO and our other NEOs was closely aligned with performance. The majority of compensation is variable and performance-based:

Note: The CEO 2014 target pay mix set forth above is for Thomas F. Fortin, who resigned on October 30, 2014. The pay mix of Michael R. Dunn, our current CEO, was not set until January 2015. The NEO 2014 target pay mix set forth above is for Messrs. Quattlebaum, Thomas, Fisher, and Ms. Masters.

Compensation Program “Best Practices” Summary

✓     Compensation program designed to closely align pay with performance

✓     Significant share ownership guidelines for executives (5x base salary for CEO, 2x for other NEOs)

✓     Significant share ownership guidelines for directors (3x annual cash retainer)

✓     Significant portion of compensation is variable and/or performance-based

✓     Formalized clawback policy

✓     Double-trigger change-in-control provisions

✓     Prohibition against hedging and pledging

✓     No excessive perquisites

✓     No re-pricing of equity incentive awards

✓     Independent Compensation Committee

✓     Independent compensation consultant

Executive Compensation Objectives and Approaches

Compensation Program Objectives

The primary objectives of our executive compensation program are to attract and retain talented executives to effectively manage and lead the Company and create value for our stockholders. The compensation packages for our executive officers for 2014 generally include a base salary, performance-based annual cash awards, time- and performance-based equity awards, and other benefits. Our current compensation program for our executive officers has been designed based on our view that each component of executive compensation should be set at levels that are necessary, within reasonable parameters, to successfully attract and retain skilled executives and that are fair and equitable in light of market practices.

Base salaries are intended to provide a minimum, fixed level of cash compensation sufficient to attract and retain an effective management team when considered in combination with other components of our executive compensation program. The base salary element is meant to provide our executive officers with a stable income stream that is commensurate with their responsibilities and to compensate them for services rendered during the fiscal year.

Consistent with our pay-for-performance strategy, our performance-based annual cash incentive program is customized to achieve specific objectives, reward increased levels of operational success, and place emphasis on appropriate levels of performance measurement. The key goals addressed by our short-term incentive program include (1) achievement of short-term financial and operational objectives, (2) increased stakeholder/stockholder value, (3) motivation and attraction of key management talent, (4) rewarding key contributors for performance against established criteria, and (5) focus on our pay-for-performance compensation strategy. Benefits earned under our short-term incentive program are paid under our Annual Incentive Plan. See “Proposal Four: Re-Approval of Regional Management Corp. Annual Incentive Plan,” below.

Our long-term incentive program operates in tandem with our short-term incentive program and is consistent with our pay-for-performance strategy. We have historically granted service-based stock options, but our current long-term incentive program, approved in 2014, includes, in addition to stock options, performance-contingent restricted stock units (“RSUs”) and cash-settled performance shares. Performance-based long-term incentives and time-based option awards can provide significant benefits to both our employees and stockholders. These long-term incentives generally are intended to create (1) a strong sense of ownership, (2) focus on achievement of long-term, strategic business objectives, (3) an enhanced linkage between the interests of our executives and stockholders, (4) an enhanced relationship between pay and performance, and (5) an incentive to attract and retain superior employees. Long-term incentive program benefits will be issued under our 2011 Stock Incentive Plan (the “2011 Plan”) or, subject to stockholder approval, the 2015 Long-Term Incentive Plan (the “2015 Plan”). See “Proposal Three: Approval of Regional Management Corp. 2015 Long-Term Incentive Plan,” below.

The discussion below includes a review of our compensation decisions with respect to fiscal 2014. Our executive officers for fiscal 2014 were:

Michael R. Dunn	Chief Executive Officer

Jody L. Anderson	President and Chief Operating Officer

Donald E. Thomas	Executive Vice President and Chief Financial Officer

A. Michelle Masters	Senior Vice President of Strategic Operations and Initiatives and Assistant Secretary

Brian J. Fisher	Vice President, General Counsel, and Secretary

Thomas F. Fortin	Former Chief Executive Officer

C. Glynn Quattlebaum	Vice Chairman; Former President and Chief Operating Officer

Daniel J. Taggart, our new Senior Vice President and Chief Risk Officer, will join Mr. Dunn, Mr. Anderson, Mr. Thomas, Ms. Masters, and Mr. Fisher as our executive officers for fiscal 2015.

Compensation Determination Process

The Compensation Committee reviews and approves the compensation determinations for all of our executive officers. In setting an executive officer’s compensation package and the relative allocation among different types of compensation, we consider the nature of the position, the scope of associated responsibilities, the individual’s prior experience and skills, and the individual’s compensation expectations, as well as the compensation of existing executive officers at the Company and our general impressions of prevailing conditions in the market for executive talent.

We generally monitor compensation practices in the market where we compete for executive talent to obtain an overview of market practices and to ensure that we make informed decisions on executive pay packages. For 2014 compensation decisions, to obtain a sense of the market and a general understanding of current compensation practices, we reviewed the compensation awarded by a peer group of publicly-traded companies. The following companies were selected, with assistance from Veritas, using a scorecard-based approach that involved applying several filters (e.g., strong financial health, positive shareholder standing, similar in size, similar in industry classification, presence of overlapping peers, etc.), and selecting the most qualified peer companies from a broader list of candidates:

• Aaron’s, Inc. • America’s Car-Mart, Inc. • Cash America International, Inc. • Consumer Portfolio Services, Inc • Credit Acceptance Corp. • Dollar Financial Corp. • Encore Capital Group, Inc.	• EZCORP, Inc. • First Cash Financial Services, Inc. • Green Dot Corporation • ICG Group, Inc. • JMP Group Inc. • Marlin Business Services Corp.	• NewStar Financial, Inc. • Nicholas Financial, Inc. • Portfolio Recovery Associates, Inc. • Rent-A-Center, Inc. • Springleaf Holdings, Inc. • World Acceptance Corp.

These companies are largely within the consumer finance industry, are similar in size and/or scope to Regional, and/or are companies that Regional competes against for products, services, and human capital.

Consistent with our compensation objectives of attracting and retaining top executive talent, we believe that the base salaries and performance-based short- and long-term incentive compensation of our executive officers should be set at levels which are competitive with our peer group companies of comparable size, although we do not target any specific pay percentile for our executive officers. The peer group is used more as a general guide, being mindful of the following:

•	Appropriate base salaries for our executive officers should generally be in line with those paid by peer group companies of comparable size.

•

Performance-based short- and long-term incentive awards should reward exceptional performance, which can result in overall compensation that can exceed those of peer group companies of comparable size.

•

Total compensation for executive officers may approach the higher end of the compensation at such peer group companies of comparable size, but only if high levels of short- and long-term performance are reached.

The Compensation Committee has the authority to hire outside advisors and experts, including compensation consultants, to assist it with director and executive officer compensation determinations. The Compensation Committee retained the services of Veritas Executive Compensation Consultants, an independent compensation consultant, in fiscal 2014 to help ensure that our compensation practices were appropriate for our industry, review and make recommendations with respect to executive officer and director cash and equity compensation, and update our peer group, in each case for the Compensation Committee’s use in setting fiscal 2014 compensation.

Veritas’ recommendations to the Compensation Committee were generally in the form of suggested ranges for compensation or descriptions of policies that Veritas currently considers “best practices” in our industry. The Compensation Committee used Veritas’ reports to further its understanding of executive officer cash and equity compensation practices in the market, and redesigned the Company’s executive officer long-term and short-term incentive programs and director compensation program for fiscal 2014 based, in part, on Veritas’ recommendations.

During fiscal 2014, Veritas worked only for the Compensation Committee and performed no additional services for the Company or any of its executive officers. The Compensation Committee Chairman approved all work performed by Veritas and received and approved copies of all invoices for services submitted by Veritas. During fiscal 2014, the Compensation Committee and the Company did not use the services of any other compensation consultant. The Compensation Committee has also engaged Veritas in 2015 to provide similar services.

Our Compensation Committee has assessed the independence of Veritas, taking into account, among other things, the factors set forth in Exchange Act Rule 10C-1 and NYSE listing standards, and has concluded that no conflict of interest exists with respect to the work Veritas performed or performs for our Compensation Committee and that Veritas is independent under Exchange Act Rule 10C-1 and NYSE listing standards.

Elements of Compensation

Each executive officer is eligible to receive a balance of variable and fixed compensation. The following table describes the various forms of compensation:

Pay Elements	Components	Rationale for Form of Compensation

Base Salary	• Cash	• To attract and retain executive talent. • To provide a fixed base of compensation generally aligned to peer group levels.

Short-Term Incentive	• Annual cash bonus

•  To drive the achievement of key business results on an annual basis.

•  To recognize individual executives based on their specific and measurable contributions.

•  To structure a meaningful amount of annual compensation as performance-based and not guaranteed.

Long-Term Incentive

•  Performance-based long-term incentives:

¡     Performance-contingent RSUs.

¡    Cash-settled performance shares.

•  Time-based long-term incentives:

¡    Non-qualified stock options.

¡    One-time restricted stock awards (i.e., “catch up grants”).

•  To drive the sustainable achievement of key long-term business results.

•  To align the interests of executives with stockholders.

•  To structure a meaningful amount of long-term compensation as performance-based and not guaranteed.

Base Salaries

Annual base salaries are established on the basis of market conditions at the time we hire an executive, as well as by taking into account the particular executive’s level of qualifications and experience. The Compensation Committee reviews the base salaries of our executive officers annually, and any subsequent modifications to annual base salaries are made in consideration of the appropriateness of each executive officer’s compensation, both individually and relative to the other executive officers, the individual performance of each executive officer, and any significant changes in market conditions. We do not apply specific formulas to determine increases.

The Compensation Committee approved executive officer base salaries for 2014 as follows:

Name	2013 Salary	2014 Salary
Michael R. Dunn	N/A	$500,000
Jody L. Anderson	N/A	$325,000
Donald E. Thomas	$300,000	$309,000
A. Michelle Masters	$130,000	$150,000
Brian J. Fisher	$140,000	$180,000
Thomas F. Fortin	$420,000	$420,000
C. Glynn Quattlebaum	$465,800	$465,800

Note: Mr. Dunn began serving as CEO on October 30, 2014, and did not have his 2014 salary definitively set until entering into an employment agreement on January 12, 2015. The Company paid Mr. Dunn $86,301 in base salary on account of service in 2014. Mr. Anderson began serving as President and COO on October 1, 2014. The Company paid Mr. Anderson $81,918 in base salary on account of service in 2014.

The Compensation Committee approved executive officer base salaries for 2015 as follows:

Name	2014 Salary	2015 Salary
Michael R. Dunn	$500,000	$500,000
Jody L. Anderson	$325,000	$325,000
Donald E. Thomas	$309,000	$321,391
Daniel J. Taggart	N/A	$300,000
A. Michelle Masters	$150,000	$153,000
Brian J. Fisher	$180,000	$220,000

Performance-Based Annual Cash Awards

Our annual incentive program is designed to drive achievement of annual corporate goals, including key financial and operating results and strategic goals that create value for stockholders. Our executive officers are eligible for performance-based annual cash awards linked to our performance in relation to performance targets set by our Compensation Committee.

The awards for fiscal 2014 were based on our performance with respect to the metrics in the following table. We will also use these metrics to determine the performance-based annual cash awards for our executive officers in fiscal 2015. These metrics drive the overall performance of our business from year to year and are elements of our historical financial success.

Performance Metric	What it Measures	Rationale for Metric

Net Income from Operations	• Profitability

• Measures the effectiveness of our management team’s execution of our strategic and operational plans.

• Reflects business variables and factors that are within management’s control or influenced by decisions made by executives.

Total Debt / Adjusted EBITDA	• Leverage ratio

• Measures reliance on our credit facilities to produce cash flow.

• We intend to attempt, over time, to reduce our reliance upon borrowings and to fund proportionately more of our loan originations from operating cash flow as we grow.

• Holds management accountable for de-leveraging our balance sheet over time.

Average Monthly Net Finance Receivables	• Loan growth	• We seek to continually grow our business on a consistent and sound basis. • We establish annual growth objectives for our management team for loans that we originate and service.

Net Loans Charged Off as a Percentage of Average Monthly Net Finance Receivables	• Charge-off control

• Measures the control our management team exerts on loans.

• Is ultimately a measure of the quality of underwriting policies and decisions.

• We guide our management team to specific aggregate net charge-off goals each year that, combined with our average finance receivables measure, attempt to balance attractive growth with effective portfolio control.

Total General and Administrative Expense Percentage	• Expense control	• Measures the effectiveness with which our management team utilizes our corporate resources and minimizes our corporate expenses.

Target annual incentive levels and actual performance-based annual cash awards for each of our executive officers for fiscal 2014 are detailed below. Based on fiscal 2014 financial performance, actual short-term incentive payouts were 22.39% of target.

	2014 Eligible	2014 Target Incentive
Name	Base Salary	as Percentage of Salary	Target Award	Actual Award
Michael R. Dunn	$86,301	100%	$86,301	$19,323
Jody L. Anderson	$81,918	100%	$81,918	$18,341
Donald E. Thomas	$309,000	100%	$309,000	$69,185
A. Michelle Masters	$150,000	45%	$67,500	$15,113
Brian J. Fisher	$180,000	60%	$108,000	$24,181
Thomas F. Fortin	$348,658	100%	$348,658	$0
C. Glynn Quattlebaum	$465,800	75%	$349,350	$78,219

Note: Mr. Dunn began serving as CEO on October 30, 2014, and Mr. Anderson began serving as President and COO on October 1, 2104. Following Mr. Fortin’s resignation on October 30, 2014, pursuant to his Separation Agreement, Mr. Fortin waived any right to a performance-based annual cash award for fiscal 2014.

The percentages described in the table were determined by the Compensation Committee, and are not reflected in the employment agreements of Messrs. Fortin and Quattlebaum or the employment offer letter agreement of Mr. Fisher. They are calibrated so that the total compensation opportunity for each executive officer is commensurate with that executive’s role and responsibilities with us. An executive must be employed by us on the last day of the performance year in order to be eligible to receive payment in respect of a performance-based annual cash award.

Target fiscal 2015 incentive levels for each of our executive officers, as established by our Compensation Committee, are described in the table below. A threshold level of performance must be exceeded in order to earn any award, and each executive is eligible to earn up to 150% of his or her target award based upon the achievement of the performance goals established by the Compensation Committee.

		2015 Target Incentive
Name	2015 Base Salary	as Percentage of Salary	Target Award
Michael R. Dunn	$500,000	100%	$500,000
Jody L. Anderson	$325,000	100%	$325,000
Donald E. Thomas	$321,391	100%	$321,391
Daniel J. Taggart	$300,000	100%	$300,000
A. Michelle Masters	$153,000	45%	$68,850
Brian J. Fisher	$220,000	60%	$132,000

Discretionary Cash Bonuses

Our Compensation Committee has the discretion to make periodic cash payments to executive officers in recognition of various specific projects and exceptional achievements. There is no formula or schedule for such discretionary payments. No discretionary payments were made to our executive officers for performance in fiscal 2014.

As noted in our previous proxy statement, and included under fiscal 2013 compensation, in March 2014, the Compensation Committee elected to pay our executive officers the following discretionary bonuses for services performed in 2013. The Compensation Committee awarded the discretionary bonuses based on the Compensation Committee’s qualitative assessment of each executive officer’s performance during 2013 and the executive officers’ leadership during 2013 with respect to the creation of stockholder value, the opening of 41 de novo branches, the increase in the average loans per branch, the increase in portfolio yield, support with respect to the exit of the Company’s prior private equity sponsors through two secondary public offerings, implementation of compliance with the Sarbanes-Oxley Act of 2002, and expansion of the Company’s credit facility.

	Discretionary Bonus	Discretionary Bonus
Name	for 2013 Performance	for 2014 Performance
Michael R. Dunn	N/A	$0
Jody L. Anderson	N/A	$0
Donald E. Thomas	$35,677	$0
A. Michelle Masters	$11,042	$0
Brian J. Fisher	$11,425	$0
Thomas F. Fortin	$63,258	$0
C. Glynn Quattlebaum	$62,063	$0

Long-Term Incentive Awards

In recent years, Regional has not consistently granted long-term incentives:

•	In 2007 and 2008, our Board granted options to Messrs. Fortin and Quattlebaum pursuant to our 2007 Management Incentive Plan (the “2007 Plan”).

•	Our Board did not grant any equity awards during 2009, 2010, or 2011.

•

On March 27, 2012, pursuant to our 2011 Plan and in connection with our initial public offering, the Compensation Committee granted to Mr. Fortin a nonqualified stock option for 125,000 shares and granted to Mr. Quattlebaum and to Ms. Masters nonqualified stock options for 25,000 shares each.

•

On January 2, 2013 and December 31, 2013, pursuant to our 2011 Plan and consistent with his employment offer letter agreement, the Compensation Committee granted to Mr. Thomas nonqualified stock options for 100,000 shares and 26,500 shares, respectively.

These grants were intended to directly align the interests of such executive officers with those of our stockholders, to give such executive officers a strong incentive to maximize stockholder returns on a long-term basis, and to aid in our recruitment and retention of key executive talent necessary to ensure our continued success.

As described above, the Compensation Committee engaged Veritas to provide a review and recommendation with respect to executive officer equity compensation. In 2014, with assistance from Veritas, the Company developed a comprehensive long-term incentive program, and granted the following awards to executive officers and other key employees:

Performance
LTI Vehicle	Metric	Performance Period	Weighting	Recipients

Non-Qualified Stock Options	• Built-in metric of stock price growth	• N/A – 100% of options vest on December 31, 2016, subject to continued employment.	• One-third of total target award (excluding “catch- up” grants).	• All NEOs (with exception of Dunn), several key non-NEO employees.

Performance-Contingent Restricted Stock Units	• Cumulative EBITDA	• Three years, from January 1, 2014 through December 31, 2016.	• One-third of total target award (excluding “catch- up” grants).	• All NEOs (with exception of Dunn), several key non-NEO employees.

Cash-Settled Performance Shares	• Cumulative net income per share	• Three years, from January 1, 2014 through December 31, 2016.	• One-third of total target award (excluding “catch- up” grants).	• All NEOs (with exception of Dunn), several key non-NEO employees.

Time-Vesting Restricted Stock Awards (“Catch-Up” Grants)	• N/A – Granted to compensate for lack of 2013 grants	• N/A – 100% vest on February 15, 2017, subject to continued employment.	• Varies by individual, mostly weighted less than other awards.	• Granted to Messrs. Fortin, Quattlebaum and Fisher, and Ms. Masters.

For 2014, the grant date targets are detailed in the following table. For the performance-contingent RSUs and performance shares, a threshold level of performance must be exceeded for the awards to have any value, and participants are eligible to earn up to 150% of their target award based upon the achievement of the performance goals established by the Compensation Committee. For the non-qualified stock options, the Company stock price must exceed the grant price for the options to have any value.

	2014 Target Grant Date Fair Value
		Performance-	Performance	Non-Qualified
Name	Total	Contingent RSUs	Shares	Stock Options	“Catch-Up” RSAs
Michael R. Dunn	N/A	N/A	N/A	N/A	N/A
Jody L. Anderson	$199,994	N/A	N/A	$199,994	N/A
Donald E. Thomas	$463,488	$154,494	$154,500	$154,494	N/A
A. Michelle Masters	$191,511	$49,994	$50,000	$49,994	$41,523
Brian J. Fisher	$269,681	$74,983	$75,000	$74,996	$44,702
Thomas F. Fortin	$1,383,566	$386,653	$386,666	$386,666	$223,581
C. Glynn Quattlebaum	$651,771	$155,258	$155,266	$155,264	$185,983

Note: Mr. Dunn’s employment agreement, executed January 12, 2015, provides for a one-time $1,500,000 stock award, and makes Mr. Dunn eligible to receive grants of non-qualified stock options, performance-contingent RSUs, and performance shares in 2015, with a target opportunity of $500,000 for each vehicle. Pursuant to his employment agreement, executed September 19, 2014, Mr. Anderson is eligible to receive grants of performance-contingent RSUs and performance shares in 2015, with a target opportunity of $200,000 for each vehicle. In his Separation Agreement, Mr. Fortin agreed to forfeit his 2014 non-qualified stock option, performance-contingent RSU, and performance share awards.

Additionally, the employment offer letter agreement with Mr. Thomas was amended to cancel the annual grants of options for 26,500 shares of common stock. Instead, Mr. Thomas received grants of non-qualified stock options, performance-contingent RSUs, and performance shares in 2014, and will continue to participate in the same long-term incentive compensation program as other executives.

Upon signing his new employment agreement on January 12, 2015, Mr. Dunn was granted a stock award for 99,337 restricted shares with a fair value of approximately $1,500,000. These shares vested on the grant date but are subject to a holding period until December 31, 2016, regardless of whether Mr. Dunn remains employed with the Company until such date. Additionally, he will be eligible to receive grants of non-qualified stock options, performance-contingent RSUs, and performance shares in 2015, with a target opportunity of $500,000 for each vehicle.

Upon commencing employment on October 1, 2014, Mr. Anderson was granted non-qualified stock options with a fair value of approximately $200,000. Additionally, he will be eligible to receive grants of performance-contingent RSUs and performance shares in 2015, with a target opportunity of $200,000 for each vehicle. Upon commencing employment on January 5, 2015, Mr. Taggart was granted non-qualified stock options with a fair value of approximately $100,000. Additionally, he will be eligible to receive grants of performance-contingent RSUs and performance shares in 2015, with a target opportunity of $100,000 for each vehicle.

2015 Executive Retention Program

In 2014, even when including the increased target value of the short- and long-term incentive awards, total compensation levels for our executive officers were below the median of our peer group. Further, because the 2014 short-term incentive paid out substantially below target and the 2014 three-year long-term incentive performance goals are less likely to be achieved due to poor company performance in 2014, there may be a significant deficit in terms of realized compensation. As a result, in 2015, our Compensation Committee, in consultation with Veritas, determined to implement a retention program pursuant to which it granted the following awards as an incentive and retention vehicle for certain Company executives: (i) nonqualified stock options, which are subject to the terms of the 2011 Plan, and (ii) a cash retention award. The Compensation Committee granted Messrs. Dunn, Anderson, Thomas, and Fisher and Ms. Masters nonqualified stock options to purchase 10,000 shares; 8,700 shares; 32,500 shares; 11,500 shares; and 2,500 shares, respectively, of the Company’s common stock. The options vest in three equal installments or as otherwise provided in the applicable award agreement on each of December 31, 2015, December 31, 2016, and December 31, 2017, subject to the executive’s continued employment. In addition, the Compensation Committee granted Mr. Fisher a cash retention award of $25,000, which is payable as follows: 25% on or about 180 days following the date of the retention award; 25% on or about 360 days following the date of the retention award; and 50% on or about 540 days following the date of the retention award, subject to Mr. Fisher’s continued employment.

Perquisites

We also provide various other limited perquisites and other personal benefits to our executive officers that are intended to be part of a competitive compensation program. For 2014, these benefits included:

•	401(k) plan matching contributions for each of our executive officers.

•	Payment of monthly country club membership dues for Mr. Quattlebaum.

•	Monthly automobile allowances of $1,150 for Messrs. Anderson, Thomas, and Fortin, and $1,650 for Mr. Quattlebaum.

The Board believes that these benefits are comparable to those offered by other companies that compete with us for executive talent and are consistent with our overall compensation program. Perquisites are not a material part of our compensation program. We also provide our executive officers with benefits that are generally available to all of our employees, including health insurance, disability insurance, dental insurance, vision insurance, life insurance, and paid time off.

Deductibility of Executive Compensation

Code Section 162(m) limits the ability of the Company to deduct for tax purposes compensation over $1,000,000 to our principal executive officer or any one of our three highest paid executive officers, other than our principal executive officer or principal financial officer, who are employed by us on the last day of our taxable year, unless, in general, the compensation is paid pursuant to a plan that is performance related, non-discretionary, and has been approved by our stockholders. The Compensation Committee will review and consider the deductibility of executive compensation under Code Section 162(m) and may authorize certain payments that will be in excess of the $1,000,000 limitation. The Compensation Committee believes that it needs to balance the benefits of designing awards that are tax-deductible with the need to design awards that attract, retain, and reward executives responsible for the success of the Company. While mindful of the benefit to us of the full deductibility of compensation, the Compensation Committee believes that it should not be constrained by the requirements of Code Section 162(m) where those requirements would impair flexibility in compensating our executive officers in a manner that can best promote our corporate objectives, which the Compensation Committee believes aligns our executive officers’ interests with our stockholders’ interests, and thus is in the best interests of our stockholders. The Compensation Committee has elected to submit the Annual Incentive Plan and the 2015 Plan to our stockholders for approval to qualify certain amounts payable under the Annual Incentive Plan and certain awards under the 2015 Plan under the “performance-based compensation” exception to Code Section 162(m). These proposals are included as “Proposal Three: Approval of Regional Management Corp. 2015 Long-Term Incentive Plan” and “Proposal Four: Re-Approval of Regional Management Corp. Annual Incentive Plan,” below.

Payments Upon Termination and Change in Control

Pursuant to the terms of each of their employment agreements, Messrs. Dunn and Anderson are entitled to certain benefits upon the termination of their employment with us, the terms of which are described below under “Agreements with Current Executive Officers.” In addition, pursuant to the terms of nonqualified stock option agreements associated with option awards to Messrs. Fortin, Quattlebaum, and Thomas and Ms. Masters in 2012 and 2013, and pursuant to the terms of nonqualified stock option agreements associated with option awards to our executive officers in 2014, in the event of a termination of their employment by the Company without cause or by them with good reason during the six month period following a change in control, the option awards shall become fully vested and exercisable effective as of the termination date. Pursuant to the terms of performance-contingent restricted stock unit award agreements, cash-settled performance share award agreements, and restricted stock award agreements associated with long-term incentive awards to our executive officers in 2014, in the event of a termination of their employment by the Company without cause or by them with good reason during the six month period following a change in control, the awards shall be deemed earned at target and/or fully vested, effective as of the termination date. Finally, the award agreements associated with long-term incentive awards to our executive officers in 2014 provide for continued or pro-rata vesting in the event of certain qualifying terminations of employment. See “2011 Stock Incentive Plan” below. These benefits are intended to alleviate concerns that may arise in the event of an executive’s separation from service with us and enable executives to focus fully on their duties to us while employed by us.

As described above, Mr. Fortin resigned as our company’s Chief Executive Officer and as a member of our company’s Board, effective October 30, 2014. Mr. Fortin and the Company subsequently entered into a Separation Agreement, effective December 11, 2014, the terms of which are described below under “Agreements with Former Executive Officers”. Also as described above, Mr. Quattlebaum resigned as our company’s President and Chief Operating Officer, effective October 1, 2014, though he remained employed thereafter by Regional on a full-time basis as our Vice Chairman. In March 2015, Mr. Quattlebaum elected to retire from full-time employment with the Company and entered into a Retirement Agreement, effective March 23, 2015, pursuant to which he will provide certain consulting services to the Company for a one-year transition period. The Retirement Agreement is described below under “Agreements with Former Executive Officers”.

Stock Ownership and Retention Policy

In 2014, Regional adopted a Stock Ownership and Retention Policy. The Compensation Committee believes that significant ownership of common stock by our executives and directors directly aligns their interests with those of our stockholders and also helps balance the incentives for risk-taking inherent in equity-based awards made to executives. Under the policy, executives and directors are subject to the following ownership guidelines:

Covered Person	Ownership Guideline
Chief Executive Officer	5x annual salary
Other covered employees (including NEOs)	2x annual salary
Directors	3x annual cash retainer

Persons covered by the policy are expected to utilize grants under equity compensation plans to reach the levels of ownership expected by the policy. The policy also incorporates a retention element requiring such persons to retain 50% of the net shares resulting from the vesting or exercise of equity awards to obtain the required ownership under the policy.

Clawback Policy

In 2014, Regional also adopted a Compensation Recoupment Policy, or “clawback policy.” Under the clawback policy, the Chief Executive Officer, the Chief Financial Officer, any other person who is an executive officer, the Corporate Controller, and such other persons (each, a “Covered Person”) as may be determined by the Board of Directors or the Compensation Committee (the “Administrator”) may be required to return to the Company and/or forfeit all or a portion of any cash-based incentive compensation and/or equity-based incentive compensation received by such Covered Person.

Such a return or forfeit is required, unless the Administrator determines otherwise, if (i) compensation is received based on financial statements that are subsequently restated in a way that would decrease the amount of the award to which such person was entitled and the restatement is based in whole or in part on the misconduct of the Covered Person, (ii) such compensation was received by the Covered Person and the Administrator determines that such person has violated a non-competition, non-solicitation, confidentiality, or other restrictive covenant applicable to such person, or (iii) recoupment is otherwise required under applicable law.

Prohibition Against Hedging and Pledging

As stated in our Code of Conduct, directors, officers, and employees may not engage in activities that are designed to profit from trading activity or hedge against decreases in the value of our securities. This includes purchasing any financial instrument or contract, including prepaid variable forward contracts, equity swaps, collars, and exchange traded funds, which is designed to hedge or offset any risk of decrease in the market value of our common stock. These prohibitions apply regardless of whether the equity securities have been granted to the directors, executive officers, or other employees by the Company as part of their compensation or are held, directly or indirectly, by such persons.

No Excise Tax Gross-Ups

We did not provide any of our executive officers with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Code Sections 280G, 4999, or 409A during 2014, and we have not agreed and are not otherwise obligated to provide any named executive officer with such a “gross-up” or other reimbursement.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the foregoing section entitled “Compensation and Other Information Concerning Our Executive Officers and Directors” (our compensation discussion and analysis) with management. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the foregoing section entitled “Compensation and Other Information Concerning Our Executive Officers and Directors” (our compensation discussion and analysis) be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and this Proxy Statement for filing with the Securities and Exchange Commission.

Members of the Compensation Committee:

Carlos Palomares (Chairman)

Roel C. Campos

Steven J. Freiberg

Alvaro G. de Molina

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

2014 Summary Compensation Table

The following table sets forth the cash and other compensation that we paid to our named executive officers or that was otherwise earned by our named executive officers for their services in all employment capacities during the fiscal years ended December 31, 2014, December 31, 2013, and December 31, 2012.

Name and Principal Position(1)	Year	Salary ($)(2)	Bonus ($)(3)	Stock Awards ($)(4)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)(6)	All Other Compensation ($)		Total ($)

Michael R. Dunn, Chief Executive Officer	2014 2013 2012	86,301 — —	— — —	— — —	— — —	19,323 — —	— — —		105,624 — —
Thomas F. Fortin, Former Chief Executive Officer	2014 2013 2012	348,658 408,685 350,000	— 63,258 —	610,234 — —	386,666 — 1,133,325	— 148,931 122,207	117,717 24,000 23,800	(7) (8) (9)	1,463,275 644,874 1,629,332
Jody L. Anderson, President and Chief Operating Officer	2014 2013 2012	81,918 — —	— — —	— — —	199,994 — —	18,341 — —	11,287 — —	(7)	311,540 — —
C. Glynn Quattlebaum, Vice Chairman; Former President and Chief Operating Officer	2014 2013 2012	465,800 461,640 435,750	— 62,063 —	341,241 — —	155,264 — 226,665	78,219 120,793 109,246	35,275 42,701 34,983	(7) (8) (9)	1,075,799 687,197 806,644
Donald E. Thomas, Executive Vice President and Chief Financial Officer	2014 2013 2012	309,000 299,178 —	— 110,677 —	154,494 — —	154,494 1,528,902 —	69,185 83,995 —	24,200 13,800 —	(7) (8)	711,373 2,036,552 —
A. Michelle Masters, Senior Vice President of Strategic Operations and Inititives and Assistant Secretary	2014 2013 2012	150,000 127,575 112,300	— 11,042 —	91,517 — —	49,994 — 226,665	15,113 21,490 15,104	11,037 10,303 10,110	(7) (8) (9)	317,661 170,410 364,179
Brian J. Fisher, Vice President, General Counsel, and Secretary	2014 2013 2012	180,000 135,014 —	— 11,425 —	119,685 — —	74,996 — —	24,181 18,953 —	— — —		398,862 165,392 —

(1)	Mr. Dunn was appointed as a non-employee director, effective July 2, 2014, and as our Chief Executive Officer, effective October 30, 2014. The table above reflects the compensation paid to Mr. Dunn in his capacity as our Chief Executive Officer from October 30, 2014 through year-end. The compensation that we paid to Mr. Dunn in his capacity as a non-employee director for the period commencing July 2, 2014 and ending October 30, 2014 is set forth in the Director Compensation table below. Mr. Fortin resigned as our Chief Executive Officer, effective October 30, 2014. Mr. Anderson was appointed as our President and Chief Operating Officer, effective October 1, 2014. Mr. Quattlebaum resigned as our President and Chief Operating Officer, effective October 1, 2014, but remained employed on a full-time basis through 2014 as our Vice Chairman. Mr. Thomas, Ms. Masters, and Mr. Fisher each served in their respective positions for all of 2014.
(2)	Represents annual base salaries, prorated for any partial year. For additional information, see “Compensation and Other Information Concerning Our Executive Officers and Directors – Elements of Compensation – Base Salaries.”
(3)	Represents discretionary bonuses awarded in 2013. For additional information, see “Compensation and Other Information Concerning Our Executive Officers and Directors – Elements of Compensation – Discretionary Cash Bonuses.”
(4)	Amounts shown are the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For a discussion of the assumptions made in such valuation, see note 16 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014. Messrs. Fortin, Quattlebaum, and Fisher, and Ms. Masters were granted performance-contingent restricted stock units (“RSUs”) and time-vesting restricted stock awards (“RSAs”) having the following grant date fair values: Mr. Fortin, $386,653 of RSUs and $223,581 of RSAs; Mr. Quattlebaum, $155,258 of RSUs and $185,983 of RSAs; Mr. Fisher, $74,983 of RSUs and $44,702 of RSAs; and Ms. Masters, $49,994 of RSUs and $41,523 of RSAs. Mr. Thomas was granted RSUs having a grant date fair value of $154,494. The target number of RSUs was calculated by dividing the target value of the grant (the target value is disclosed in the table above) by the closing price of the Company’s common stock on the grant date. The actual number of RSUs, if any, that may be earned may range from 0% to 150% of the target number of units, based on achievement of cumulative EBITDA over the performance period, January 1, 2014 through December 31, 2016. The RSAs vest on February 17, 2017, or as otherwise provided in the applicable award agreement. In his Separation Agreement, Mr. Fortin agreed to forfeit his RSU award.
(5)	Amounts shown are the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For a discussion of the assumptions made in such valuation, see note 16 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014. The option awards granted in 2014 to Messrs. Fortin, Quattlebaum, Thomas, and Fisher, and Ms. Masters vest on December 31, 2016. The option award granted in 2014 to Mr. Anderson vests on December 31, 2017. Each of the option awards granted in 2012 and 2013 vests in five equal annual installments beginning on the first anniversary of the grant date. In his Separation Agreement, Mr. Fortin agreed to forfeit his 2014 option award.

(6)	Represents performance-based annual cash awards earned in 2014 and paid in March 2015. For additional information, see “Compensation and Other Information Concerning Our Executive Officers and Directors – Elements of Compensation – Performance-Based Annual Cash Awards.”
(7)	Represents aggregate automobile allowance payments of $11,500 to Mr. Fortin (paid prior to his resignation), $3,450 to Mr. Anderson, $19,800 to Mr. Quattlebaum, and $13,800 to Mr. Thomas; a 401(k) plan matching contribution of $10,400 to Messrs. Fortin, Quattlebaum, and Thomas, and $5,927 to Ms. Masters; monthly country club membership dues of $5,075 for Mr. Quattlebaum; a cash payment of $2,885 to Ms. Masters in lieu of accrued and unused vacation time as provided by company policy; a cash payment of $2,225 to Ms. Masters in recognition of her 15-year anniversary with the Company pursuant to company practice applicable to all employees; relocation expense benefits of $6,007 to Mr. Anderson in accordance with the Company’s standard relocation policy; and reimbursement of attorney fees to Mr. Anderson in the amount of $1,830 in connection with the negotiation of his employment agreement. For his service as a non-employee director between July 2, 2014 and October 30, 2014, Mr. Dunn also received compensation as a non-employee director, as reflected in the Director Compensation table below. Following his resignation, Mr. Fortin received the following severance benefits in 2014, which amounts are reflected in the table above: base salary continuation, $71,342; reimbursement of COBRA premiums, $2,967; automobile allowance payment continuation, $2,300; reimbursement of attorney fees, $3,054; and payment of unused paid time off, $16,154.
(8)	Represents aggregate automobile allowance payments of $13,800 to Messrs. Fortin and Thomas, and $19,800 to Mr. Quattlebaum; a 401(k) plan matching contribution of $10,200, $10,200, and $5,303 to Mr. Fortin, Mr. Quattlebaum, and Ms. Masters, respectively; monthly country club membership dues of $4,816 for Mr. Quattlebaum; a cash payment of $5,000 to Ms. Masters in lieu of accrued and unused vacation time as provided by company policy; and a cash payment of $7,885 to Mr. Quattlebaum in recognition of his 25-year anniversary with the Company pursuant to company practice applicable to all employees.
(9)	Represents aggregate automobile allowance payments of $13,800 to Mr. Fortin and $19,800 to Mr. Quattlebaum; a 401(k) plan matching contribution of $10,000, $10,000, and $5,791 to Mr. Fortin, Mr. Quattlebaum, and Ms. Masters, respectively; monthly country club membership dues of $5,183 for Mr. Quattlebaum; and a cash payment of $4,319 to Ms. Masters in lieu of accrued and unused vacation time as provided by company policy.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning equity awards that were outstanding as of December 31, 2014, for each of our named executive officers.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Michael R. Dunn, Chief Executive Officer	—	—	—	—	5,876(9)	92,900(5)	—	—
Thomas F. Fortin, Former Chief Executive Officer	152,683 125,000	— —	5.4623 15.00	03/21/17 03/21/17	—	—	—	—
Jody L. Anderson, President and Chief Operating Officer	—	24,566(1)	17.76	10/01/24	—	—	—	—
C. Glynn Quattlebaum, Vice Chairman; Former President and Chief Operating Officer	264,844 10,000 —	— 15,000(2) 19,966(3)	5.4623 15.00 17.76	03/21/17 03/27/22 10/01/24	10,472(4)	165,562(5)	8,742(6)	138,211(5)
Donald E. Thomas, Executive Vice President and Chief Financial Officer	20,000 5,300 —	80,000(7) 21,200(8) 19,867(3)	16.73 33.93 17.76	01/02/23 12/31/23 10/01/24	—	—	8,699(6)	137,531(5)
A. Michelle Masters, Senior Vice President of Strategic Operations and Initiatives and Assistant Secretary	10,000 —	15,000(2) 6,429(3)	15.00 17.76	03/27/22 10/01/24	2,338(4)	36,964(5)	2,815(6)	44,505(5)
Brian J. Fisher, Vice President, General Counsel, and Secretary	—	9,644(3)	17.76	10/01/24	2,517(4)	39,794(5)	4,222(6)	66,750(5)

(1)	This option vests December 31, 2017.

(2)	This option vests in five equal annual installments beginning on the first anniversary of the grant date of March 27, 2012.

(3)	This option vests on December 31, 2016.

(4)	This award of restricted stock vests on February 17, 2017.

(5)	Calculated based on the closing price of our common stock of $15.81 on December 31, 2014.

(6)	This amount represents a performance-contingent restricted stock unit award (an “RSU”). The actual number of RSUs, if any, that may be earned may range from 0% to 150% of the target number of units set forth in the table above, based on achievement of cumulative EBITDA over the performance period, January 1, 2014 through December 31, 2016, and the continued employment of the executive through December 31, 2016, or as otherwise provided in the applicable award agreement.

(7)	This option vests in five equal annual installments beginning on the first anniversary of the grant date of January 2, 2013.

(8)	This option vests in five equal annual installments beginning on the first anniversary of the grant date of December 31, 2013.

(9)	This award of restricted stock vests on the earlier of April 23, 2015 or the date of the Company’s next annual stockholders meeting.

Equity Compensation Plan Information

The following table provides information about the common stock that may be issued upon the exercise of options, warrants, and rights under all of our existing equity compensation plans as of December 31, 2014.

Plan Category	(a) Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants, and Rights		(b) Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights ($)		(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Security Holders
2007 Management Incentive Plan(1)	417,527		5.46		447,790
2011 Management Incentive Plan(2)	531,264	(3)	17.02	(4)	296,483
Equity Compensation Plans Not Approved by Security Holders	—		—		—
Total:	948,791		11.63		744,273

(1)	Regional Management Corp. 2007 Management Incentive Plan, as amended. We no longer intend to grant awards under the Regional Management Corp. 2007 Management Incentive Plan. Any shares that remain available for grant will be rolled over to the 2015 Plan, if the 2015 Plan is approved by our stockholders.
(2)	Regional Management Corp. 2011 Stock Incentive Plan, as amended. At March 20, 2015, 101,034 shares remain available for issuance under the Regional Management Corp. 2011 Stock Incentive Plan, which allows for grants of incentive stock options, non-qualified stock options, stock appreciation rights, unrestricted shares, restricted shares, restricted stock units, and awards that are valued in whole or in part by reference to, or otherwise based on the fair market value of shares, including performance-based awards. Any shares that remain available for grant will be rolled over to the 2015 Plan, if the 2015 Plan is approved by our stockholders.
(3)	Includes 53,133 restricted stock units outstanding under the Regional Management Corp. 2011 Stock Incentive Plan. There is no exercise price associated with these restricted stock units.
(4)	Calculation excludes shares subject to restricted stock unit awards.

Director Compensation

The following table provides information regarding the compensation paid to each of our non-employee directors for the fiscal year ended December 31, 2014.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Current Directors:
Roel C. Campos	76,000	129,991	205,991
Michael R. Dunn(2)	22,440	88,904	111,344
Steven J. Freiberg	30,864	88,904	119,768
Richard A. Godley	35,054	99,986	135,040
Alvaro G. de Molina	79,791	139,993	219,784
Carlos Palomares	82,896	139,993	222,889
Former Directors(3):
David Perez	15,659	—	15,659
Richard T. Dell’Aquila	12,527	—	12,527
Erik A. Scott	12,527	—	12,527

(1)	On April 30, 2014, following the Company’s annual stockholders meeting and in accordance with the non-employee director compensation program outlined below, the Company awarded Messrs. Campos, Godley, de Molina, and Palomares shares of restricted common stock in the following amounts: Mr. Campos, 8,474 shares; Mr. Godley, 6,518 shares; Mr. de Molina, 9,126 shares; and Mr. Palomares, 9,126 shares. On July 10, 2014, following their appointment to the Board and in accordance with the non-employee director compensation program outlined below, the Company awarded each of Messrs. Dunn and Freiberg 5,876 shares of restricted common stock. Amounts shown are the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718. The total number of shares subject to stock options held by each of the non-employee directors as of December 31, 2014 was: Mr. Campos, 10,000; Mr. Dunn, none; Mr. Freiberg, none; Mr. Godley, 6,000; Mr. de Molina, 10,000; Mr. Palomares, 10,000; Mr. Perez, none; Mr. Dell’Aquila, none; and Mr. Scott, none. The total number of shares subject to restricted stock awards held by each of the non-employee directors as of December 31, 2014 was: Mr. Campos, 8,474; Mr. Dunn, 5,876; Mr. Freiberg, 5,876; Mr. Godley, 6,518; Mr. de Molina, 9,126; Mr. Palomares, 9,126; Mr. Perez, none; Mr. Dell’Aquila, none; and Mr. Scott, none.

(2)	Mr. Dunn joined our Board in July 2014 and was, at that time, a non-employee, independent director in accordance with the criteria established by the NYSE for board independence. The Board appointed Mr. Dunn as the Company’s Chief Executive Officer in October 2014, after which Mr. Dunn was no longer entitled to receive separate compensation for his service on the Board. The compensation reflected in this Director Compensation table is not also reflected in the 2014 Summary Compensation Table above.

(3)	Messrs. Perez, Dell’Aquila, and Scott did not stand for re-election to the Board in April 2014.

Our employees who serve as directors receive no separate compensation for service on the Board or on committees of the Board. The Company maintains a non-employee director compensation program pursuant to which:

•	each non-employee director receives an annual cash retainer of $30,000 payable in quarterly installments ($50,000 in the case of the chairman of the Board);

•

each member of the Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee receives an additional annual cash retainer of $10,000 payable in quarterly installments ($20,000 in the case of the chairman of each committee);

•

each member of the Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee receives a $1,500 meeting fee for each committee meeting attended (on and after September 20, 2014);

•

each non-employee director receives on an annual basis shares of restricted common stock of the Company in an amount equal to $90,000 ($110,000 in the case of the chairman of the Board), divided by the fair market value per share of common stock on the date of grant; and

•

each member of the Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee receives on an annual basis additional shares of restricted common stock of the Company in an amount equal to $10,000 ($20,000 in the case of the chairman of each committee), divided by the fair market value per share of common stock on the date of grant.

The restricted stock awards are granted on the fifth business day after the date of the annual stockholders meeting at which directors are elected. Each award vests and becomes non-forfeitable as to 100% of the shares subject to the award on the earlier of the first anniversary of the date of grant or the date of the next annual stockholders meeting, subject to the director’s continued service from the date of grant until the vesting date, or upon the earlier occurrence of the director’s termination of service as a director by reason of death or disability or upon a change in control of the Company. In the event of the director’s termination of service for any other reason, the director forfeits the award as of the date of termination. Each award is subject to the terms and conditions of the 2011 Plan and a restricted stock award agreement.

In the event that the service of a director as a director, committee member, or Board or committee chair commences or terminates during his annual service to the Company, his cash compensation will be adjusted on a pro-rata basis. Annual service relates to the approximate 12-month period between annual meetings of the Company’s stockholders. Each director is also reimbursed for reasonable out-of-pocket expenses incurred in connection with his service on our Board.

Agreements with Current Executive Officers

Michael R. Dunn – Chief Executive Officer and Director

We entered into an employment agreement with Mr. Dunn, our Chief Executive Officer, on January 12, 2015 (the “Dunn Agreement”), pursuant to which Mr. Dunn will continue to serve as our Chief Executive Officer following his appointment as the Company’s Interim Chief Executive Officer on October 30, 2014. The Dunn Agreement provides for an approximate two-year term that began on January 12, 2015, and will end on December 31, 2016.

Pursuant to the Dunn Agreement, Mr. Dunn will receive an annual base salary of $500,000, which is subject to increases as may be determined by the Board or Compensation Committee from time to time. For each calendar year during the employment term, Mr. Dunn is also eligible to earn an annual bonus award under the Annual Incentive Plan based upon the achievement of performance targets established by the Compensation Committee, with a target bonus equal to no less than 100% of his base salary. The Dunn Agreement provides that Mr. Dunn will be eligible for a prorated annual bonus award during calendar year 2014, in addition to any other partial year. In addition, Mr. Dunn will be eligible to earn a cash bonus in the amount of up to $500,000, subject to his continued employment with the Company as its Chief Executive Officer through December 31, 2016 (the “Completion Bonus”). The Completion Bonus is payable solely at the discretion of the Compensation Committee based upon a review of Mr. Dunn’s performance, taking into account such factors as the Compensation Committee may establish or otherwise deem relevant, including but not limited to Mr. Dunn’s contributions to the Company’s financial performance and the accomplishment of the Company’s short-term and long-term strategic objectives.

Mr. Dunn will also receive equity compensation opportunities in the following forms: an initial stock award, a nonqualified stock option award, a performance-contingent restricted stock unit award, and a cash-settled performance share award.

Pursuant to the Dunn Agreement, Mr. Dunn received an initial stock award for 99,337 fully vested shares of Company common stock on January 12, 2015. The net shares (as defined below) subject to the stock award are subject to a holding period ending December 31, 2016, regardless of whether Mr. Dunn remains employed with the Company until such date. During the holding period, Mr. Dunn may not transfer the net shares subject to the stock award. The “net shares” means the total number of shares of the Company’s common stock subject to the stock award less such number of shares as may be withheld to satisfy applicable withholding taxes as determined at minimum statutory withholding rates.

Subject to Mr. Dunn’s continued employment from the effective date of the Dunn Agreement until the grant date, the Company will grant Mr. Dunn a nonqualified stock option at the time it makes its long-term incentive awards for fiscal 2015 to other members of senior management. The option will represent the right to purchase such number of shares of the Company’s common stock as may be determined by dividing $500,000 by the fair value of each option share (calculated on or as close in time as practicable to the grant date in accordance with GAAP using the Black-Scholes option pricing model), at an exercise price per share equal to the fair market value per share on the grant date. The option will vest on December 31, 2017, subject to Mr. Dunn’s continued employment with the Company through the vesting date or as otherwise provided in the applicable award agreement. The option will have a ten-year term.

Subject to Mr. Dunn’s continued employment from the effective date of the Dunn Agreement until the grant date, the Company will grant Mr. Dunn a performance-contingent restricted stock unit award at the time the Company makes its long-term incentive awards for fiscal 2015 to other members of senior management. The number of shares subject to the performance-contingent restricted stock unit award will be calculated by dividing $500,000 by the closing price of the Company’s common stock on or as close in time as practicable to the grant date. The performance-contingent restricted stock unit award will be eligible for vesting on December 31, 2017, based on the achievement, if at all, of performance criteria established by the Compensation Committee and Mr. Dunn’s continued employment from the grant date until the vesting date or as otherwise provided in the applicable award agreement.

Subject to Mr. Dunn’s continued employment from the effective date of the Dunn Agreement until the grant date, the Company will grant Mr. Dunn a cash-settled performance share award at the time the Company makes its annual long-term incentive awards for fiscal 2015 to other members of senior management. The performance share award will be eligible for vesting on December 31, 2017, if and to the extent the performance criteria established by the Compensation Committee are met and subject to Mr. Dunn’s continued employment from the grant date until the vesting date or as otherwise provided in the applicable award agreement. The target cash settlement value of the performance share award at vesting will be equal to $500,000.

Each of the stock award, the option, the performance-contingent restricted stock unit award, and the cash-settled performance share award will be subject to the terms of the 2011 Plan, or any successor plan, and each applicable award agreement. For fiscal 2016, and subject to his continued employment from the effective date of the Dunn Agreement until the applicable grant date, Mr.

Dunn is eligible to receive one or more long-term incentive awards valued in the aggregate at $1,500,000, subject to the terms of the 2011 Plan, or any successor plan, and applicable equity award agreements, at the discretion of the Board or Compensation Committee.

The Company will also provide Mr. Dunn with benefits generally available to its other employees, including medical and retirement plans, in addition to the use of a cell phone and reasonable attorneys’ fees and expenses not to exceed $7,500 in connection with the negotiation of the Dunn Agreement.

If Mr. Dunn’s employment is terminated by the Company without “cause” or by Mr. Dunn as a result of “involuntary termination,” Mr. Dunn will be entitled to receive: (1) accrued but unpaid salary through his termination date; (2) continued payment of his annual base salary for a period of 12 months following his termination date (unless Mr. Dunn is eligible to receive the Completion Bonus and/or his employment terminates after December 31, 2016); (3) the pro-rata portion of any annual bonus for the year in which termination occurs, to the extent earned, plus, if his termination occurs after year-end but before the annual bonus for the preceding year is paid, the annual bonus for the preceding year; (4) reimbursement of COBRA premiums for continuation coverage under the Company’s group medical plan for 12 months following his termination date, so long as he is not entitled to obtain insurance from a subsequent employer; and (5) reimbursement of expenses incurred prior to termination.

If Mr. Dunn’s employment terminates due to his death or “disability” (as defined by the Dunn Agreement), Mr. Dunn will be entitled to receive: (1) accrued but unpaid salary prior to his death or disability; (2) reimbursement of expenses incurred prior to his death or disability; and (3) the pro-rata portion of any annual bonus for the year in which his death or termination due to disability occurs, to the extent earned, plus, if his death or termination due to disability occurs after year-end but before the annual bonus for the preceding year is paid, the annual bonus for the preceding year. In addition, in the event Mr. Dunn’s employment is terminated due to disability, he is entitled to continued payment of his annual base salary until 12 months after his termination date, reduced by the amounts payable under any disability insurance, plan or policy maintained by the Company. However, Mr. Dunn is not entitled to the severance payment in the preceding sentence if he is eligible to be paid the Completion Bonus and/or his employment terminates after December 31, 2016.

If the Company terminates Mr. Dunn’s employment with “cause” or if Mr. Dunn voluntarily terminates his employment, he is entitled to accrued but unpaid salary and expense reimbursements through his termination date. In the case of voluntary termination of employment, if termination occurs after year-end but before the annual bonus for the preceding year is paid, Mr. Dunn is also entitled to payment of the annual bonus for the preceding year.

For purposes of the Dunn Agreement, “cause” includes: (1) the willful or grossly negligent material failure to perform duties; (2) conviction or entering into a plea bargain or plea of nolo contendere of any felony or certain other crimes; (3) certain acts of fraud, embezzlement or misappropriation; (4) certain failures to comply with any Company written policy or certain other actions that materially interfere with Mr. Dunn’s ability to discharge his duties, responsibilities or obligations; (5) the knowing misstatement of Company financial records; (6) the material breach by Mr. Dunn of any of the terms of the Agreement; (7) habitual drunkenness or substance abuse; (8) the failure to disclose material financial or other information to the Board; or (9) engagement in conduct that results in Mr. Dunn’s obligation to reimburse the Company for the amount of any bonus or other compensation under the Sarbanes-Oxley Act of 2002 or the Dodd-Frank Wall Street Reform and Consumer Protection Act.

For purposes of the Dunn Agreement, “involuntary termination” means termination of Mr. Dunn’s employment which is due to a material diminution of his responsibilities, position, authority or duties or a material adverse change in the terms or status of the Dunn Agreement or a material reduction in Mr. Dunn’s compensation package, in each case without Mr. Dunn’s written consent.

Mr. Dunn is also subject to a covenant not to disclose the Company’s confidential information during his employment term and at all times thereafter, a covenant not to compete during his employment and for a period of two years following his termination of employment, a covenant not to solicit competitive consumer finance loans through “loan sources” (as defined in the Dunn Agreement) during his employment and for a period of two years following his termination of employment, a covenant not to solicit or hire Company employees during his employment and for a period of two years following his termination of employment, and a non-disparagement covenant effective during the employment term and at all times thereafter. Mr. Dunn’s non-compete is limited to an area within twenty-five miles of any Company office.

Jody L. Anderson – President and Chief Operating Officer

We entered into an employment agreement with Mr. Anderson, our President and Chief Operating Officer, on September 19, 2014 (the “Anderson Agreement”), pursuant to which Mr. Anderson will serve as our President and Chief Operating Officer. The Anderson Agreement provides for a three-year term.

Pursuant to the Anderson Agreement, Mr. Anderson will receive an annual base salary of $325,000, which is subject to increases as may be determined by the Board or Compensation Committee from time to time. For each calendar year during the employment term, Mr. Anderson is also eligible to earn an annual bonus award under the Annual Incentive Plan based upon the achievement of performance targets established by the Compensation Committee, with a target bonus equal to no less than 100% of his base salary. The Anderson Agreement provides that Mr. Anderson will be eligible for a prorated annual bonus award during calendar year 2014, in addition to any other partial year.

Mr. Anderson will also receive equity compensation opportunities in the following forms: a nonqualified stock option award, a performance-contingent restricted stock unit award, and a cash-settled performance share award.

Pursuant to the Anderson Agreement, Mr. Anderson received a nonqualified stock option to purchase 24,566 shares of Company common stock on October 1, 2014 at an exercise price per share equal to $17.76. The option will vest on December 31, 2017, subject to Mr. Anderson’s continued employment with the Company through the vesting date or as otherwise provided in the applicable award agreement. The option has a ten-year term.

Subject to Mr. Anderson’s continued employment from the effective date of the Anderson Agreement until the grant date, the Company will grant Mr. Anderson a performance-contingent restricted stock unit award at the time the Company makes its long-term incentive awards for fiscal 2015 to other members of senior management. The number of shares subject to the performance-contingent restricted stock unit award will be calculated by dividing $200,000 by the closing price of the Company’s common stock on or as close in time as practicable to the grant date. The performance-contingent restricted stock unit award will be eligible for vesting on December 31, 2017, based on the achievement, if at all, of performance criteria established by the Compensation Committee and Mr. Anderson’s continued employment from the grant date until the vesting date or as otherwise provided in the applicable award agreement.

Subject to Mr. Anderson’s continued employment from the effective date of the Anderson Agreement until the grant date, the Company will grant Mr. Anderson a performance share award at the time the Company makes its annual long-term incentive awards for fiscal 2015 to other members of senior management. The performance share award will be eligible for vesting on December 31, 2017, if and to the extent the performance criteria established by the Compensation Committee are met and subject to Mr. Anderson’s continued employment from the grant date until the vesting date or as otherwise provided in the applicable award agreement. The target cash settlement value of the performance share award at vesting will be equal to $200,000.

Each of the option, the performance-contingent restricted stock unit award and the performance share award will be subject to the terms of the 2011 Plan, or any successor plan, and each applicable award agreement. For fiscal 2016, and subject to his continued employment from the effective date of the Anderson Agreement until the applicable grant date, Mr. Anderson is eligible to receive one or more long-term incentive awards, subject to the terms of the 2011 Plan or any successor plan and applicable equity award agreements at the discretion of the Board or Compensation Committee.

The Company will also provide Mr. Anderson with benefits generally available to its other employees, including medical and retirement plans, in addition to a car allowance of $1,150 per month, the use of a cell phone, reasonable relocation expenses, and reasonable attorneys’ fees and expenses not to exceed $7,500 in connection with the negotiation of the Anderson Agreement.

If Mr. Anderson’s employment is terminated by the Company without “cause” or by Mr. Anderson as a result of “involuntary termination,” Mr. Anderson will be entitled to receive: (1) accrued but unpaid salary through his termination date; (2) continued payment of his annual base salary for a period of 12 months following his termination date; (3) the pro-rata portion of any annual bonus for the year in which termination occurs, to the extent earned, plus, if his termination occurs after year-end but before the annual bonus for the preceding year is paid, the annual bonus for the preceding year; (4) reimbursement of COBRA premiums for continuation coverage under the Company’s group medical plan for 12 months following his termination date, so long as he is not entitled to obtain insurance from a subsequent employer; and (5) reimbursement of expenses incurred prior to termination.

If Mr. Anderson’s employment terminates due to his death or “disability” (as defined by the Anderson Agreement), Mr. Anderson will be entitled to receive: (1) accrued but unpaid salary prior to his death or disability; (2) reimbursement of expenses incurred prior to his death or disability; and (3) the pro-rata portion of any annual bonus for the year in which his death or termination due to disability occurs, to the extent earned, plus, if his death or termination due to disability occurs after year-end but before the annual bonus for the preceding year is paid, the annual bonus for the preceding year. In addition, in the event Mr. Anderson’s employment is terminated due to disability, he is entitled to continued payment of his annual base salary until 12 months after his termination date, reduced by the amounts payable under any disability insurance, plan or policy maintained by the Company.

If the Company terminates Mr. Anderson’s employment with “cause” or if Mr. Anderson voluntarily terminates his employment, he is entitled to accrued but unpaid salary and expense reimbursements through his termination date. In the case of voluntary termination of employment, if termination occurs after year-end but before the annual bonus for the preceding year is paid, Mr. Anderson is also entitled to payment of the annual bonus for the preceding year.

For purposes of the Anderson Agreement, “cause” includes: (1) the willful or grossly negligent material failure to perform duties; (2) conviction or entering into a plea bargain or plea of nolo contendere of any felony or certain other crimes; (3) certain acts of fraud, embezzlement or misappropriation; (4) certain failures to comply with any Company written policy or certain other actions that materially interfere with Mr. Anderson’s ability to discharge his duties, responsibilities or obligations; (5) the knowing misstatement of Company financial records; (6) the material breach by Mr. Anderson of any of the terms of the Agreement; (7) habitual drunkenness or substance abuse; (8) the failure to disclose material financial or other information to the Board; or (9) engagement in conduct that results in Mr. Anderson’s obligation to reimburse the Company for the amount of any bonus or other compensation under the Sarbanes-Oxley Act of 2002 or the Dodd-Frank Wall Street Reform and Consumer Protection Act.

For purposes of the Anderson Agreement, “involuntary termination” means termination of Mr. Anderson’s employment which is due to a material diminution of his responsibilities, position, authority, duties or in the terms or status of the Anderson Agreement or a reduction in Mr. Anderson’s compensation package, in each case without Mr. Anderson’s written consent.

Mr. Anderson is also subject to a covenant not to disclose the Company’s confidential information during his employment term and at all times thereafter, a covenant not to compete during his employment and for a period of two years following his termination of employment, a covenant not to solicit competitive consumer finance loans through “loan sources” (as defined in the Anderson Agreement) during his employment and for a period of two years following his termination of employment, a covenant not to solicit or hire Company employees during his employment and for a period of two years following his termination of employment and a non-disparagement covenant effective during the employment term and at all times thereafter. Mr. Anderson’s non-compete is limited to an area within twenty-five miles of any Company office.

Employment Letter Agreement with Mr. Thomas

Effective January 2, 2013, Mr. Thomas was appointed as our Executive Vice President and Chief Financial Officer. We entered into a letter agreement with Mr. Thomas, effective as of December 12, 2012, as amended on October 1, 2014. Mr. Thomas is currently entitled to receive an annual base salary of $321,391, subject to annual review. With respect to each calendar year during the employment term, the letter agreement provides that Mr. Thomas is also eligible for a performance-based annual cash award pursuant to our Annual Incentive Plan, with a target bonus equal to 100% of his base salary, based upon the achievement of our performance targets for Mr. Thomas, as established by our Compensation Committee.

Mr. Thomas was paid a sign-on bonus of $75,000 in one lump sum within three days of the commencement of his employment, and we granted Mr. Thomas a stock option award (the “Initial Equity Grant”) for the purchase of 100,000 shares of our common stock, with the grant occurring on January 2, 2013, the date that Mr. Thomas began his employment. The exercise price of the Initial Equity Grant is $16.73, which is equal to the closing price of our common stock on the grant date. The Initial Equity Grant is subject to the terms and conditions described in the applicable award agreement and will vest in five tranches, one-fifth on each of the anniversaries of the grant date, as long as Mr. Thomas has been continuously employed by us through the vesting dates.

On October 1, 2014, the letter agreement was amended in an effort to more effectively link Mr. Thomas’s compensation to the successful achievement of our strategic business objectives. The amendment provided that Mr. Thomas would forego certain rights to annual stock option grants under the letter agreement and would instead, consistent with the incentive compensation structure applicable to certain other executives, in 2014 be granted a combination of stock options, performance-contingent restricted stock units, and performance shares with an aggregate target value of 1.5 times his base salary, and that in 2015, Mr. Thomas will be eligible to participate in the Company’s long-term incentive program in the sole discretion of the Compensation Committee or the Board.

We will also provide Mr. Thomas with health insurance, short- and long-term disability insurance, life insurance, access to our 401(k) plan, 25 days of paid time off, and a car allowance of $1,150 per month. Mr. Thomas’s employment is at-will.

Employment Letter Agreement with Mr. Taggart

Effective January 5, 2015, Mr. Taggart was appointed as our Senior Vice President and Chief Risk Officer. We entered into a letter agreement with Mr. Taggart, effective as of January 5, 2015. Mr. Taggart will receive an annual base salary of $300,000 and will be eligible to earn an annual cash incentive award with a target opportunity equal to 100% of his base salary, based upon achievement of certain performance targets. Mr. Taggart will also receive compensation in the following forms: a nonqualified stock option award; a performance-contingent restricted stock unit award; and a cash-settled performance share award.

Pursuant to his letter agreement, Mr. Taggart received a nonqualified stock option to purchase 13,194 shares of Company common stock on January 5, 2015 at an exercise price per share equal to $15.24. The option will vest on December 31, 2017, subject to Mr. Taggart’s continued employment with the Company through the vesting date or as otherwise provided in the award agreement. The option has a ten-year term.

Subject to Mr. Taggart’s continued employment, the Company will grant Mr. Taggart a performance-contingent restricted stock unit award at the time it makes its long-term incentive awards for 2015 to other members of senior management. The number of shares subject to the performance-contingent restricted stock unit award will be calculated by dividing $100,000 by the closing price of the Company’s common stock on or as close in time as practicable to the date of grant. The performance-contingent restricted stock unit award may vest on December 31, 2017, based upon the achievement of performance criteria established by the Compensation Committee and his continued employment with the Company.

Subject to Mr. Taggart’s continued employment, the Company will grant Mr. Taggart the cash-settled performance share award at the time the Company makes 2015 long-term incentive awards for 2015 to other members of senior management. The cash-settled performance share award may vest on December 31, 2017, based upon the achievement of performance criteria established by the Compensation Committee and his continued employment with the Company. At vesting, the target cash settlement of the cash-settled performance share award will equal $100,000.

Each of the option award, the performance-contingent restricted stock unit award, and the cash-settled performance share award will be subject to the terms of the 2011 Plan, or any successor plan, and each applicable award agreement. Commencing in 2016, Mr. Taggart will be eligible to participate in long-term incentive awards under the 2011 Plan or any successor plan as determined by the Compensation Committee. The Company will also provide Mr. Taggart with benefits generally available to its other employees, including medical and retirement plans, in addition to the use of a cell phone.

Employment Letter Agreement with Mr. Fisher

Effective January 14, 2013, Mr. Fisher was appointed as our Vice President, General Counsel, and Secretary. We entered into a letter agreement with Mr. Fisher, effective as of December 12, 2012.

Mr. Fisher is currently entitled to receive an annual base salary of $220,000, subject to annual review. With respect to each calendar year during the employment term, the letter agreement provides that Mr. Fisher is also eligible for a performance-based annual cash award pursuant to our Annual Incentive Plan, with a target bonus equal to a minimum of 25% of his base salary, based upon the achievement of our performance targets for Mr. Fisher, as established by our Compensation Committee. We will also provide Mr. Fisher with health insurance, short- and long-term disability insurance, life insurance, and access to our 401(k) plan. Mr. Fisher’s employment is at-will.

Agreements with Former Executive Officers

Thomas F. Fortin – Former Chief Executive Officer and Director

On October 30, 2014, Mr. Fortin resigned as Chief Executive Officer of the Company and from the Board of Directors of the Company. In connection with his resignation, on December 11, 2014, Mr. Fortin and the Company entered into a separation agreement (the “Fortin Separation Agreement”).

Pursuant to the Fortin Separation Agreement, Mr. Fortin agreed to provide, at the request of the Company, reasonable assistance for a six-month period following his resignation, not to exceed 20 hours per month, to the Company’s chief executive officer in connection with the transition of Mr. Fortin’s duties to a new chief executive officer, and Mr. Fortin will be entitled to be reimbursed for reasonable business expenses incurred in connection with the performance of such services. In addition, subject to his execution and non-revocation of a release of claims, Mr. Fortin is entitled to receive the following payments and benefits under the Separation Agreement: (i) payment equal to thirty (30) days of his annual base salary of $420,000 in lieu of the requirement that the Company provide him with thirty (30) days’ notice of a decision to terminate his employment without cause; (ii) continued payment of his base salary for a period of twelve (12) months following his resignation, paid in accordance with the Company’s ordinary payroll practices; (iii) reimbursement of reasonable attorney’s fees incurred in connection with the negotiation of the Separation Agreement, not to exceed $5,000; (iv) reimbursement of the cost of COBRA continuation premiums for continued health insurance coverage for Mr. Fortin and his dependents for a period of twelve (12) months following his resignation (or until Mr. Fortin becomes eligible for coverage from a subsequent employer); (v) the option to purchase 196,563 shares of the Company’s common stock granted to Mr. Fortin on February 28, 2008 will continue to be exercisable until March 21, 2017 (instead of expiring ninety (90) days following his resignation); (vi) the option to purchase 125,000 shares of the Company’s common stock granted to Mr. Fortin on March 27, 2012 will vest in full and continue to be exercisable until March 21, 2017 (instead of expiring ninety (90) days following his resignation);

and (vii) all of the 12,589 shares of restricted stock granted to Mr. Fortin on October 1, 2014 will vest in full as of the effective date of the release of claims.

Mr. Fortin waived his rights to any pro-rata bonus otherwise earned in fiscal 2014 and agreed to forfeit all of the restricted stock units, stock options, and cash-settled performance share awards granted to him on October 1, 2014. Mr. Fortin agreed to release the Company from all claims and liabilities under federal and state laws arising prior to his resignation date, and reaffirmed his obligations under the restrictive covenants in his employment agreement with the Company dated March 18, 2013.

C. Glynn Quattlebaum – Former President and Chief Operating Officer

We entered into an employment agreement with Mr. Quattlebaum dated March 21, 2007, as amended (the “Quattlebaum Employment Agreement”), pursuant to which Mr. Quattlebaum agreed to serve as our President and Chief Operating Officer. The employment term was a five-year term that began on March 21, 2007, and was extended to March 21, 2017. On July 2, 2014, the employment agreement was further amended to provide that the Board of Directors would appoint Mr. Quattlebaum to serve as a member of the Board and would nominate Mr. Quattlebaum for election as a director at each annual meeting of the Company’s stockholders at which directors are elected for the term of his employment agreement. The amendment further provided that Mr. Quattlebaum would serve as Vice Chairman of the Company and would continue to serve as President and Chief Operating Officer of the Company until a successor or successors were named to such positions. No new compensatory arrangements were entered into with Mr. Quattlebaum as a result of the amendment or in connection with his appointment as a director and Vice Chairman.

On October 1, 2014, Mr. Quattlebaum resigned as President and Chief Operating Officer of the Company, and in March 2015, Mr. Quattlebaum determined to retire from full-time employment with the Company. Pursuant to the terms of the Quattlebaum Employment Agreement, Mr. Quattlebaum is entitled to accrued but unpaid salary and expense reimbursements through his retirement date and any bonus for 2014 to the extent earned but not yet paid. Mr. Quattlebaum is also subject to a covenant not to disclose confidential information during his employment term and at all times thereafter and covenants not to solicit our employees or customers during his employment term and for three years following termination of his employment for any reason.

On March 23, 2015, Mr. Quattlebaum and the Company entered into a retirement agreement (the “Quattlebaum Retirement Agreement”). Pursuant to the Quattlebaum Retirement Agreement, Mr. Quattlebaum agreed to provide consulting services and other reasonable assistance for a twelve-month period to the Board and the Chief Executive Officer and is entitled to receive reimbursement for reasonable expenses incurred in connection with those services. In addition, Mr. Quattlebaum is entitled to receive a salary continuation benefit equal to $465,800. Mr. Quattlebaum is furthermore entitled to receive payment for COBRA medical insurance premiums on Mr. Quattlebaum and his dependents’ behalf for up to 12 months, reimbursement of reasonable attorneys’ fees, not to exceed $5,000, incurred in connection with the negotiation of the Quattlebaum Retirement Agreement, accrued benefits under the Company’s 401(k) retirement plan, and the right to continue life insurance coverage at Mr. Quattlebaum’s cost. Also, as of the effective date of the release of claims signed by Mr. Quattlebaum, (i) 10,000 shares of common stock subject to an option to purchase 25,000 shares of common stock granted to Mr. Quattlebaum on March 27, 2012 (the “2012 Option”) became fully vested and exercisable (of the 15,000 shares subject to the portion of the 2012 Option that had not vested as of Mr. Quattlebaum’s resignation date), and (ii) the exercise period for the 2012 Option and an option to purchase 294,844 shares of common stock granted to Mr. Quattlebaum on October 11, 2007 was extended to March 21, 2017.

Mr. Quattlebaum agreed to release the Company from all claims and liabilities that Mr. Quattlebaum may have through the date of the release and reaffirmed his obligations under the restrictive covenants in the Quattlebaum Employment Agreement. In addition, the Company and Mr. Quattlebaum are subject to a mutual non-disparagement covenant during the term of the Quattlebaum Retirement Agreement and at all times thereafter.

Pursuant to the Quattlebaum Retirement Agreement, Mr. Quattlebaum shall continue to hold his position as a member of the Board until the expiration of his term as a director at the Annual Meeting. Mr. Quattlebaum and the Company further agreed that the Board would not nominate Mr. Quattlebaum for reelection as a director at the Annual Meeting or be required to (or be in breach of Mr. Quattlebaum’s Employment Agreement for failure to) nominate Mr. Quattlebaum for election as a director in any Board elections that occur in the future.

Stock Incentive Plans

The discussion that follows describes the material terms of our existing stock incentive plans in which our executive officers participate, the 2011 Stock Incentive Plan (the “2011 Plan”) and the 2007 Management Incentive Plan (“2007 Plan”). We propose to adopt a new stock incentive plan, the 2015 Long-Term Incentive Plan (the “2015 Plan”), that would replace our older plans if the 2015 Plan is approved by our stockholders. See “Proposal Three: Approval of Regional Management Corp. 2015 Long-Term Incentive Plan,” below.

2011 Stock Incentive Plan

Purpose. Our Board has adopted, and our stockholders have approved, the 2011 Plan. The purpose of the 2011 Plan is to aid us and our affiliates in recruiting and retaining key employees, directors and other service providers of outstanding ability and to motivate those employees, directors, consultants and other service providers to exert their best efforts on our behalf and on behalf of our affiliates by providing incentives through the granting of stock options, stock appreciation rights (“SARs”), other stock-based awards and other performance-based awards.

Shares Subject to the 2011 Plan. The 2011 Plan provides that the total number of shares of common stock that may be issued under the 2011 Plan is 950,000, and the maximum number of shares for which incentive stock options may be granted to any participant in one fiscal year is 475,000. Shares of our common stock covered by awards that terminate or lapse without the payment of consideration may be granted again under the 2011 Plan. Awards may be made under the 2011 Plan in substitution for outstanding awards previously granted by a company that is acquired by us, but the shares subject to such substituted awards will not be counted against the aggregate number of shares otherwise available for awards under the 2011 Plan.

Administration. The 2011 Plan is administered by the Compensation Committee. The Compensation Committee is authorized to interpret the 2011 Plan; to establish, amend, and rescind any rules and regulations relating to the 2011 Plan; and to make any other determinations that it deems necessary or desirable for the administration of the 2011 Plan, and the Compensation Committee may further delegate such authority. The Compensation Committee may correct any defect or supply any omission or reconcile any inconsistency in the 2011 Plan in the manner and to the extent the Compensation Committee deems necessary or desirable. The Compensation Committee will have the full power and authority to establish the terms and conditions of any award consistent with the provisions of the 2011 Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions). Determinations made by the Compensation Committee need not be uniform and may be made selectively among participants in the 2011 Plan.

Limitations. No award may be granted under the 2011 Plan after the tenth anniversary of the effective date (as defined therein), but awards theretofore granted may extend beyond that date.

Options. The Compensation Committee may grant non-qualified stock options and incentive stock options, which are subject to the terms and conditions as set forth in the 2011 Plan, the related award agreement, and any other terms, not inconsistent therewith, as determined by the Compensation Committee; provided that all stock options granted under the 2011 Plan are required to have a per share exercise price that is not less than 100% of the fair market value of our common stock underlying such stock options on the date an option is granted (other than in the case of options granted in substitution of previously granted awards), and all stock options that are intended to qualify as incentive stock options will be subject to terms and conditions that comply with the rules as may be prescribed by Code Section 422. The maximum term for stock options granted under the 2011 Plan will be 10 years from the initial date of grant. The “repricing” of stock options is prohibited without prior approval of our stockholders.

Stock Appreciation Rights. The Compensation Committee may grant SARs independent of or in connection with a stock option. The exercise price per share of a SAR will be an amount determined by the Compensation Committee but in no event will such amount be less than 100% of the fair market value of a share on the date the SAR is granted (other than in the case of SARs granted in substitution of previously granted awards). Generally, each SAR will entitle the participant upon exercise to an amount equal to the product of (i) the excess of (A) the fair market value on the exercise date of one share of common stock, over (B) the exercise price per share, times (ii) the numbers of shares of common stock covered by the SAR. As discussed above with respect to options, the “repricing” of SARs is prohibited under the 2011 Plan without prior approval of our stockholders.

Other Stock-Based Awards (Including Performance-Based Awards). In addition to stock options and SARs, the Compensation Committee may grant or sell awards of shares, restricted shares, restricted stock units and awards that are valued in whole or in part by reference to, or otherwise based on, the fair market value of shares, including performance-based awards. The Compensation Committee, in its sole discretion, may grant awards which are denominated in shares or cash (such awards, “Performance-Based Awards”), which awards may, but are not required to, be granted in a manner which is intended to be deductible by us under Code Section 162(m). Such Performance-Based Awards will be in such form, and dependent on such conditions, as the Compensation Committee will determine, including, without limitation, the right to receive, or vest with respect to, one or more shares or the cash value of the award upon the completion of a specified period of service, the occurrence of an event, and/or the attainment of performance objectives. The maximum amount of a Performance-Based Award that may be earned during each fiscal year during a performance period by any participant will be: (1) with respect to Performance-Based Awards that are denominated in shares, 475,000 shares, and (2) with respect to Performance-Based Awards that are denominated in cash, $2,500,000. The amount of the Performance-Based Award actually paid to a participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Compensation Committee.

Effect of Certain Events on 2011 Plan and Awards. In the event of any stock dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate exchange, any equity restructuring (as defined under FASB Accounting Standard Codification 718), or any distribution to stockholders of common stock other than regular cash dividends or any similar event, the Compensation Committee in its sole discretion and without liability to any person will make such substitution or adjustment, if any, as it deems to be reasonably necessary to address, on an equitable basis, the effect of such event, as to (1) the number or kind of common stock or other securities that may be issued as set forth in the 2011 Plan or pursuant to outstanding awards; (2) the maximum number of shares for which options or SARs may be granted during a fiscal year to any participant; (3) the maximum amount of a Performance-Based Award that may be granted during a fiscal year to any participant; (4) the exercise price of any award; and/or (5) any other affected terms of such awards.

Except as otherwise provided in an award agreement or otherwise determined by the Compensation Committee, in the event of a Change in Control (as defined in the 2011 Plan), with respect to any outstanding awards then held by participants which are unexercisable or otherwise unvested or subject to lapse restrictions, the Compensation Committee may, but will not be obligated to, in a manner intended to comply with the requirements of Code Section 409A, (1) accelerate, vest, or cause the restrictions to lapse with all or any portion of an award; (2) cancel awards for cash payment of fair value (as determined by the Compensation Committee), which, in the case of stock options and SARs, may equal the excess, if any, of the value of the consideration to be paid in the Change in Control transaction to holders of the same number of shares subject to such stock options or SARs over the aggregate exercise price of such stock options or SARs; (3) provide for the issuance of substitute awards; or (4) provide that the stock options will be exercisable for all shares subject thereto for a period of at least 30 days prior to the Change in Control and that upon the occurrence of the Change in Control, the stock options will terminate and be of no further force or effect. The Compensation Committee may cancel stock options and SARs for no consideration if the fair market value of the shares subject to such options or SARs is less than or equal to the aggregate exercise price of such stock options or SARs.

In addition, pursuant to the terms of nonqualified stock option agreements associated with option awards to Messrs. Fortin, Quattlebaum, and Thomas and Ms. Masters in 2012 and 2013, and pursuant to the terms of nonqualified stock option agreements associated with option awards to the named executive officers in 2014, in the event of a termination of their employment by the Company without Cause (as defined in the nonqualified stock option agreements) or by them with Good Reason (as defined in the nonqualified stock option agreements), during the six month period following a Change in Control, the option awards shall, to the extent not then vested or previously forfeited or cancelled, become fully vested and exercisable effective as of such termination date. Pursuant to the terms of performance-contingent restricted stock unit award agreements, cash-settled performance share award agreements and restricted stock award agreements associated with long-term incentive awards to the named executive officers in 2014, in the event of a termination of their employment by the Company without Cause (as defined in the applicable award agreements) or by them with Good Reason (as defined in the applicable award agreements), during the six month period following a Change in Control, the long-term incentive awards shall, to the extent not then vested or previously forfeited or cancelled, be deemed earned at target and/or fully vested effective as of such termination date. In addition, pursuant to the terms of nonqualified stock option agreements, performance-contingent restricted stock unit award agreements, cash-settled performance share award agreements and restricted stock award agreements associated with long-term incentive awards to the named executive officers in 2014, under certain circumstances following Retirement (as defined in the applicable award agreements) or a Qualifying Termination (as defined in the applicable award agreements), such award agreements provide for pro-rata vesting or continued vesting following the termination date.

Forfeiture and Clawback. The Compensation Committee may in its sole discretion specify in an award or a policy that is incorporated into an award by reference that the participant’s rights, payments, and benefits with respect to such award will be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions contained in such award. Such events may include, but are not limited to, termination of employment for cause, termination of the participant’s provision of services to us, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the participant, or adverse restatement of our previously released financial statements as a consequence of errors, omissions, fraud, or misconduct. As noted above, we have implemented a compensation recoupment or “clawback” policy allowing us to require forfeiture of, recovery of, and/or make retroactive adjustments to awards that may be granted under the 2011 Plan to our executive officers and other selected officers or employees of the Company where such compensation was predicated upon achieving certain financial results that were substantially the subject of a restatement and other conditions are met, such covered individual violates certain non-compete, non-solicit, confidentiality or other restrictive covenants or recoupment is otherwise required under applicable laws, rules or regulations.

Nontransferability of Awards. Unless otherwise determined by the Compensation Committee, an award will not be transferable or assignable by a participant otherwise than by will or by the laws of descent and distribution.

Amendment and Termination. The Compensation Committee may generally amend, alter, or discontinue the 2011 Plan, but no amendment, alteration, or discontinuation will be made (i) without the approval of our stockholders to the extent such approval is (A) required by or (B) desirable to satisfy the requirements of any applicable law, including the listing standards of the securities exchange, which is, at the applicable time, the principal market for the shares of our common stock, or (ii) without the consent of a participant, if such amendment, alteration, or discontinuation would materially adversely impair any of the rights or obligations under any award theretofore granted to the participant under the 2011 Plan; provided, however, that the Compensation Committee may amend the

2011 Plan in such manner as it deems necessary to permit the granting of awards meeting the requirements of the Code or other applicable laws, including, without limitation, to avoid adverse tax consequences or accounting consequences to us or any participant.

Section 409A of the Code. The 2011 Plan and awards issued thereunder will be interpreted in accordance with Code Section 409A and Department of Treasury regulations, and no award will be granted, deferred, accelerated, paid out, or modified under the 2011 Plan in a manner that would result in the imposition of an additional tax under Code Section 409A upon a participant.

Section 162(m) of the Code. In general, Code Section 162(m) denies a publicly-held corporation a deduction for United States federal income tax purposes for compensation in excess of $1 million per year per person to its principal executive officer and the three other officers (other than the principal executive officer and principal financial officer) whose compensation is disclosed in its prospectus or proxy statement as a result of their total compensation, subject to certain exceptions. The 2011 Plan is intended to satisfy an exception with respect to grants of options to covered employees. The 2011 Plan is designed to permit certain awards of restricted stock, restricted stock units, cash bonus awards, and other awards to be awarded as performance compensation awards intended to qualify under the “performance-based compensation” exception to Code Section 162(m). In addition, under a special Section 162(m) exception, any compensation paid pursuant to a compensation plan in existence before the effective date of our initial public offering will not be subject to the $1,000,000 limitation until the earliest of: (1) the expiration of the compensation plan; (2) a material modification of the compensation plan (as determined under Section 162(m)); (3) the issuance of all the employer stock and other compensation allocated under the compensation plan; or (4) the first meeting of stockholders at which directors are elected after the close of the third calendar year following 2012, the year in which our initial public offering occurred.

We are proposing that our stockholders approve a new stock incentive plan, the 2015 Plan. If our stockholders approve the 2015 Plan, no further grants will be made under the 2011 Plan after April 22, 2015, and the shares that remain available for grant under the 2011 Plan will be rolled over to the 2015 Plan. See “Proposal Three: Approval of Regional Management Corp. 2015 Long-Term Incentive Plan,” below, for proposed actions relating to the 2015 Plan.

2007 Management Incentive Plan

The 2007 Management Incentive Plan, effective as of March 21, 2007, provides for the issuance of a maximum of 1,037,412 shares of common stock (as adjusted to reflect stock splits) pursuant to awards granted under the plan. Awards may include non-qualified stock options and incentive stock options to our and our subsidiaries’ key employees, executive officers, non-employee directors, consultants, or other independent advisors. The number of shares reserved for issuance under the plan and the terms of awards may be adjusted upon certain events affecting our capitalization. The 2007 Plan is also administered by the Compensation Committee and was replaced by the 2011 Plan. Awards may no longer be granted under the 2007 Plan, and any shares that remain available for grant will be rolled over to the 2015 Plan, if the 2015 Plan is approved by our stockholders.

PROPOSAL THREE

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APPROVAL OF REGIONAL MANAGEMENT CORP.

2015 LONG-TERM INCENTIVE PLAN

General Information

The Compensation Committee and the Board of Directors have approved the adoption of the Regional Management Corp. 2015 Long-Term Incentive Plan (the “2015 Plan”), subject to stockholder approval. If the stockholders approve the 2015 Plan, no further grants will be made under our current stock incentive plan, the Regional Management Corp. 2011 Stock Incentive Plan (the “2011 Plan”), or its predecessor plan, the Regional Management Corp. 2007 Management Incentive Plan (the “2007 Plan”), after April 22, 2015. If the stockholders do not approve the 2015 Plan, we may continue to make awards under a prior plan, subject to the limits thereunder.

Stockholder approval of the 2015 Plan is required, among other things, in order to: (i) comply with NYSE rules requiring stockholder approval of equity compensation plans; (ii) allow the grant of incentive options to employee participants in the 2015 Plan; and (iii) allow the Compensation Committee the ability to grant awards that may be intended to qualify as “performance-based” compensation, thereby potentially preserving our tax deduction under Code Section 162(m).

The discussion that follows is qualified in all respects by reference to the terms of the 2015 Plan, which is attached as Appendix A to this Proxy Statement. We will promptly provide, upon request and without charge, a copy of the full text of the 2015 Plan to each person to whom a copy of this Proxy Statement is delivered. Requests should be directed to our Investor Relations Department at 509 West Butler Road, Greenville, South Carolina 29607. An electronic copy of the 2015 Plan is also available free of charge as Appendix A to the electronic version of this Proxy Statement on the SEC’s website at www.sec.gov. Stockholders should refer to the 2015 Plan for more complete and detailed information about the 2015 Plan.

The Board believes that our employee equity compensation program, as implemented under the 2011 Plan and furthered under the 2015 Plan, allows us to remain competitive with comparable companies in our industry in order to attract and retain talented individuals to contribute to our long-term success. The Board also believes that the 2015 Plan effectively provides substantial incentive to achieve our business objectives and build stockholder value, thereby aligning the interests of our executives with the interests of our stockholders. Approval of the 2015 Plan should provide us with the flexibility we need to use equity compensation and other incentive awards to attract, retain and motivate talented employees, directors and consultants who are important to our long-term growth and success.

“Best Practices” Integrated Into Regional’s Equity Compensation Program and the 2015 Plan

Our compensation practices include a number of features that the Board believes reflect responsible compensation and governance practices and promote the interests of stockholders. Approval of the 2015 Plan will position Regional to continue and to expand these “best practices,” including the following:

✓	Limitation on Shares Issued. Assuming the approval of the 2015 Plan, no more than 350,000 shares will be authorized for issuance under the 2015 Plan, plus any shares (i) remaining available for the grant of awards as of the effective date of the 2015 Plan under the 2011 Plan or the 2007 Plan (each a “Prior Plan”) and/or (ii) subject to an award granted under a Prior Plan that is forfeited (and further subject to adjustment for anti-dilution purposes). Our stockholders previously approved the shares that are authorized for issuance under the Prior Plans. If the 2015 Plan is adopted by our stockholders, no further grants will be made under a Prior Plan. The 2015 Plan also imposes limitations on the amount of participant awards. See “Share Limitations,” below.

✓	No Discounted Stock Options or SARs and Limit on Option and SAR Terms. Under the 2015 Plan, stock options and stock appreciation rights, or SARs, must have an exercise price or base price, as applicable, equal to or greater than the fair market value of our common stock on the date of grant, consistent with current practices under the 2011 Plan. In addition, the term of an option or SAR is limited to 10 years.

✓	No “Evergreen” Provision. The 2015 Plan requires stockholder approval of any additional authorization of shares (other than adjustments for anti-dilution purposes), rather than permitting an annual “replenishment” of shares under a plan “evergreen” provision.

✓	No Stock Option or SAR Repricings. The 2015 Plan, like the 2011 Plan, prohibits the repricing of stock options or SARs without the approval of stockholders. This 2015 Plan provision applies to (i) direct repricings (lowering the exercise price of an option or the base price of an SAR), (ii) indirect repricings (exchanging an outstanding option or SAR that is underwater in exchange for cash, for options or SARs with an option price or base price less than that applicable to the original option or SAR, or for another equity award), and (iii) any other action that would be treated as a repricing under applicable stock exchange rules (subject to anti-dilution adjustments).

✓	Robust Minimum Vesting and Award Practices. The 2015 Plan generally imposes minimum vesting periods of one year. In the past, equity awards under the 2011 Plan consisted of service-based stock options with five-year vesting. However, in 2014, Regional granted performance-contingent restricted stock units, cash-settled performance shares and service-based restricted stock awards, in addition to service-based stock options, each with vesting periods ranging from two to three years.

✓	Prudent Change of Control Provisions. The 2015 Plan includes prudent “change of control” triggers such as requiring a change in beneficial ownership of more than 50% of our voting stock, consummation (rather than stockholder approval) of a significant merger or other transaction or a change in a majority of our Board within a 12-month period in order for a “change of control” to be deemed to have occurred. In addition, the 2015 Plan generally provides that awards will vest upon a change of control only if (i) awards are not assumed, substituted or continued, or (ii) even if such awards are assumed, substituted or continued, a participant’s employment is terminated without cause or for good reason within specified time periods related to the change of control.

✓	Forfeiture and Recoupment Policies. The 2015 Plan authorizes the Compensation Committee or the Board to require forfeiture and/or recoupment of plan benefits if a participant engages in certain types of detrimental conduct and to require that a participant be subject to any compensation recovery policy or similar policies that may apply to the participant or be imposed under applicable laws. Regional maintains a compensation recoupment policy administered by the Compensation Committee that generally applies to our executive officers, the corporate controller and such other officers or employees as may be determined from time to time by the Compensation Committee. The recoupment policy provides for recovery of certain incentive compensation paid to a covered person in the event that he or she was awarded incentive compensation based on financial results that are subsequently re-stated due to the misconduct of such person, such person breaches certain restrictive covenants applicable to him or her or such recovery is otherwise required by applicable laws, rules or regulations.

✓	Stock Ownership Guidelines/Equity Retention Policy. Regional’s executive officers, other selected officers and employees and members of our Board are subject to minimum stock ownership and stock retention requirements pursuant to our Stock Ownership and Retention Policy.

✓	Administered by Independent Committee. Like the 2011 Plan, the 2015 Plan will be administered by the Compensation Committee. All members of the Compensation Committee are intended to qualify as “independent directors” under NYSE listing standards, “non-employee directors” under Rule 16b-3 adopted under the Exchange Act and “outside directors” under Code Section 162(m) to the extent required.

✓	No Dividends or Dividend Equivalents on Unearned Performance Awards. Dividends and dividend equivalents on performance-based awards issued under the 2015 Plan may only be paid if and to the extent the award has vested or been earned.

✓	Efficient Use of Equity. We are committed to the efficient use of equity awards and are mindful of ensuring that our equity compensation program does not overly dilute our existing stockholders.

✓	Prohibition Against Hedging and Pledging. Our Code of Conduct prohibits directors, officers and employees from engaging in activities designed to (i) profit from trading (versus investing) activity or (ii) profit from or hedge against decreases in the value of Regional securities. As noted above, we also maintain a stock ownership and retention policy, which prohibits the pledging of any shares subject to the retention requirements thereunder.

✓	Reasonable Plan Duration. If stockholders approve the 2015 Plan, we currently anticipate that the shares available under the 2015 Plan will meet our expected needs for the next three to five years. This assumption is based upon our historical grant practices; however, future circumstances and business needs may dictate a different result and the Compensation Committee retains the discretion to change its grant practices subject to the limits set forth in the 2015 Plan. By its terms, no awards may be granted under the 2015 Plan after April 21, 2025.

Historical Annual Share Usage

Burn Rate. Burn rate provides a measure of the potential dilutive impact of our annual equity award program. Our burn rate for fiscal 2014 was 3.27%. Following the ISS methodology, our three-year average burn rate is 2.55%, which is well below our applicable ISS burn rate cap of 8.99%.

Overhang. Our overhang (a measure of shares subject to stock-based awards outstanding or reserved for future grants as a percentage of shares issued and outstanding) as of March 20, 2015 was 10.86%. This percentage is in the 43rd percentile of our 2014 peer group. If the 350,000 shares proposed to be authorized for grant under the 2015 Plan are included in the calculation, our overhang would be 12.97%, which is in the 54th percentile of our 2014 peer group.

Description of 2015 Plan

Share Limitations

The maximum aggregate number of shares of common stock that we may issue pursuant to awards granted under the 2015 Plan may not exceed the sum of (i) 350,000 shares, plus (ii) any shares (A) remaining available for grant as of the effective date of the 2015 Plan under any Prior Plan and/or (B) subject to an award granted under a Prior Plan, which award is forfeited, canceled, terminated, expires or lapses for any reason. As of the effective date of the 2015 Plan, no further awards will be granted under the Prior Plans, although Prior Plan awards that are outstanding will continue in accordance with their terms. The maximum aggregate number of shares of common stock that may be issued under the 2015 Plan pursuant to the grant of incentive options may not exceed 350,000 shares.

As of March 20, 2015, the maximum aggregate number of shares available under the Prior Plans was 548,824 shares (101,034 shares under the 2011 Plan and 447,790 shares under the 2007 Plan). In addition, at that time, the aggregate number of shares subject to unvested outstanding full value awards was 117,518 shares and the aggregate number of shares subject to outstanding options was 969,452 shares. The weighted average exercise price of these options was $12.09 and the weighted average remaining term was 5.0 years.

Under the 2015 Plan, in any 12-month period, (i) no participant may be granted options and SARs that are not related to an option for more than 450,000 shares of common stock (or the equivalent value thereof based on the fair market value per share of the common stock on the date of grant of an award); (ii) no participant may be granted awards other than options or SARs that are settled in shares of common stock for more than 450,000 shares of common stock; and (iii) the maximum amount of awards that are settled in cash that can be granted to any one participant will be $2,500,000. With respect to the 2015 Plan, share award limits have decreased and the maximum cash settled award amount remains unchanged when compared to those limits found in the 2011 Plan, except that the 2011 Plan limits pertain only to options, SARs and performance-based awards and are measured on a fiscal-year basis.

The following are not included in calculating the 2015 Plan share limitations described above: (i) shares subject to an award, or any portion thereof, that is canceled, terminates, expires, is forfeited or lapses for any reason; (ii) awards settled in cash; (iii) dividends, including dividends paid in shares; and (iv) any shares subject to an award other than an option or SAR that are not issued for any reason, including by reason of failure to achieve maximum performance goals. The following shares of common stock may not again be made available for issuance as awards under the 2015 Plan: (i) shares withheld from an award or delivered by a participant to satisfy minimum tax withholding requirements for awards; (ii) shares not issued or delivered as a result of the net settlement of an outstanding award; (iii) shares used to pay the exercise price related to an outstanding award; or (iv) shares repurchased on the open market with the proceeds of an option price. In addition, (i) shares issued under the 2015 Plan through the settlement, assumption or substitution of outstanding awards granted by another entity or obligations to grant future awards as a condition of or in connection with a merger, acquisition or similar transaction involving Regional acquiring another entity will not reduce the maximum number of shares available for delivery under the 2015 Plan, and (ii) available shares under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for awards under the 2015 Plan and will not reduce the maximum number of shares available under the 2015 Plan, subject to applicable stock exchange listing requirements.

The number of shares reserved for issuance under the 2015 Plan, the participant award limitations and the terms of awards may be adjusted in the event of an adjustment in the capital structure of Regional (due to a merger, recapitalization, stock split, stock dividend or similar event). On March 20, 2015, the closing sales price of the common stock as reported on NYSE was $15.43 per share.

Purpose and Eligibility; Term

The purposes of the 2015 Plan are to encourage and enable selected employees, directors and consultants of Regional and its affiliates to acquire or increase their holdings of our common stock and other equity-based interests in Regional and/or to provide other incentive awards in order to promote a closer identification of their interests with those of Regional and our stockholders, and to provide flexibility to Regional in its ability to motivate, attract and retain the services of participants upon whose judgment, interest and special effort the successful conduct of its operation largely depends. If approved by the stockholders, the effective date of the 2015 Plan will be April 22, 2015, and awards can be granted under the 2015 Plan until April 21, 2025 or the Plan’s earlier termination by the Board. Awards may be granted to selected employees, directors and consultants of Regional or our affiliates in the discretion of the Administrator (as defined below under “Administration; Amendment and Termination”). As of March 20, 2015, approximately 1,400 employees, seven directors, and certain of the Company’s consultants (who have not yet been identified) were eligible to be selected to participate in the 2015 Plan. However, we expect that awards will be made to up to approximately 30 employees annually, including approximately six executive officers of the Company, and the directors of the Company.

The 2015 Plan’s purpose will be carried out by the granting of awards to selected participants. The types of awards authorized under the 2015 Plan include: options in the form of incentive options and/or nonqualified options; SARs in the form of freestanding SARs and/or related SARs; restricted awards in the form of restricted stock awards and/or restricted stock units; performance awards in the form of performance shares and/or performance units; phantom stock awards; other stock-based awards; and/or dividend equivalent awards. We discuss the material terms of each type of award below.

Administration; Amendment and Termination

The 2015 Plan provides that the plan will be administered by the Board or, upon its delegation, by the Compensation Committee. As a matter of practice, the Compensation Committee will administer the 2015 Plan, following Board delegation, subject to Board oversight. Each member of the Compensation Committee is intended to be independent under applicable Code Section 162(m), SEC Rule 16b-3 and NYSE listing standards. The Board and the Compensation Committee are referred to in this discussion collectively as the “Administrator.”

Subject to the terms of the 2015 Plan, the Administrator’s authority includes but is not limited to the authority to: (i) determine all matters relating to awards, including selection of individuals to be granted awards, the types of awards, the number of shares of common stock, if any, subject to an award, and all terms, conditions, restrictions and limitations of an award; (ii) prescribe the form or forms of agreements evidencing awards granted under the 2015 Plan; (iii) establish, amend and rescind rules and regulations for the administration of the 2015 Plan; (iv) correct any defect, supply any omission or reconcile any inconsistency in the 2015 Plan or in any award or award agreement; and (v) construe and interpret the 2015 Plan, awards and award agreements made under the 2015 Plan, interpret rules and regulations for administering the 2015 Plan and make all other determinations deemed necessary or advisable for administering the 2015 Plan.

Awards (other than other-stock based awards) granted to employees under the 2015 Plan will be subject to a minimum vesting period of one year (which may include installment vesting within such one-year period). Notwithstanding the foregoing, the Administrator may provide for (i) acceleration of vesting of all or a portion of an award in the event of the participant’s death, disability, retirement or qualifying termination or, in certain circumstances, upon a change of control of Regional; (ii) the grant of an award without a minimum vesting period or may accelerate the vesting of all or a portion of an award for any reason, but only with respect to awards for no more than an aggregate of 5% of the total number of authorized shares under the 2015 Plan; and (iii) the grant of (A) awards to participants that have different vesting terms in the case of other stock based awards under the 2015 Plan or awards that are substituted for other equity awards in connection with mergers or similar transactions, (B) awards as an inducement to be employed by Regional or to replace forfeited awards from a former employer or (C) awards in exchange for foregone cash compensation. The Administrator will have the unilateral right, in its absolute discretion, to reduce or eliminate the amount of an award granted to any participant, including an award otherwise earned and payable pursuant to the terms of the 2015 Plan. In certain circumstances, the Board may expressly delegate to one or more officers of Regional or a special committee consisting of one or more directors who are also officers of Regional the authority, within specified parameters, to grant awards, and to make other determinations under the 2015 Plan with respect to such awards, to persons who are not directors or officers subject to Section 16 under the Exchange Act or covered employees under Code Section 162(m).

The 2015 Plan and awards may be amended or terminated at any time by the Board, subject to the following: (i) stockholder approval is required of any 2015 Plan amendment if stockholder approval is required by applicable laws, rules or regulations and (ii) an amendment or termination of an award may not materially adversely affect the rights of a participant without the participant’s consent. In addition, stockholder approval is required to (i) amend the terms of outstanding options or SARs to reduce the option price or base price of such outstanding options or SARs; (ii) exchange outstanding options or SARs for cash, for options or SARs with an option price or base price that is less than the option price or base price of the original option or SAR, or for other equity awards at a time when the original option or SAR has an option price or base price, as the case may be, above the fair market value of the common stock; or (iii) take other action with respect to options or SARs that would be treated as a repricing under the rules of the principal stock exchange on which shares of our common stock are listed. The Administrator has unilateral authority to amend the 2015 Plan and any award to the extent necessary to comply with applicable laws, rules or regulations, or changes thereto. The Administrator may also adjust awards upon the occurrence of certain unusual or nonrecurring events, if the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2015 Plan or necessary or appropriate to comply with applicable laws, rules or regulations.

Types of Awards

A summary of the material terms of the types of awards authorized under the 2015 Plan is provided below.

Options. The 2015 Plan authorizes the grant of both incentive options and nonqualified options, both of which are exercisable for shares of our common stock, although incentive options may only be granted to our employees. The Administrator will determine the option price at which a participant may exercise an option. The option price must be no less than 100% of the fair market value per share of our common stock on the date of grant, or 110% of the fair market value with respect to incentive options granted to an employee who owns stock representing more than 10% of the total combined voting power of all classes of our stock or stock of our parent or subsidiary corporation, if any (except for certain options assumed or substituted in a merger or other transaction where the option price is adjusted in accordance with applicable tax regulations). Unless an individual award agreement provides otherwise, the option price may be paid in the form of cash or cash equivalent; in addition, except where prohibited by the Administrator or applicable laws, rules and regulations, payment may also be made by: (i) delivery of shares of common stock owned by the participant; (ii) shares of common stock withheld upon exercise; (iii) delivery of written notice of exercise to Regional and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to Regional the amount of sale or loan proceeds to pay the option price; (iv) such other payment methods as may be approved by the Administrator and which are acceptable under applicable law; or (v) any combination of these methods. The Administrator will determine the term and conditions of an option and the period or periods during which, and conditions pursuant to which, a participant may exercise an option. The option term may not exceed 10 years, or five years with respect to incentive options granted to an employee who possesses more than 10% of the total combined voting power of all classes of our stock or stock of our parent or subsidiary corporation, if any. Options are generally subject to certain restrictions on exercise if the participant terminates employment or service unless an award agreement provides otherwise.

Stock Appreciation Rights. Under the terms of the 2015 Plan, SARs may be granted to the holder of an option (a “related option”) with respect to all or a portion of the shares of common stock subject to the related option (a “related SAR”) or may be granted separately (a “freestanding SAR”). The consideration to be received by the holder of an SAR may be paid in cash, shares of common stock (valued at fair market value on the date of the SAR exercise) or a combination of cash and shares of common stock, as determined by the Administrator. The holder of an SAR is entitled to receive from us, for each share of common stock with respect to which the SAR is being exercised, consideration equal in value to the excess, if any, of the fair market value of a share of common stock on the date of exercise over the base price per share of such SAR. The base price may be no less than 100% of the fair market value per share of our common stock on the date the SAR is granted (except for certain SARs assumed or substituted in a merger or other transaction where the base price is adjusted in accordance with applicable tax regulations).

SARs are exercisable according to the terms established by the Administrator and stated in the applicable award agreement. Upon the exercise of a related SAR, the related option is deemed to be canceled to the extent of the number of shares of common stock for which the related SAR is exercised. Likewise, a related SAR will be canceled to the extent of the number of shares as to which a related option is exercised or surrendered. An SAR may not be exercised more than 10 years after it was granted, or such shorter period as may apply to related options in the case of related SARs. The Administrator will determine the extent, if any, to which a participant may exercise an SAR following termination of employment or service, which rights, if any, will be stated in an award agreement.

Restricted Awards. Under the terms of the 2015 Plan, the Administrator may grant restricted awards to participants for such numbers, upon such terms and at such times as the Administrator determines. Restricted awards may be in the form of restricted stock awards and/or restricted stock units that are subject to certain conditions, which conditions must be met in order for such award to vest and be earned, in whole or in part, and no longer subject to forfeiture. Restricted stock awards are payable in shares of common stock. Restricted stock units may be payable in cash or shares of common stock, or partly in cash and partly in shares of common stock, in accordance with the terms of the 2015 Plan and the discretion of the Administrator.

The Administrator will determine the restriction period for each restricted award and will determine the conditions that must be met in order for a restricted award to be granted or to vest or be earned (in whole or in part). These conditions may include (but are not limited to) payment of a stipulated purchase price, attainment of performance objectives, continued service or employment for a certain period of time (or a combination of attainment of performance objectives and continued service), retirement, disability, death or any combination of conditions. In the case of restricted awards based upon performance factors or criteria, or a combination of performance factors or criteria and continued service, the Administrator will determine the performance factors or criteria to be used in valuing restricted awards, and these performance measures may vary from participant to participant and between groups of participants and will be based upon such corporate, business unit or division and/or individual performance factors or criteria as the Administrator determines. However, with respect to restricted awards payable to “covered employees” (generally the chief executive officer or one of the three next highest compensated named executive officers other than the chief financial officer) that are intended to qualify for the compensation deduction limitation exception available under Code Section 162(m), to the extent required under Code Section 162(m), the performance measures are limited to one or more of the performance factors or criteria described below under “Performance-Based Compensation – Code Section 162(m) Requirements.” In addition, with respect to compensation that is not intended to qualify for the performance-based compensation exception under Code Section 162(m), the Administrator may apply other performance factors and criteria, which may or may not be objective. The Administrator has authority to determine whether and to what degree restricted awards have vested and been earned and are payable, as well as to establish and interpret the terms and conditions of restricted awards. If a participant’s employment or service is terminated for any reason and all or any part of a restricted award has not vested or been earned pursuant to the terms of the 2015 Plan and the individual award agreement, the award will be forfeited, unless an award agreement or the Administrator provides otherwise.

Performance Awards. Under the terms of the 2015 Plan, the Administrator may grant performance awards to participants upon such terms and conditions and at such times as the Administrator determines. Performance awards may be in the form of performance shares and/or performance units. An award of a performance share is a grant of a right to receive shares of common stock or the cash value thereof (or a combination of both) that is contingent upon the achievement of performance or other objectives during a specified period and that has a value on the date of grant equal to the fair market value (as determined in accordance with the 2015 Plan) of a share of common stock. An award of a performance unit is a grant in an amount determined by the Administrator that gives the holder the opportunity to receive shares of common stock, a cash payment or combination of common stock and cash (as determined by the Administrator), which is contingent upon the achievement of performance or other objectives during a specified period and which has an initial value determined in a dollar amount established by the Administrator at the time of grant.

The Administrator will determine the performance period for each performance award and will determine the conditions that must be met in order for a performance award to be granted or to vest or be earned (in whole or in part). These conditions may include (but are not limited to) payment of a stipulated purchase price, attainment of performance objectives, continued service or employment for a certain period of time or a combination of such conditions. In the case of performance awards based upon specified performance objectives, the Administrator will determine the performance factors or criteria to be used in valuing performance awards, and these performance factors or criteria may vary from participant to participant and between groups of participants and will be based upon such corporate, business unit or division and/or individual performance factors or criteria as the Administrator determines. However, with respect to performance awards payable to covered employees that are intended to qualify as performance-based compensation under Code Section 162(m), to the extent required under Code Section 162(m), the performance factors or criteria are limited to one or more of the performance factors or criteria described below under “Performance-Based Compensation – Code Section 162(m) Requirements.” In addition, with respect to compensation that is not intended to qualify for the performance-based compensation exception under Code Section 162(m), the Administrator may apply other performance factors and criteria, which may or may not be objective. The Administrator has authority to determine whether and to what degree performance awards have been earned and are payable, as well as to interpret the terms and conditions of performance awards. If a participant’s employment or service is terminated for any reason and all or any part of a performance award has not been earned pursuant to the terms of the 2015 Plan and the individual award agreement, the award will be forfeited, unless an award agreement or the Administrator provides otherwise.

Phantom Stock Awards. Under the terms of the 2015 Plan, the Administrator may grant phantom stock awards to participants in such numbers, upon such terms and at such times as the Administrator may determine. An award of phantom stock is an award of a number of hypothetical share units with respect to shares of our common stock, with a value based on the fair market value of a share of common stock.

Subject to the terms of the 2015 Plan, the Administrator has authority to determine whether and to what degree phantom stock awards have vested and are payable and to interpret the terms and conditions of phantom stock awards. Upon vesting of all or part of a phantom stock award and satisfaction of other terms and conditions that the Administrator establishes, the holder of a phantom stock award will be entitled to a payment of an amount equal to the fair market value of one share of our common stock with respect to each such phantom stock unit that has vested and is payable. We may make payment in cash, shares of common stock or a combination of cash and stock, as determined by the Administrator. If a participant’s employment or service is terminated for any reason and all or any part of a phantom stock award has not vested and become payable pursuant to the terms of the 2015 Plan and the individual award agreement, the participant will forfeit the award unless an award agreement or the Administrator provides otherwise.

Other Stock-Based Awards. The Administrator may grant other stock-based awards, which may be valued in whole or in part by reference to, or otherwise based on or related to, shares of common stock or awards for shares of common stock. Such other stock-based awards include, but are not limited to, awards granted in lieu of bonus, salary or other compensation, awards granted with vesting or performance conditions and/or awards granted without being subject to vesting or performance conditions. Subject to the provisions of the 2015 Plan, the Administrator will determine the number of shares of common stock to be awarded to a participant under (or otherwise related to) such other stock-based awards, whether such awards may be settled in cash or shares of common stock (or a combination of both), and the other terms and conditions of such awards.

Dividends and Dividend Equivalents. The Administrator may provide that awards (other than options and SARs) earn dividends or dividend equivalents; however, dividends and dividend equivalents, if any, on unearned or unvested performance-based awards may not be paid (even if accrued) unless and until the underlying award (or portion thereof) has vested and/or been earned. We may pay such dividends or dividend equivalents currently or credit such dividends or dividend equivalents to a participant’s account, subject to such additional restrictions and conditions as the Administrator may establish. Any dividends or dividend equivalent rights related to an award will be structured with the intent so as to avoid causing the award and related dividends or dividend equivalent rights to be subject to Code Section 409A or will otherwise be structured with the intent that the award and dividends and dividend equivalent rights are in compliance with Code Section 409A.

Change of Control

Under the terms of the 2015 Plan, the following provisions will apply in the event of a change of control (except to the extent, if any, otherwise required under Code Section 409A):

-	To the extent that the successor or surviving company in the change of control event does not assume or substitute for an award (or in which Regional is the ultimate parent corporation and does not continue the award) on substantially similar terms or with substantially equivalent economic benefits as awards outstanding under the Plan (as determined by the Administrator), (i) all outstanding options and SARs will become fully vested and exercisable, whether or not then otherwise vested and exercisable; and (ii) any restrictions, including but not limited to the restriction period, performance period and/or performance factors or criteria applicable to any award other than options or SARs will be deemed to have been met, and such awards will become fully vested, earned and payable to the fullest extent of the original grant of the applicable award (or, in the case of performance-based awards, the earning of which is based on attaining a target level of performance, such awards will be deemed earned at target).

-	In addition, in the event that an award is substituted, assumed or continued, the award will become vested (and, in the case of options and SARs, exercisable) in full and any restrictions, including but not limited to the restriction period, performance period and/or performance factors or criteria applicable to any outstanding award other than options or SARs will be deemed to have been met and such awards will become fully vested, earned and payable to the fullest extent of the original award (or, in the case of performance-based awards, the earning of which is based on attaining a target level of performance, such awards will be deemed earned at target), if the employment or service of the participant is terminated within six months before (in which case vesting will not occur until the effective date of the change of control) or one year (or such other period after a change of control as may be stated in a participant’s employment agreement or similar agreement) after the effective date of a change of control if such termination of employment or service (i) is by Regional not for cause or (ii) is by the participant for good reason.

Transferability

Incentive options are not transferable other than by will or the laws of intestate succession or, in the Administrator’s discretion, as may otherwise be permitted in accordance with Code Section 422 and related regulations. Nonqualified options and SARs generally are not transferable other than by will or the laws of intestate succession, except for transfers if and to the extent permitted by the Administrator in a manner consistent with the registration provisions of the Securities Act. Restricted awards, performance awards, phantom stock awards and other stock-based awards that have not vested and/or been earned generally are not transferable other than transfers by will or the laws of intestate succession, and participants may not sell, transfer, assign, pledge or otherwise encumber shares subject to an award until the award has vested and/or been earned and all other conditions established by the Administrator have been met.

Forfeiture, Recoupment and Stock Retention

As noted above, the 2015 Plan authorizes the Administrator to require forfeiture and/or recoupment of plan benefits if a participant engages in certain types of detrimental conduct and to require that a participant comply with Regional’s Compensation

Recovery Policy and Stock Ownership and Retention Policy and/or other similar policies that may apply to the participant or be imposed under applicable laws.

Performance-Based Compensation – Code Section 162(m) Requirements

The 2015 Plan is structured with the intent of allowing the Compensation Committee to pay compensation to “covered employees” (as described above, the chief executive officer and the three next highest compensated named executive officers other than the chief financial officer) that may be exempt from Code Section 162(m). The Compensation Committee has the discretion to grant performance awards that are not intended to satisfy the requirements for “performance-based” compensation under Code Section 162(m). Code Section 162(m) generally denies a public corporation a deduction for compensation in excess of $1,000,000 paid to any covered employee unless the compensation is exempt from the $1,000,000 limitation because it qualifies as performance-based compensation. In order to qualify as performance-based compensation, the compensation paid under a plan to covered employees must be paid under pre-established objective performance goals determined and certified by a committee comprised of outside directors. All of the members of our Compensation Committee are intended to qualify as outside directors under Code Section 162(m) standards.

In addition to other requirements for the performance-based compensation exception under Code Section 162(m) to apply, stockholders must be advised of, and must approve, the material terms (or changes in material terms) of the performance goals under which compensation is to be paid. The material terms subject to stockholder approval include: (i) the employees eligible to receive compensation; (ii) a description of the business criteria on which the performance goal is based; and (iii) either the maximum amount of the compensation to be paid if the performance goal is met or the formula used to calculate the amount of compensation if the performance goal is met. The eligibility and participant award limitations are described above under “Purpose and Eligibility; Term” and “Share Limitations.” With respect to awards payable to covered employees that are intended to qualify for the compensation deduction limitation exception under Code Section 162(m), to the extent required under Code Section 162(m), the performance measures are limited to one or more of the following: (i) consolidated income before or after taxes (including income before interest, taxes, depreciation and amortization); (ii) EBITDA; (iii) adjusted EBITDA; (iv) operating income; (v) net income; (vi) adjusted cash net income; (vii) adjusted cash net income per share; (viii) net income per share and/or earnings per share (in each case, on a basic and/or diluted basis); (ix) book value per share; (x) return on members’ or stockholders’ equity; (xi) expense management (including, without limitation, total general and administrative expense percentages); (xii) return on investment; (xiii) improvements in capital structure; (xiv) profitability of an identifiable business unit or product; (xv) maintenance or improvement of profit margins; (xvi) stock price; (xvii) market share; (xviii) revenue or sales (including, without limitation, net loans charged off, average finance receivables, net loans charged off as percent of average net finance receivables, and net finance receivables); (xix) costs (including, without limitation, total general and administrative expense percentage); (xx) cash flow; (xxi) working capital; (xxii) multiple of invested capital; (xxiii) total debt (including, without limitation, total debt as a multiple of EBITDA); and (xxiv) total return.

Certain U.S. Federal Income Tax Consequences

The following summary generally describes the principal U.S. federal (and not foreign, state or local) income tax consequences of awards granted under the 2015 Plan as of the date of this proxy statement. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular employee or to Regional. The provisions of the Code and related regulations concerning these matters are complicated and their impact in any one case may depend upon the particular circumstances.

Incentive Options. Incentive options granted under the 2015 Plan are intended to qualify as incentive stock options under Code Section 422. Pursuant to Code Section 422, the grant and exercise of an incentive option generally will not result in taxable income to the participant (with the possible exception of alternative minimum tax liability) if the participant does not dispose of shares received upon exercise of such option less than one year after the date of exercise and two years after the date of grant, and if the participant has continuously been our employee from the date of grant to three months before the date of exercise (or 12 months in the event of death or disability). However, the excess of the fair market value of the shares received upon exercise of the incentive option over the option price for such shares generally will constitute an item of adjustment in computing the participant’s alternative minimum taxable income for the year of exercise. Thus, certain participants may increase their federal income tax liability as a result of the exercise of an incentive option under the alternative minimum tax rules of the Code.

We generally will not be entitled to a deduction for income tax purposes in connection with the exercise of an incentive option. Upon the disposition of shares acquired upon exercise of an incentive option, the participant will be taxed on the amount by which the amount realized upon such disposition exceeds the option price, and such amount will be treated as capital gain or loss.

If the holding period requirements for incentive option treatment described above are not met, the participant will be taxed as if he or she received compensation in the year of the disposition. The participant must treat gain realized in the premature disposition as ordinary income to the extent of the lesser of: (i) the fair market value of the stock on the date of exercise minus the option price or (ii) the amount realized on disposition of the stock minus the option price. Any gain in excess of these amounts may be treated as capital gain. We generally will be entitled to a corresponding income tax deduction to the extent that the amount represents reasonable compensation and an ordinary and necessary business expense, subject to any required income tax reporting.

Pursuant to the Code and the terms of the 2015 Plan, in no event can there first become exercisable by a participant in any one calendar year incentive options granted by Regional with respect to shares having an aggregate fair market value (determined at the time an option is granted) greater than $100,000. To the extent an incentive option granted under the 2015 Plan exceeds this limitation, it will be treated as a nonqualified option. In addition, no incentive option may be granted to an individual who owns, immediately before the time that the option is granted, stock possessing more than 10% of the total combined voting power of all classes of stock of Regional, unless the option price is equal to or exceeds 110% of the fair market value of the stock and the option period does not exceed five years.

Nonqualified Options. The grant of a nonqualified option should not result in taxable income to a participant or a tax deduction to Regional. The difference between the fair market value of the stock on the date of exercise and the option price will constitute taxable ordinary income to the participant on the date of exercise. We generally will be entitled to a corresponding income tax deduction to the extent that the amount represents reasonable compensation and an ordinary and necessary business expense, subject to any required income tax reporting. The participant’s basis in shares of common stock acquired upon exercise of an option will equal the option price plus the amount of income taxable at the time of exercise. Any subsequent disposition of the stock by the participant will be taxed as a capital gain or loss to the participant, and will be long-term capital gain or loss if the participant has held the stock for more than one year at the time of sale.

Stock Appreciation Rights. For federal income tax purposes, the grant of an SAR should not result in taxable income to a participant or a tax deduction to Regional. Upon exercise, the amount of cash and fair market value of shares received by the participant, less cash or other consideration paid (if any), is taxed to the participant as ordinary income, and Regional will generally be entitled to a corresponding income tax deduction to the extent the amount represents reasonable compensation and an ordinary and necessary business expense, subject to any required income tax reporting.

Restricted Stock Awards. The grant of a restricted stock award will not result in taxable income to the participant or a tax deduction to Regional for federal income tax purposes, unless the restrictions on the stock do not present a substantial risk of forfeiture or the award is transferable, as defined under Code Section 83. In the year that the restricted stock is no longer subject to a substantial risk of forfeiture, or the award is transferable, the fair market value of such shares at such date and any cash amount awarded, less cash or other consideration paid (if any), will be included in the participant’s ordinary income as compensation, except that, in the case of restricted stock issued at the beginning of the restriction period, the participant may elect to include in his or her ordinary income as compensation at the time the restricted stock is awarded, the fair market value of such shares at such time, less any amount paid for the shares. We generally will be entitled to a corresponding income tax deduction to the extent that the amount represents reasonable compensation and an ordinary and necessary business expense, subject to any required income tax reporting.

Restricted Stock Units, Performance Awards, Phantom Stock Awards, Other Stock-Based Awards and Dividend Equivalents. The grant of a restricted stock unit, performance award, phantom stock award, other stock-based awards or a dividend equivalent award generally should not result in taxable income to the participant or a tax deduction to Regional for federal income tax purposes. However, the participant will recognize income on account of the settlement of such award. The income recognized by the participant at that time will be equal to any cash that is received and the fair market value of any stock that is received in settlement of the award. We generally will be entitled to a corresponding income tax deduction upon the settlement of such an award equal to the ordinary income recognized by the participant to the extent that the amount represents reasonable compensation and an ordinary and necessary business expense, subject to any required income tax reporting.

Code Section 409A. Awards granted under the 2015 Plan may be subject to Code Section 409A and related regulations and other guidance. Code Section 409A imposes certain requirements on compensation that is deemed under Code Section 409A to involve deferred compensation. If Code Section 409A applies to the 2015 Plan or any award, and the 2015 Plan and award do not, when considered together, satisfy the requirements of Code Section 409A during a taxable year, the participant will have ordinary income in the year of non-compliance in the amount of all deferrals subject to Code Section 409A to the extent that the award is not subject to a substantial risk of forfeiture. The participant will be subject to an additional tax of 20% on all amounts includable in income and may also be subject to interest charges under Code Section 409A. We do not have any responsibility to take, or to refrain from taking, any actions in order to achieve a certain tax result for any participant.

Performance-based Compensation – Section 162(m) Requirements. The 2015 Plan is structured with the intent of allowing the Compensation Committee to pay compensation exempt from Code Section 162(m) in order to preserve, to the extent practicable, Regional’s ability to claim a tax deduction for such awards under the 2015 Plan to covered employees, although the Compensation

Committee reserves the discretion to award compensation under the 2015 Plan that does not comply with the Code Section 162(m) exemption. Code Section 162(m) generally denies an employer a deduction for compensation paid to covered employees of a publicly held corporation in excess of $1,000,000 unless the compensation is exempt from the $1,000,000 limitation because it is performance-based compensation. Subject to Code Section 162(m) and certain reporting requirements, we may be entitled to an income tax deduction with respect to the amount of compensation includable as income to the participant.

New Plan Benefits

No awards will be granted under the 2015 Plan unless it is approved by the stockholders. The selection of individuals who will receive awards under the 2015 Plan, if stockholders approve the 2015 Plan, and the amount of any such awards is not yet determinable due to vesting, performance and other requirements. Therefore, it is not possible to predict the benefits or amounts that will be received by, or allocated to, particular individuals or groups of participants.

In 2014, we granted awards under the 2011 Plan to our named executive officers and outside directors and to other eligible employees. Our equity grant program is described under the “Compensation and Other Information Concerning Our Executive Officers and Directors” section in this proxy statement.

The Board believes that approval of the 2015 Plan is in the best interests of Regional in order to continue the purposes of our equity compensation program and serve as an important recruitment and retention tool. The Board believes that substantial equity-based ownership encourages management to take actions favorable to the long-term interests of Regional and its stockholders. Accordingly, equity-based compensation makes up a significant portion of the overall compensation of our executive management team. The Board believes that the adoption of the 2015 Plan will allow us to continue the use of equity compensation as a component of a competitive, but measured, overall compensation program.

The Board of Directors unanimously recommends a vote “FOR” approval of the Regional Management Corp. 2015 Long-Term Incentive Plan.

PROPOSAL FOUR

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RE-APPROVAL OF REGIONAL MANAGEMENT CORP.

ANNUAL INCENTIVE PLAN

General Information

Annual incentive compensation is a key component of our pay-for-performance strategy and is implemented through our Annual Incentive Plan, which was first approved by the Board and our stockholders in August 23, 2011. As discussed in more detail below, we are asking our stockholders to re-approve the Annual Incentive Plan, as amended and restated effective March 23, 2015 (the “Annual Incentive Plan”), in order to attempt to preserve, to the extent practicable, Regional’s federal income tax deduction under Code Section 162(m) for compensation paid under the Annual Incentive Plan to certain officers and employees that is intended to satisfy the performance-based compensation exception under Code Section 162(m). In addition to other requirements for the performance-based compensation exception, stockholders must be advised of, and must approve, the material terms of the performance goals under which compensation is to be paid no less often than every five years, or sooner under certain circumstances.

The discussion that follows is qualified in its entirety by reference to the Annual Incentive Plan, which is attached as Appendix B to this Proxy Statement. An electronic copy of the Annual Incentive Plan is available free of charge as Appendix B to the electronic version of this Proxy Statement on the SEC’s website at www.sec.gov. Stockholders should refer to the Annual Incentive Plan for more complete and detailed information about the Annual Incentive Plan. Stockholders may also receive a copy of the form of the Annual Incentive Plan prior to its amendment and restatement by referring to the exhibit index of our most recent Annual Report on Form 10-K, accessible on the SEC’s website at www.sec.gov. In the event that the Annual Incentive Plan is not re-approved by the stockholders, payments made to certain of our executive officers may not be deductible for federal income tax purposes under Code Section 162(m). If stockholders do not re-approve the Annual Incentive Plan, the Compensation Committee will re-evaluate the appropriate means to provide annual incentive compensation opportunities to our executives and other employees.

“Best Practices” Integrated Into Regional’s Annual Incentive Plan

Key features of the Annual Incentive Plan and our compensation practices that the Board believes reflect responsible compensation and governance practices while promoting stockholder interests include the following:

✓	Attainment of Performance Objectives. Bonus amounts payable to covered employees (as defined below) that are intended to qualify under Code Section 162(m) are paid only upon attainment of specified, pre-established performance goals.

✓	Maximum Bonus Amounts. The maximum bonus any participant may be granted during any fiscal year under the Annual Incentive Plan is $2,500,000 (which limit is not proposed to be increased).

✓	Short-Term Incentive Program. In 2014, Regional approved a short-term incentive program for the grant of certain awards under the Annual Incentive Plan. Our short-term incentive program generally creates wealth accumulation opportunities with a focus on a performance-based compensation program customized to achieve specific objectives, rewards based on increased levels of success and emphasis on appropriate levels of performance measurement. The key goals addressed by our short-term incentive program include (1) achievement of short-term financial and operational objectives, (2) increased stakeholder/stockholder value, (3) motivation and attraction of key talent, (4) rewarding key contributors for performance against established criteria and (5) focus on our pay-for-performance compensation strategy.

✓	Forfeiture and Recoupment Policies. As described above under “Proposal Three: Approval of Regional Management Corp. 2015 Long-Term Incentive Plan – Best Practices Integrated into Regional’s Equity Compensation Program and the 2015 Plan,” the Annual Incentive Plan authorizes the Compensation Committee or the Board to require forfeiture and/or recoupment of plan benefits if a participant engages in certain types of detrimental conduct and to require that a participant be subject to any compensation recovery policy or similar policies that may apply to the participant or be imposed under applicable laws. Regional maintains a compensation recoupment policy administered by the Compensation Committee that generally applies to our executive officers, the corporate controller and such other officers or employees as may be determined from time to time by the Compensation Committee. The recoupment policy provides for recovery of certain incentive compensation paid to a covered person in the event that he or she was awarded incentive compensation based on financial results that are subsequently re-stated due to the misconduct of such person, such person breaches certain restrictive covenants applicable to him or her or such recovery is otherwise required by applicable laws, rules or regulations.

✓	Stock Ownership Guidelines/Equity Retention Policy. Regional’s executive officers, other selected officers and employees and members of our Board are subject to minimum stock ownership and stock retention requirements pursuant to our Stock Ownership and Retention Policy.

✓	Administered by Independent Committee. The Annual Incentive Plan is administered by the Compensation Committee. All members of the Compensation Committee are intended to qualify as “independent directors” under NYSE listing standards, “non-employee directors” under Rule 16b-3 adopted under the Exchange Act and “outside directors” under Code Section 162(m) to the extent required.

✓	Prohibition Against Hedging and Pledging. Our Code of Conduct prohibits directors, officers and employees from engaging in activities designed to (i) profit from trading (versus investing) activity or (ii) profit from or hedge against decreases in the value of Regional securities. As noted above, we also maintain a stock ownership and retention policy, which prohibits the pledging of any shares subject to the retention requirements thereunder.

Recent Annual Incentive Plan Amendments

The Board, upon the recommendation of the Compensation Committee, approved the amendment and restatement of the Annual Incentive Plan effective March 23, 2015, subject to stockholder re-approval of the Annual Incentive Plan. The amendments include the following:

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Making certain clarifications regarding operation of the Annual Incentive Plan, including clarifying that the Compensation Committee has the authority to reduce or eliminate awards, including awards that would otherwise be deemed earned.

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Slightly modifying the performance objectives that may apply with respect to awards granted under the Annual Incentive Plan in order to better align such objectives with Regional’s operations and goals. See “Performance Objectives,” below.

•	Expanding eligibility under the plan from executive officers and key employees to officers and other employees selected by the Compensation Committee.

•	Making adjustments to bring certain plan terms, including certain definitions, into closer alignment with the language of the 2015 Plan where appropriate.

Code Section 162(m) Requirements

As noted above, the Annual Incentive Plan is structured with the intent of allowing the Compensation Committee to pay compensation to “covered employees” (as described above, the chief executive officer and the three next highest compensated named executive officers other than the chief financial officer) that may be exempt from Code Section 162(m). The Compensation Committee has the discretion to grant awards that are not intended to satisfy the requirements for “performance-based” compensation under Code Section 162(m). Code Section 162(m) generally denies a public corporation a deduction for compensation in excess of $1,000,000 paid to any covered employee unless the compensation is exempt from the $1,000,000 limitation because it qualifies as performance-based compensation. In order to qualify as performance-based compensation, the compensation paid under a plan to covered employees must be paid under pre-established objective performance goals determined and certified by a committee comprised of outside directors. All of the members of our Compensation Committee are intended to qualify as outside directors under Code Section 162(m) standards.

In addition to other requirements for the performance-based compensation exception under Code Section 162(m) to apply, stockholders must be advised of, and must approve, the material terms (or changes in material terms) of the performance goals under which compensation is to be paid. In an attempt to preserve, to the extent practicable, Regional’s ability to deduct compensation payable under the Annual Incentive Plan to covered employees that is intended to satisfy the performance-based compensation exception, we are proposing that stockholders re-approve the Annual Incentive Plan. The material terms subject to stockholder approval include: (i) the employees eligible to receive compensation; (ii) a description of the business criteria upon which the performance goal is based; and (iii) either the maximum dollar amount of compensation to be paid if the performance goal is met or the formula used to calculate the amount of compensation if the performance goal is met. Each of the material terms is described below. The participant award limitation provision is not proposed to be changed; minor modifications to the eligibility provision and performance objectives are discussed under “Eligibility; Awards” and “Performance Objectives,” below.

Purpose

The purpose of the Annual Incentive Plan is to enable Regional to attract, retain, motivate and reward selected officers and other employees of Regional and its affiliates by providing them with the opportunity to earn annual incentive compensation awards based on attainment of performance objectives.

Administration

The Annual Incentive Plan is administered by the Compensation Committee of our Board or such other committee of our Board to which it has delegated power. Subject to the terms of the Annual Incentive Plan, the Compensation Committee has the authority to take any action with respect to the Annual Incentive Plan, including but not limited to the authority to: (i) determine all matters related to awards, including selection of individuals to be granted awards and all other terms, conditions, restrictions and limitations of an award; and (ii) construe and interpret the Annual Incentive Plan, establish and interpret rules and regulations for administration of the Annual Incentive Plan and make all other determinations necessary or advisable for administering the Annual Incentive Plan. In certain circumstances, the Compensation Committee may delegate the authority to grant awards (to persons other than covered employees) and make other determinations with respect to such awards (subject to any restrictions imposed by applicable laws, rules and regulations and such terms and conditions as may be established under the Annual Incentive Plan or by the Compensation Committee).

Eligibility; Awards

Participants in the Annual Incentive Plan are those officers and employees of Regional and its affiliates who are selected by the Compensation Committee to participate. As of March 20, 2015, approximately 1,400 employees were eligible to be selected to participate in the Annual Incentive Plan. However, we expect that awards will be made to up to approximately 40 employees annually, including approximately six executive officers of the Company. The Annual Incentive Plan provides for the payment of incentive bonuses in the form of cash, or, at the discretion of the Compensation Committee, in awards of shares under the 2015 Plan or the 2011 Plan. For performance-based bonuses intended to comply with the performance-based compensation exception under Code Section 162(m), the Compensation Committee will establish such target incentive bonuses for each individual participant in the Annual Incentive Plan as may be required or permitted by Code Section 162(m). However, the Compensation Committee may in its sole discretion grant such bonuses, if any, to such participants as the Compensation Committee may choose, in respect of any given performance period, that are not intended to comply with the performance-based compensation exception under Code Section 162(m). No participant may receive a bonus under the Annual Incentive Plan, with respect of any fiscal year of Regional, in excess of $2,500,000. As noted above, this limit is not proposed to be changed from the current plan.

Amendment and Termination

The Board or the Compensation Committee may at any time amend, suspend, discontinue or terminate the Annual Incentive Plan and any awards granted under the Annual Incentive Plan, subject to stockholder approval of any amendments if required by applicable laws, rules or regulations. The Compensation Committee has unilateral authority to amend the Annual Incentive Plan and any award (without participant consent) to the extent necessary to comply with applicable laws, rules or regulations or changes to applicable laws, rules and regulations and to reduce or eliminate an award. The Compensation Committee also has the authority to make adjustments to awards and performance objectives upon the occurrence of certain unusual or infrequent events, changes in applicable law or other similar circumstances, as described in the Annual Incentive Plan. In addition, the Compensation Committee’s authority to grant awards and authorize payments under the Annual Incentive Plan does not restrict its authority to grant compensation to employees under other Regional compensation plans or programs.

Performance Objectives

The Compensation Committee will establish the performance periods over which performance objectives will be measured. A performance period may be for a fiscal year or a shorter period, as determined by the Compensation Committee, and performance periods may overlap. For a given performance period, the Compensation Committee will establish (i) the performance objective or objectives that must be achieved for a participant to receive a bonus for such performance period, and (ii) the target incentive bonus for each participant. The performance objectives may be based on individual, business unit/function and/or corporate performance measures. With respect to awards granted to covered employees that are intended to qualify for the performance-based compensation exception under Code Section 162(m), the performance goals must be objective and must be based upon one or more of the following criteria, as determined by the Compensation Committee: (i) consolidated income before or after taxes (including income before interest, taxes, depreciation and amortization); (ii) EBITDA; (iii) adjusted EBITDA; (iv) operating income; (v) net income; (vi) adjusted cash net income; (vii) adjusted cash net income per share; (viii) net income per share and/or earnings per share (in each case, on a basic and/or diluted basis); (ix) book value per share; (x) return on members’ or stockholders’ equity; (xi) expense management (including, without limitation, total general and administrative expense percentages); (xii) return on investment; (xiii) improvements in capital structure; (xiv) profitability of an identifiable business unit or product; (xv) maintenance or improvement of profit margins;

(xvi) stock price; (xvii) market share; (xviii) revenue or sales (including, without limitation, net loans charged off, average finance receivables, net loans charged off as percent of average net finance receivables, and net finance receivables); (xix) costs (including, without limitation, total general and administrative expense percentage); (xx) cash flow; (xxi) working capital; (xxii) multiple of invested capital (xxiii) total debt (including, without limitation, total debt as a multiple of EBITDA), and (xxiv) total return. The foregoing criteria may relate to us, one or more of our subsidiaries or other affiliates or one or more of our divisions, departments or units, or any combination of the foregoing, and may be applied on an absolute basis, in relation to performance in a prior period and/or in relation to one or more peer group companies or indices, or any combination thereof, all as the Compensation Committee will determine. The performance objectives established by the Compensation Committee may be different for different performance periods and different objectives may be applicable to different officers and employees. The Compensation Committee may apply other performance criteria for participants who are not covered employees, which may or may not be objective. Also, the Compensation Committee may adjust awards as appropriate for partial achievement of goals or other factors, and may interpret and make necessary and appropriate adjustments to performance goals and the manner in which goals are evaluated, although generally no such adjustment may be made with respect to an award granted to a covered employee if the award would not comply with Code Section 162(m) except in the event of a change of control or as otherwise permitted under Code Section 162(m).

Earning and Payment of Awards

As soon as practicable after the applicable performance period ends, the Compensation Committee will (i) determine (A) whether and to what extent any of the performance objective(s) established for such performance period have been satisfied and certify to such determination, and (B) for each participant employed as of the last day of the applicable performance period, unless otherwise determined by the Compensation Committee, the actual bonus to which such participant will be entitled, taking into consideration the extent to which the performance objective(s) have been met and such other factors as the Compensation Committee may deem appropriate and (ii) cause such bonus to be paid to such participant.

The Compensation Committee has absolute discretion to reduce or eliminate the amount of an award granted to a participant, including an award otherwise earned and payable under the Annual Incentive Plan, and to establish rules or procedures that have the effect of limiting the amount payable to each participant to an amount that is less than the maximum amount otherwise authorized as that participant’s target incentive bonus. The Compensation Committee does not have the discretion to increase the amount of an award payable under the Annual Incentive Plan to any participant who is a covered employee to the extent that the award is intended to comply with the qualified performance-based compensation exception under Code Section 162(m) (except as otherwise provided in the Annual Incentive Plan in the event of a change of control or as otherwise permitted under Code Section 162(m)).

Effect of Termination and Other Events

If a participant dies or becomes disabled prior to the date on which bonuses under the Annual Incentive Plan for the applicable performance period are payable, the participant may, in the Compensation Committee’s discretion, receive an annual bonus equal to the bonus otherwise payable to the participant based on actual company performance for the applicable performance period or, if determined by the Compensation Committee, based upon achieving targeted performance objectives, pro-rated for the days of employment during the performance period. Unless otherwise determined by the Compensation Committee, if a participant’s employment terminates for any other reason, such participant will not receive a bonus.

Change of Control

Upon a change of control (as defined in the Annual Incentive Plan), the Compensation Committee, as constituted immediately prior to the change of control, will determine whether and to what extent the performance criteria have been met or will be deemed to have been met for the year in which the change of control occurs and for any completed performance period for which a determination under the Plan has not been made.

Forfeiture and Recoupment

The Compensation Committee may in its discretion at any time provide that an award or benefits related to an award shall be forfeited and/or recouped if the participant, during employment or service or following termination of employment or service for any reason, engages in certain specified conduct, including but not limited to violation of our policies, breach of non-solicitation, noncompetition, confidentiality or other restrictive covenants, or other conduct by the participant that is determined by the Compensation Committee to be detrimental to the business or reputation of Regional. In addition, the Compensation Committee may at any time require that a participant agree to abide by any equity retention policy, stock ownership guidelines, compensation recovery policy, recoupment, forfeiture and/or other policies adopted by Regional. As noted above, Regional maintains a Compensation Recoupment Policy administered by the Compensation Committee that provides for the recovery of certain incentive compensation paid to a covered person in the event that he or she was awarded incentive compensation based on financial results that are subsequently re-stated due to the misconduct of such person, such person breaches certain restrictive covenants applicable to him or her or such recovery is otherwise required by applicable laws, rules or regulations.

Certain Federal Income Tax Consequences

The following summary generally describes the principal U.S. federal (and not foreign, state or local) income tax consequences of awards granted under the Annual Incentive Plan as of the date of this proxy statement. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular employee or to Regional. The provisions of the Code and regulations thereunder relating to these matters are complicated and their impact in any one case may depend upon the particular circumstances.

In general, a participant in the Annual Incentive Plan will be taxed at ordinary income rates on any cash bonus in the year received. Generally, Regional may receive a federal income tax deduction corresponding to the amount included in the participant’s income (subject to compliance with the Code Section 162(m) requirements described herein).

Code Section 409A

Code Section 409A imposes certain requirements on compensation that is deemed under Code Section 409A to involve deferred compensation. Awards granted under the Annual Incentive Plan are designed to be exempt from (or comply with) Code Section 409A. However, if Code Section 409A is deemed to apply to the Annual Incentive Plan or any award, and the Annual Incentive Plan and award do not, when considered together, satisfy the requirements of Code Section 409A during a taxable year, the participant will have ordinary income in the year of non-compliance in the amount of all deferrals subject to Code Section 409A to the extent that the award is not subject to a substantial risk of forfeiture. The participant will be subject to an additional tax of 20% on all amounts includable in income and may also be subject to interest charges under Code Section 409A. Subject to Code Section 162(m) and certain reporting requirements, we may be entitled to a federal income tax deduction with respect to the amount of compensation includable as income to the participant. Regional does not undertake to have any responsibility to take, or to refrain from taking, any actions in order to achieve a certain tax result for any participant.

Performance-based Compensation – Section 162(m) Requirements

As noted above, the Annual Incentive Plan is intended to comply with the requirements imposed by Code Section 162(m) and related regulations in order to attempt to preserve, to the extent practicable, Regional’s federal income tax deduction for awards made under the Annual Incentive Plan to covered employees that are intended to satisfy the performance-based compensation exception under Code Section 162(m). Accordingly, there can be no guarantee that all compensation will qualify for the performance-based compensation exception under Code Section 162(m). The Compensation Committee may decide, in its discretion, to pay incentive-based compensation or grant awards that are not intended to qualify for the performance-based compensation exception under Code Section 162(m) if it determines that this is in Regional’s and its stockholders’ best interests.

Plan Benefits

As noted above, awards made under the Annual Incentive Plan are made at the Compensation Committee’s discretion and are based on attainment of performance objectives. Accordingly, it is not possible to determine at this time the amount of the awards that will be paid for the current fiscal year or the amount of future awards under the Annual Incentive Plan. However, the cash bonuses that were earned by the named executive officers for fiscal year 2014 under the Annual Incentive Plan are described below in the Summary Compensation Table and 2014 Grants of Plan-Based Awards Table. The Annual Incentive Plan prior to amendment and restatement is also described in further detail under “Compensation and Other Information Concerning Our Executive Officers and Directors – Elements of Compensation – Performance-Based Annual Cash Awards,” above.

The Board of Directors unanimously recommends a vote “FOR” re-approval of the Regional Management Corp. Annual Incentive Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of the close of trading on March 9, 2015, of: (i) each person known by us to beneficially own more than five percent of our common stock; (ii) each of our directors; (iii) each of our executive officers and named executive officers; and (iv) all of our directors and executive officers, as a group.

	Shares Beneficially Owned(1)
Name	Number	Percentage
Shareholders Agreement Group(2)	1,239,246	9.4%
Wellington Management Company LLP(3)	1,261,605	9.8%
Nantahala Capital Management, LLC(4)	653,996	5.1%
Second Curve Capital, LLC(5)	1,266,683	9.9%
Glen Capital Partners LLC(6)	853,962	6.6%
Basswood Capital Management, L.L.C.(7)	994,601	7.7%
Prescott Group Capital Management, L.L.C. (8)	952,162	7.4%
Roel C. Campos(9)	17,837	*
Michael R. Dunn	180,213	1.4%
Steven J. Freiberg	20,465	*
Richard A. Godley(10)	136,507	1.1%
Alvaro G. de Molina(11)	27,817	*
Carlos Palomares(12)	20,610	*
C. Glynn Quattlebaum(13)	372,447	2.8%
Jody L. Anderson	—	—
Donald E. Thomas(14)	53,300	*
Daniel J. Taggart	—	—
A. Michelle Masters(15)	17,783	*
Brian J. Fisher	2,517	*
Thomas F. Fortin(16)	271,432	2.1%
All directors and executive officers, as a group (12 persons)	849,496	6.4%

*	Amount represents less than 1.0%
(1)	Applicable percentage of ownership is based upon 12,853,743 shares of our common stock outstanding on March 9, 2015. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares shown as beneficially owned. Shares of common stock subject to options currently exercisable or exercisable within 60 days are deemed outstanding for computing the shares and percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person or entity. Except as otherwise indicated, the persons or entities listed in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them. The address for all directors and officers listed in the table above is c/o Regional Management Corp., 509 West Butler Road, Greenville, South Carolina 29607.
(2)	The “Shareholders Agreement Group” is comprised of those parties to the Amended and Restated Shareholders Agreement described under “Certain Relationships and Related Person Transactions” below. Parallel 2005 Equity Fund, LP (with its affiliates, “Parallel”); Palladium Equity Partners III, L.P. (with its affiliates, “Palladium”); the Richard A. Godley, Sr. Revocable Trust dated August 29, 2005; Vanessa Bailey Godley; William T. “Tyler” Godley; the Tyler Godley 2011 Irrevocable Trust dated March 28, 2011; the Pamela Denise Godley Revocable Trust dated November 3, 2011; the Haylei D. Tucker Family 2012 Irrevocable Trust dated December 17, 2012; the Tyler Godley Children 2012 Irrevocable Trust dated December 17, 2012; Jerry L. Shirley; Brenda F. Kinlaw; C. Glynn Quattlebaum; Sherri Quattlebaum; and Jesse W. Geddings are parties to the Shareholders Agreement. The information reported is based in part on a Schedule 13G/A filed with the SEC on February 13, 2015. The address of Parallel is 2525 McKinnon Street, Suite 330, Dallas, Texas 75201. The address of Palladium is Rockefeller Center, 1270 Avenue of the Americas, Suite 2200, New York, New York 10020. The address of all other members of the Shareholders Agreement Group is c/o Regional Management Corp., 509 West Butler Road, Greenville, South Carolina 29607. The amount stated includes (i) 2,000 shares subject to options beneficially owned by Mr. Godley (see footnote 10 below); (ii) 279,844 shares subject to options beneficially owned by Mr. Quattlebaum (see footnote 13 below); and (v) 5,510 shares subject to options beneficially owned by Mr. Geddings. All such options are either currently exercisable or exercisable within 60 days of March 9, 2015, and no party beneficially owning such options will have voting or investment power until the options are exercised. Such shares are considered outstanding for the purpose of computing the percentage of outstanding stock owned by the Shareholders Agreement Group, but not for the purpose of computing the percentage ownership of any other person, except as stated elsewhere in these footnotes.

(3)	The information reported is based on a Schedule 13G/A filed with the SEC on February 12, 2015, reporting shared power of Wellington Management Company LLP (“Wellington”) to vote or direct the vote of 818,383 shares and shared power to dispose or direct the disposition of 1,261,605 shares. The business address of Wellington is 280 Congress Street, Boston, MA 02210.
(4)	The information reported is based on a Schedule 13G filed with the SEC on February 17, 2015, reporting sole power of Nantahala Capital Management, LLC (“Nantahala”) to vote or direct the vote and to dispose or direct the disposition of 653,996 shares. The business address of Nantahala is 19 Old Kings Highway South, Suite 200, Darien, CT 06820.
(5)	The information reported is based on a Form 4 filed with the SEC on February 17, 2015, reporting shared ownership of 1,266,683 shares by Second Curve Capital, LLC (“Second Curve”) and Thomas K. Brown. Mr. Brown is the Managing Member of Second Curve. The business address of Second Curve and Mr. Brown is 237 Park Avenue, 9th Floor, New York, New York 10017.
(6)	The information reported is based on a Schedule 13G filed with the SEC on December 22, 2014, reporting shared power of Glen Capital Partners LLC and certain of its affiliates (collectively, “Glen Capital”) to vote or direct the vote and to dispose or direct the disposition of 853,962 shares. Gregory L. Summe is the sole member of Glen Capital. The business address of Glen Capital and Mr. Summe is 800 South Street, Suite 160, Waltham, MA 02453.
(7)

The information reported is based on a Schedule 13G filed with the SEC on February 17, 2015, reporting shared power of Basswood Capital Management, L.L.C., Matthew Lindenbaum, and Bennett Lindenbaum (collectively, “Basswood”) to vote or direct the vote and to dispose or direct the disposition of 994,601 shares. The business address of Basswood is 645 Madison Avenue, 10th Floor, New York NY 10022.

(8)	The information reported is based on a Schedule 13G filed with the SEC on February 17, 2015, reporting shared power of Prescott Group Capital Management, L.L.C. and certain of its affiliates (collectively, “Prescott”) to vote or direct the vote and to dispose or direct the disposition of 952,162 shares. Phil Frohlich is a managing member of Prescott. The business address of Prescott and Mr. Frohlich is 1924 South Utica, Suite 1120, Tulsa, OK 74104.
(9)	The amount stated consists of 6,000 shares subject to options either currently exercisable or exercisable within 60 days of March 9, 2015, over which Mr. Campos will not have voting or investment power until the options are exercised. The shares described in this footnote are considered outstanding for the purpose of computing the percentage of outstanding stock owned by Mr. Campos and by directors and executive officers as a group, but not for the purpose of computing the percentage ownership of any other person.
(10)	Mr. Godley holds 13,002 shares directly. Additional shares stated are owned by (i) the Pamela Denise Godley Revocable Trust dated November 3, 2011, of which Pamela Denise Godley is trustee (Mrs. Godley is Mr. Godley’s wife) (61,505 shares), and (ii) the Haylei D. Tucker Family 2012 Irrevocable Trust dated December 17, 2012, of which Mrs. Godley is trustee (60,000 shares). Mr. Godley disclaims beneficial ownership of the shares held by trusts for which his wife is trustee. The amount stated also consists of 2,000 shares subject to options either currently exercisable or exercisable within 60 days of March 9, 2015, over which Mr. Godley will not have voting or investment power until the options are exercised. Such shares are considered outstanding for the purpose of computing the percentage of outstanding stock owned by Mr. Godley and by directors and executive officers as a group, but not for the purpose of computing the percentage ownership of any other person, except as stated elsewhere in these footnotes. Mr. Godley is a director of the Company and is a party to the Amended and Restated Shareholders Agreement described under “Certain Relationships and Related Person Transactions” below.
(11)	The amount stated consists of 6,000 shares subject to options either currently exercisable or exercisable within 60 days of March 9, 2015, over which Mr. de Molina will not have voting or investment power until the options are exercised. Such shares are considered outstanding for the purpose of computing the percentage of outstanding stock owned by Mr. de Molina and by directors and executive officers as a group, but not for the purpose of computing the percentage ownership of any other person.
(12)	The amount stated consists of 6,000 shares subject to options either currently exercisable or exercisable within 60 days of March 9, 2015, over which Mr. Palomares will not have voting or investment power until the options are exercised. Such shares are considered outstanding for the purpose of computing the percentage of outstanding stock owned by Mr. Palomares and by directors and executive officers as a group, but not for the purpose of computing the percentage ownership of any other person.
(13)	The amount stated consists of 279,844 shares subject to options either currently exercisable or exercisable within 60 days of March 9, 2015, over which Mr. Quattlebaum will not have voting or investment power until the options are exercised. Such shares are considered outstanding for the purpose of computing the percentage of outstanding stock owned by Mr. Quattlebaum and by directors and executive officers as a group, but not for the purpose of computing the percentage ownership of any other person, except as stated elsewhere in these footnotes. Mr. Quattlebaum and his wife, Sherri Quattlebaum, hold 80,131 of the shares stated above jointly. Mr. Quattlebaum is a director, and Mr. and Mrs. Quattlebaum are parties to the Shareholders Agreement described under “Certain Relationships and Related Person Transactions” above.
(14)	The amount stated consists of 45,300 shares subject to options either currently exercisable or exercisable within 60 days of March 9, 2015, over which Mr. Thomas will not have voting or investment power until the options are exercised. Such shares are considered outstanding for the purpose of computing the percentage of outstanding stock owned by Mr. Thomas and by directors and executive officers as a group, but not for the purpose of computing the percentage ownership of any other person. The remaining shares of common stock are held by The Donald Eugene Thomas and Jeanine Leigh Thomas Joint Revocable Living Trust. Mr. Thomas and his wife, Jeanine Leigh Thomas, are the trustees of The Donald Eugene Thomas and Jeanine Leigh Thomas Joint Revocable Living Trust.

(15)	The amount stated consists of 15,000 shares subject to options either currently exercisable or exercisable within 60 days of March 9, 2015, over which Ms. Masters will not have voting or investment power until the options are exercised. Such shares are considered outstanding for the purpose of computing the percentage of outstanding stock owned by Ms. Masters and by directors and executive officers as a group, but not for the purpose of computing the percentage ownership of any other person.
(16)	The amount stated consists of 262,683 shares subject to options either currently exercisable or exercisable within 60 days of March 9, 2015, over which Mr. Fortin will not have voting or investment power until the options are exercised. Such shares are considered outstanding for the purpose of computing the percentage of outstanding stock owned by Mr. Fortin, but not for the purpose of computing the percentage ownership of any other person. The shares beneficially owned by Mr. Fortin are not included in the calculation of the shares held by our directors and executive officers as a group, as Mr. Fortin is no longer an executive officer of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than ten percent of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and our other equity securities. Our directors, executive officers, and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2014, all Section 16(a) filing requirements applicable to directors, executive officers, and greater than ten percent beneficial owners were timely complied with by such persons.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Shareholders Agreement

In March 2007, we entered into a shareholders agreement, which was amended and restated on March 27, 2012, by that certain Amended and Restated Shareholders Agreement (the “Shareholders Agreement”), by and among the Company, Parallel 2005 Equity Fund, LP (collectively with its affiliates, “Parallel”), Palladium Equity Partners III, L.P. (collectively with its affiliates, “Palladium”), and certain other stockholders party thereto (such stockholders referred to in this “Certain Relationships and Related Person Transactions” section as the “individual owners”). In fiscal 2014, the stockholders party to the Shareholders Agreement were related persons due to their greater than five percent equity ownership in the Company, in the aggregate, and their participation in the Shareholders Agreement, which qualifies them as a “group” under Section 13(d) of the Exchange Act. The Shareholders Agreement includes the following voting agreement:

•

if the parties to the Shareholders Agreement hold more than 50% of our outstanding stock entitled to vote for the election of directors, then such parties will collectively have the right to designate the smallest whole number of directors that constitutes a majority of the Board;

•

if the parties to the Shareholders Agreement hold 50% or less, but more than 25%, of our outstanding stock entitled to vote for the election of directors, then such parties will collectively have the right to designate the number of directors that is one fewer than the smallest whole number of directors that constitutes a majority of the Board; and

•

if the parties to the Shareholders Agreement hold 25% or less of our outstanding stock entitled to vote for the election of directors, such parties will have no right to designate directors except that each of (1) Palladium, (2) Parallel, and (3) a representative of the individual owners party to the Shareholders Agreement will have the right to designate one director if such stockholder or group of stockholders holds at least 5% of the outstanding stock entitled to vote for the election of directors.

Mr. Godley has served on the Board as a director designee of the individual owners and is a director nominee standing for reelection at the Annual Meeting. As of March 9, 2015, the individual owners retain the right to designate one director for election to the Company’s Board pursuant to the terms of the Shareholders Agreement. In September 2013 and December 2013, Palladium and Parallel closed secondary public offerings pursuant to which each sold its equity ownership in the Company, and as a result, neither Palladium nor Parallel retains any right to designate directors of the Company in the future pursuant to the terms of the Shareholders Agreement.

The Shareholders Agreement further provides that, in certain circumstances, parties to the Shareholders Agreement that have designated a director who is then serving on our Board may not make a significant investment in one of our competitors unless such party has first presented the investment opportunity to us. The Shareholders Agreement is filed as an exhibit to our Annual Report on Form 10-K, and the foregoing description is qualified by reference thereto.

Statement of Policy Regarding Transactions with Related Persons

Our Board has adopted a written statement of policy regarding transactions with related persons, which we refer to as our “related person policy.” Our related person policy requires that a “related person” (as defined in paragraph (a) of Item 404 of

Regulation S-K) must promptly disclose to our general counsel, or other person designated by our Board, any “related person transaction” (defined as any transaction that is anticipated and would be reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. The general counsel, or such other person, will then promptly communicate that information to our Board. No related person transaction will be executed without the approval or ratification of our Board or a committee of the Board. It is our policy that directors interested in a related person transaction will recuse themselves from any vote of a related person transaction in which they have an interest. Our policy does not specify the standards to be applied by directors in determining whether or not to approve or ratify a related person transaction, and we accordingly anticipate that these determinations will be made in accordance with principles of Delaware law generally applicable to directors of a Delaware corporation.

Indemnification of Directors, Officers, and Certain Current and Former Stockholders

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law, which we refer to as the DGCL. In addition, our Amended and Restated Certificate of Incorporation provides that our directors will not be liable for monetary damages for breach of fiduciary duty to the fullest extent permitted by the DGCL. Further, in connection with the September 2013 and December 2013 secondary public offerings described above, we agreed to indemnify Palladium, Parallel, and certain other selling stockholders for certain losses, claims, damages, liabilities, and expenses arising out of such secondary public offerings.

On May 30, 2014, a securities class action lawsuit was filed in the United States District Court for the Southern District of New York against the Company and certain of its current and former directors, executive officers, and stockholders (collectively, the “Defendants”). The complaint alleged violations of the Securities Act of 1933 (“1933 Act Claims”) and sought unspecified compensatory damages and other relief on behalf of a purported class of purchasers of the Company’s common stock in the September 2013 and December 2013 secondary public offerings. On August 25, 2014, Waterford Township Police & Fire Retirement System and City of Roseville Employees’ Retirement System were appointed as lead plaintiffs (collectively, the “Plaintiffs”). An amended complaint was filed on November 24, 2014. In addition to the 1933 Act Claims, the amended complaint also added claims for violations of the Securities Exchange Act of 1934 (“1934 Act Claims”) seeking unspecified compensatory damages on behalf of a purported class of purchasers of the Company’s common stock between May 2, 2013 and October 30, 2014, inclusive. On January 26, 2015, Defendants filed motions to dismiss the amended complaint in its entirety. In response, Plaintiffs sought and were granted leave to file an amended complaint. On February 27, 2015, Plaintiffs filed a second amended complaint. Like the prior amended complaint, the second amended complaint asserts 1933 Act Claims and 1934 Act claims and seeks unspecified compensatory damages. Defendants’ motion to dismiss is due on or about April 28, 2015. The Company believes that the claims against it are without merit and intends to defend against the litigation vigorously.

Pursuant to the Company’s indemnification obligations, the Company is bearing, and expects to continue to bear, the costs associated with defending the following current and former directors, executive officers, and stockholders against the claims asserted in the securities class action lawsuit: Palladium, Parallel, Thomas F. Fortin, C. Glynn Quattlebaum, Donald E. Thomas, David Perez, Roel C. Campos, Richard T. Dell’Aquila, Richard A. Godley, Jared L. Johnson, Alvaro G. de Molina, Carlos Palomares, and Erik Scott. As of the date of this Proxy Statement, defense counsel for the Company also represents such current and former directors, executive officers, and stockholders, and as a result, the Company believes that any incremental cost that it has incurred in providing a defense to them has been immaterial.

Quattlebaum Retirement Agreement

As described above, Mr. Quattlebaum resigned as our company’s President and Chief Operating Officer, effective October 1, 2014, though he remained employed thereafter by Regional on a full-time basis as our Vice Chairman. In March 2015, Mr. Quattlebaum elected to retire from full-time employment with the Company and entered into a Retirement Agreement, effective March 23, 2015, pursuant to which he will provide certain consulting services to the Company for a one-year transition period. The Retirement Agreement is described above under “Agreements with Former Executive Officers”.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

Each member of the Board is receptive to and welcomes communications from our stockholders. Stockholders and other interested parties may contact any member (or all members) of the Board, including, without limitation, the Chairman of the Board or the independent directors as a group, by addressing such communications or concerns to the Corporate Secretary of the Company, 509 West Butler Road, Greenville, SC 29607, who will forward such communications to the appropriate party.

If a complaint or concern involves accounting, internal accounting controls, or auditing matters, the correspondence will be forwarded to the chair of the Audit Committee. If no particular director is named, such communication will be forwarded, depending on the subject matter, to the chair of the Audit Committee, Compensation Committee, or Nominating Committee, as appropriate.

Anyone who has concerns regarding (i) questionable accounting, internal accounting controls, and auditing matters, including those regarding the circumvention or attempted circumvention of internal accounting controls or that would otherwise constitute a violation of the Company’s accounting policies, (ii) compliance with legal and regulatory requirements, or (iii) retaliation against employees who voice such concerns, may communicate these concerns by writing to the attention of the Audit Committee as set forth above, or by calling (800) 224-2330 at any time.

PROPOSALS BY STOCKHOLDERS

Under certain conditions, stockholders may request that we include a proposal at a forthcoming meeting of the stockholders of the Company in the proxy materials of the Company for such meeting. Under SEC Rule 14a-8, any stockholders desiring to present such a proposal to be acted upon at the 2016 annual meeting of stockholders and included in the proxy materials must ensure that we receive the proposal at our principal executive office in Greenville, South Carolina by November 24, 2015 in order for the proposal to be eligible for inclusion in our proxy statement and proxy card relating to such meeting.

If a stockholder desires to propose any business at an annual meeting of stockholders, even if the proposal or proposed director candidate is not to be included in our proxy statement, our Bylaws provide that the stockholder must deliver or mail timely advance written notice of such business to our principal executive office. Under our Bylaws, to be timely, a stockholder’s notice generally must be delivered to our Corporate Secretary at the principal executive offices of the Company not later than the 90th day before the first anniversary of the date of the preceding year’s annual meeting and no earlier than the 120th day prior to such date. However, in the event that the date of the annual meeting is advanced by more than twenty (20) days, or delayed by more than seventy (70) days, from such anniversary date, notice by the stockholder to be timely must be delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Each item of business must be made in accordance with, and must include the information required by, our Bylaws, our Corporate Governance Guidelines, and any other applicable law, rule, or regulation. Assuming that the date of the 2016 annual meeting of stockholders is not advanced or delayed in the manner described above, the required notice for the 2016 annual meeting of stockholders would need to be provided to us not earlier than December 24, 2015 and not later than January 23, 2016.

If, following the filing and delivery of these proxy materials, the date of the 2016 annual meeting of stockholders is advanced or delayed by more than 30 calendar days from the one-year anniversary date of the 2015 annual meeting of stockholders, the Company will, in a timely manner, provide notice to the Company’s stockholders of the new date of the 2016 annual meeting of stockholders and the new dates by which stockholder proposals submitted both pursuant to and outside of SEC Rule 14a-8 must be received by the Company. Such notice will be included in the earliest possible Quarterly Report on Form 10-Q under Part II, Item 5.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” annual reports and proxy statements. This means that only one copy of our Annual Report on Form 10-K and Proxy Statement, as applicable, may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of our Annual Report on Form 10-K and Proxy Statement, as applicable, to any stockholder upon request submitted in writing to the Company at the following address: Regional Management Corp., 509 West Butler Road, Greenville, South Carolina 29607, Attention: Corporate Secretary, or by calling (864) 422-8011. Any stockholder who wants to receive separate copies of our Annual Report on Form 10-K and Proxy Statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker, or other nominee record holder, or contact the Company at the above address and telephone number.

OTHER BUSINESS

The Board is not aware of any matters, other than those specified above, to come before the Annual Meeting for action by the stockholders. However, if any matter requiring a vote of the stockholders should be duly presented for a vote at the Annual Meeting, then the persons named in the form of proxy intend to vote such proxy in accordance with their best judgment.

APPENDIX A

REGIONAL MANAGEMENT CORP.

2015 LONG-TERM INCENTIVE PLAN

1.	Definitions

In addition to other terms defined herein or in an Award Agreement, the following terms shall have the meanings given below:

(a)        Administrator means the Board and, upon its delegation of all or part of its authority to administer the Plan to the Committee, the Committee.

(b)        Affiliate means any Parent or Subsidiary of the Company, and also includes any other business entity which is controlled by, under common control with or controls the Company; provided, however, that the term “Affiliate” shall be construed in a manner in accordance with the registration provisions of applicable federal securities laws if and to the extent required.

(c)        Applicable Law means any applicable laws, rules or regulations (or similar guidance), including but not limited to the General Corporation Law of the State of Delaware, the Securities Act, the Exchange Act, the Code and the listing or other rules of any applicable stock exchange.

(d)        Award means, individually or collectively, a grant under the Plan of an Option (including an Incentive Option or a Nonqualified Option); a Stock Appreciation Right (including a Related SAR or a Freestanding SAR); a Restricted Award (including a Restricted Stock Award or a Restricted Stock Unit Award); a Performance Award (including a Performance Share Award or a Performance Unit Award); a Phantom Stock Award; an Other Stock-Based Award; a Dividend Equivalent Award; and/or any other award granted under the Plan.

(e)        Award Agreement means an award agreement (which may be in written or electronic form, in the Administrator’s discretion, and which includes any amendment or supplement thereto) between the Company and a Participant specifying the terms, conditions and restrictions of an Award granted to the Participant. An Award Agreement may also state such other terms, conditions and restrictions, including but not limited to terms, conditions and restrictions applicable to shares of Common Stock or any other benefit underlying an Award, as may be established by the Administrator.

(f)        Base Price means, with respect to a SAR, the initial price assigned to the SAR.

(g)        Board or Board of Directors means the Board of Directors of the Company.

(h)        Cause means, unless the Administrator determines otherwise, a Participant’s termination of employment or service resulting from the Participant’s (i) termination for “Cause” as defined under the Participant’s employment, change in control, consulting or other similar agreement with the Company or an Affiliate, if any, or (ii) if the Participant has not entered into any such agreement (or, if any such agreement does not define “Cause”), then “Cause” shall mean: (A) the Participant’s engagement in misconduct which is materially injurious to the Company or its Affiliates, (B) the Participant’s continued refusal to substantially perform his duties to the Company, (C) the Participant’s repeated dishonesty in the performance of his duties to the Company, (D) the Participant’s commission of an act or acts constituting any (x) fraud against, or misappropriation or embezzlement from, the Company or any of its Affiliates, (y) crime involving moral turpitude, or (z) offense that could result in a jail sentence of at least one year or (E) the Participant’s material breach of any confidentiality, non-solicitation or non-competition covenant entered into between the Participant and the Company. The determination of “Cause” shall be made by the Administrator and its determination shall be final and conclusive. Without in any way limiting the effect of the foregoing, for purposes of the Plan and an Award, a Participant’s employment or service shall also be deemed to have terminated for Cause if, after the Participant’s employment or service has terminated, facts and circumstances are discovered that would have justified, in the opinion of the Administrator, a termination for Cause.

(i)        A Change of Control shall (except as may be otherwise required, if at all, under Code Section 409A) be deemed to have occurred on the earliest of the following dates:

(i)        The date any entity or person shall have become the beneficial owner of, or shall have obtained voting control over, more than fifty percent (50%) of the total voting power of the Company’s then outstanding voting stock;

(ii)        The date of the consummation of (A) a merger, consolidation, recapitalization or reorganization of the Company (or similar transaction involving the Company), in which the holders of the Common Stock immediately prior to the transaction have voting control over less than fifty percent (50%) of the voting securities of the surviving corporation immediately after such transaction, or (B) the sale or disposition of all or substantially all the assets of the Company; or

(iii)        The date there shall have been a change in a majority of the Board within a 12-month period unless the nomination for election by the Company’s stockholders or the appointment of each new Director was approved by the vote of two-thirds of the members of the Board (or a committee of the Board, if nominations are approved by a Board committee rather than the Board) then still in office who were in office at the beginning of the 12-month period.

(For the purposes herein, the term “person” shall mean any individual, corporation, partnership, group, association or other person, as such term is defined in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, other than the Company, a Subsidiary of the Company or any employee benefit plan(s) sponsored or maintained by the Company or any Subsidiary thereof, and the term “beneficial owner” shall have the meaning given the term in Rule 13d-3 under the Exchange Act.)

For the purposes of clarity, a transaction shall not constitute a Change of Control if its principal purpose is to change the state of the Company’s incorporation, create a holding company that would be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction or is another transaction of other similar effect.

Notwithstanding the preceding provisions of Section 1(i), in the event that any Awards granted under the Plan are deemed to be deferred compensation subject to (and not exempt from) the provisions of Code Section 409A, then distributions related to such Awards to be made upon a Change of Control may be permitted, in the Administrator’s discretion, upon the occurrence of one or more of the following events (as they are defined and interpreted under Code Section 409A): (A) a change in the ownership of the Company; (B) a change in effective control of the Company; or (C) a change in the ownership of a substantial portion of the assets of the Company.

(j)        Code means the Internal Revenue Code of 1986, as amended, or any successor thereto. Any reference herein to a specific Code section shall be deemed to include all related regulations or other guidance with respect to such Code section.

(k)        Committee means the Compensation Committee of the Board (or a subcommittee thereof), or such other committee of the Board (including, without limitation, the full Board) to which the Board has delegated power to act under or pursuant to the provisions of the Plan. For clarity, the term “Committee” includes the Board (or subcommittee of the Committee or other committee of the Board) if exercising the authority of the Committee under the Plan.

(l)        Common Stock means the common stock of Regional Management Corp., $0.10 par value, or any successor securities thereto.

(m)        Company means Regional Management Corp., a Delaware corporation, together with any successor thereto. In the Administrator’s discretion, the term “Company” may also refer to the Company and any or all of its Affiliates.

(n)        Consultant means an independent contractor, consultant or advisor providing services (other than capital-raising services) to the Company or an Affiliate.

(o)        Covered Employee shall have the meaning given the term in Code Section 162(m).

(p)        Director means a member of the Board or of the board of directors of an Affiliate.

(q)        Disability shall, except as may be otherwise determined by the Administrator (taking into account any Code Section 409A considerations), as applied to any Participant, have the meaning given in any employment, change in control, consulting or other similar agreement, if any, to which the Participant is a party, or, if there is no such agreement (or if such agreement does not define “Disability”), “Disability” shall mean the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than 12 months. The Administrator shall have authority to determine if a Disability has occurred.

(r)        Dividend Equivalent Awards shall mean a right granted to a Participant pursuant to Section 13 to receive the equivalent value (in cash or shares of Common Stock) of dividends paid on Common Stock.

(s)        Effective Date means the effective date of the Plan, as provided in Section 4.

(t)        Employee means any person who is an employee of the Company or any Affiliate (including entities which become Affiliates after the Effective Date of the Plan). For this purpose, an individual shall be considered to be an Employee only if there exists between the individual and the Company or an Affiliate the legal and bona fide relationship of employer and employee (taking into account Code Section 409A considerations if and to the extent applicable); provided, however, that with respect to Incentive Options, “Employee” means any person who is considered an employee of the Company or any Parent or Subsidiary for purposes of Treasury Regulation Section 1.421-1(h) (or any successor provision related thereto).

(u)        Exchange Act means the Securities Exchange Act of 1934, as amended, or any successor thereto.

(v)        Fair Market Value per share of the Common Stock shall be established in good faith by the Administrator and, unless otherwise determined by the Administrator, the Fair Market Value shall be determined in accordance with the following provisions: (A) if the shares of Common Stock are listed for trading on the New York Stock Exchange, Inc. (the “NYSE”) or another national or regional stock exchange, the Fair Market Value shall be the closing sales price per share of the shares on the NYSE or other principal stock exchange on which such securities are listed on the date an Award is granted or other determination is made (such date of determination being referred to herein as a “valuation date”), or, if there is no transaction on such date, then on the trading date nearest preceding the valuation date for which closing price information is available, and, provided further, if the shares are not listed for trading on the NYSE or another stock exchange but are regularly quoted on an automated quotation system (including the OTC Bulletin Board and the quotations published by the OTC Markets Group) or by a recognized securities dealer, the Fair Market Value shall be the closing sales price for such shares as quoted on such system or by such securities dealer on the valuation date, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the valuation date (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or (B) if the shares of Common Stock are not listed or reported in any of the foregoing, then the Fair Market Value shall be determined by the Administrator based on such valuation measures or other factors as it deems appropriate. Notwithstanding the foregoing, (i) with respect to the grant of Incentive Options, the Fair Market Value shall be determined by the Administrator in accordance with the applicable provisions of Section 20.2031-2 of the Federal Estate Tax Regulations, or in any other manner consistent with the Code Section 422; and (ii) Fair Market Value shall be determined in accordance with Code Section 409A if and to the extent required.

(w)        Freestanding SAR means a SAR that is granted without relation to an Option, as provided in Section 8.

(x)        Full Value Award means an Award, other than in the form of an Option, SAR or Other Stock-Based Award, which is settled by the issuance of Common Stock.

(y)        Good Reason means, unless the Administrator determines otherwise, (i) “Good Reason” as defined under the Participant’s employment, change in control, consulting or other similar agreement with the Company or an Affiliate, if any, or (ii) if the Participant has not entered into any agreement (or, if any such agreement does not define “Good Reason”), then, a “Good Reason” shall mean any of the following without the Participant’s consent: (A) with respect to Employees or Consultants, a change caused by the Company in the Participant’s duties and responsibilities which is materially inconsistent with the Participant’s position at the Company, or a material reduction in the Participant’s annual base salary (excluding any reduction in the Participant’s salary that is part of a plan to reduce salaries of comparably situated employees of the Company generally); and (B) with respect to Directors, the Participant’s ceasing to serve as a Director, or, if the Company is not the surviving Company in a Change of Control event, a member of the board of directors of the surviving entity, in either case, due to the Participant’s failure to be nominated to serve as a director of such entity or the Participant’s failure to be elected to serve as a director of such entity, but not due to the Participant’s decision not to continue service on the Board of Directors of the Company or the board of directors of the surviving entity, as the case may be; provided that, in any case, notwithstanding anything to the contrary in the foregoing subparts (i) or (ii), the Participant shall only have “Good Reason” to terminate employment or service following the applicable entity’s failure to remedy the act which is alleged to constitute “Good Reason” within thirty (30) days following such entity’s receipt of written notice from the Participant specifying such act, so long as such notice is provided within sixty (60) days after such event has first occurred. The determination of “Good Reason” shall be made by the Administrator and its determination shall be final and conclusive.

(z)        Incentive Option means an Option that is designated by the Administrator as an Incentive Option pursuant to Section 7 and intended to meet the requirements of incentive stock options under Code Section 422.

(aa)        Nonqualified Option means an Option granted under Section 7 that is not intended to qualify as an incentive stock option under Code Section 422.

(bb)        Option means a stock option granted under Section 7 that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the Option Price, and subject to such terms and conditions, as may be set forth in the Plan or an Award Agreement or established by the Administrator.

(cc)        Option Period means the term of an Option, as provided in Section 7(d).

(dd)        Option Price means the price at which an Option may be exercised, as provided in Section 7(b).

(ee)        Other Stock-Based Award means a right, granted to a Participant under Section 12, that relates to or is valued by reference to shares of Common Stock or other Awards relating to shares of Common Stock.

(ff)        Parent shall mean a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).

(gg)        Participant means an individual who is an Employee employed by, or a Director or Consultant providing services to, the Company or an Affiliate who satisfies the requirements of Section 6 and is selected by the Administrator to receive an Award under the Plan.

(hh)        Performance Award means a Performance Share Award and/or a Performance Unit Award, as provided in Section 10.

(ii)        Performance Measures mean one or more performance factors or criteria which may be established by the Administrator with respect to an Award. Performance Measures may be based on such corporate, business unit or division and/or individual performance factors or criteria as the Administrator in its discretion may deem appropriate; provided, however, that, if and to the extent required under Code Section 162(m) with respect to Awards granted to Covered Employees that are intended to qualify as “performance-based compensation” under Code Section 162(m), such Performance Measures shall be objective and shall be based upon one or more of the following criteria (as determined by the Administrator in its discretion): (i) consolidated income before or after taxes (including income before interest, taxes, depreciation and amortization); (ii) EBITDA; (iii) adjusted EBITDA; (iv) operating income; (v) net income; (vi) adjusted cash net income; (vii) adjusted cash net income per share; (viii) net income per share and/or earnings per share (in each case, on a basic and/or diluted basis); (ix) book value per share; (x) return on members’ or stockholders’ equity; (xi) expense management (including, without limitation, total general and administrative expense percentages); (xii) return on investment; (xiii) improvements in capital structure; (xiv) profitability of an identifiable business unit or product; (xv) maintenance or improvement of profit margins; (xvi) stock price; (xvii) market share; (xviii) revenue or sales (including, without limitation, net loans charged off, average finance receivables, net loans charged off as percent of average net finance receivables, and net finance receivables); (xix) costs (including, without limitation, total general and administrative expense percentage); (xx) cash flow; (xxi) working capital; (xxii) multiple of invested capital (xxiii) total debt (including, without limitation, total debt as a multiple of EBITDA), and (xxiv) total return. The Administrator may apply other performance factors and criteria, which need not be objective, with respect to Awards that are not intended to comply with the Code Section 162(m) qualified performance-based compensation exception. To the extent that Code Section 162(m) is applicable, the Administrator shall, within the time and in the manner prescribed by Code Section 162(m), select eligible Participants and define in an objective fashion the manner of calculating the Performance Measures it selects to use for Covered Employees during any specific performance period. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or other Affiliates or one or more of its divisions, departments, units, segments, partnerships, joint ventures or minority investments, facilities, product lines or products or any combination of the foregoing. The targeted level or levels of performance with respect to such business criteria may be established at such levels and on such terms as the Administrator may determine, in its discretion, including but not limited to on an absolute basis, in relation to performance in a prior performance period, relative to one or more peer group companies or indices, on a per share and/or share per capita basis, on a pre-tax or after tax basis, and/or any combination thereof.

(jj)        Performance Share means an Award granted under Section 10, in an amount determined by the Administrator and specified in an Award Agreement, stated with reference to a specified number of shares of Common Stock, that entitles the holder to receive shares of Common Stock, a cash payment or a combination of Common Stock and cash (as determined by the Administrator), subject to the terms of the Plan and the terms and conditions established by the Administrator.

(kk)        Performance Unit means an Award granted under Section 10, in an amount determined by the Administrator and specified in an Award Agreement, that entitles the holder to receive shares of Common Stock, a cash payment or a combination of Common Stock and cash (as determined by the Administrator), subject to the terms of the Plan and the terms and conditions established by the Administrator.

(ll)        Phantom Stock Award means an Award granted under Section 11, entitling a Participant to a payment in cash, shares of Common Stock or a combination of cash and Common Stock (as determined by the Administrator), following the completion of the applicable vesting period and compliance with the terms of the Plan and other terms and conditions established by the Administrator. The unit value of a Phantom Stock Award shall be based on the Fair Market Value of a share of Common Stock.

(mm)        Plan means the Regional Management Corp. 2015 Long-Term Incentive Plan, as it may be hereafter amended and/or restated.

(nn)        Prior Plan or Prior Plans means the Regional Management Corp. 2011 Stock Incentive Plan (the “2011 Plan”) and the Regional Management Corp. 2007 Management Incentive Plan (the “2007 Plan”), in each case, as amended and/or restated.

(oo)        Qualifying Termination means, unless the Administrator determines otherwise, termination of employment or service of a Participant (i) as a result of the Participant’s death or Disability, (ii) by the Company and/or its Affiliates without Cause or (iii) by the Participant for Good Reason.

(pp)        Related SAR means a SAR granted under Section 8 that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

(qq)        Restricted Award means a Restricted Stock Award and/or a Restricted Stock Unit Award, as provided in Section 9.

(rr)        Restricted Stock Award means shares of Common Stock granted to a Participant under Section 9. Shares of Common Stock subject to a Restricted Stock Award shall cease to be restricted when, in accordance with the terms of the Plan and the terms and conditions established by the Administrator, the shares vest and become transferable and free of substantial risks of forfeiture.

(ss)        Restricted Stock Unit means a Restricted Award granted to a Participant pursuant to Section 9 which is settled, if at all, (i) by the delivery of one share of Common Stock for each Restricted Stock Unit, (ii) in cash in an amount equal to the Fair Market Value of one share of Common Stock for each Restricted Stock Unit, or (iii) in a combination of cash and shares equal to the Fair Market Value of one share of Common Stock for each Restricted Stock Unit, as determined by the Administrator. A Restricted Stock Unit represents the promise of the Company to deliver shares of Common Stock, cash or a combination thereof, as applicable, at the end of the applicable restriction period if and only to the extent the Award vests and ceases to be subject to forfeiture, subject to compliance with the terms of the Plan and Award Agreement and any performance or other terms and conditions established by the Administrator.

(tt)        Retirement shall, except as may be otherwise determined by the Administrator (taking into account any Code Section 409A considerations), as applied to any Participant, have the meaning given in an employment, change in control, consulting or other similar agreement, if any, to which the Participant is a party, or, if there is no such agreement (or if such agreement does not define “Retirement”), then, unless the Administrator determines otherwise, “Retirement” shall mean the termination of employment by the Participant on or after (i) the Participant’s attainment of age 65, or (ii) the Participant’s attainment of age 55 and completion of ten (10) years of service. The Administrator shall have authority to determine if a Retirement has occurred.

(uu)        SAR means a stock appreciation right granted under Section 8 entitling the Participant to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the excess of the Fair Market Value on the date of exercise over the Base Price, subject to the terms of the Plan and Award Agreement and any other terms and conditions established by the Administrator. References to “SARs” include both Related SARs and Freestanding SARs, unless the context requires otherwise.

(vv)        Securities Act means the Securities Act of 1933, as amended, or any successor thereto.

(ww)        Subsidiary shall mean a “subsidiary corporation,” whether now or hereafter existing, as defined in Code Section 424(f) (or any successor section thereto).

(xx)        Termination Date means the date of termination of a Participant’s employment or service for any reason, as determined by the Administrator (taking into account any Code Section 409A considerations).

2.	Purpose

The purposes of the Plan are to encourage and enable selected Employees, Directors and Consultants of the Company and its Affiliates to acquire or increase their holdings of Common Stock and other equity-based interests in the Company and/or to provide other incentive awards in order to promote a closer identification of their interests with those of the Company and its stockholders, and to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants upon whose judgment, interest and special effort the successful conduct of its operation largely depends. These purposes may be carried out through the granting of Awards to selected Participants, including the granting of Options in the form of Incentive Stock Options and/or Nonqualified Options; SARs in the form of Freestanding SARs and/or Related SARs; Restricted Awards in the form of Restricted Stock Awards and/or Restricted Stock Units; Performance Awards in the form of Performance Shares and/or

Performance Units; Phantom Stock Awards; Other Stock-Based Awards; and/or Dividend Equivalent Awards.

3.	Administration of the Plan

(a)        The Plan shall be administered by the Board or, upon its delegation, by the Committee (or a subcommittee thereof). To the extent required under Rule 16b-3 adopted under the Exchange Act, the Committee shall be comprised solely of two or more “non-employee directors,” as such term is defined in Rule 16b-3, or as may otherwise be permitted under Rule 16b-3. Further, to the extent required by Code Section 162(m), the Plan shall be administered by a committee comprised of two or more “outside directors” (as such term is defined in Code Section 162(m)) or as may otherwise be permitted under Code Section 162(m). In addition, Committee members shall qualify as “independent directors” under applicable stock exchange rules if and to the extent required.

(b)        Subject to the provisions of the Plan, the Administrator shall have full and final authority in its discretion to take any action with respect to the Plan including, without limitation, the authority to (i) determine all matters relating to Awards, including selection of individuals to be granted Awards, the types of Awards, the number of shares of Common Stock, if any, subject to an Award, and all terms, conditions, restrictions and limitations of an Award; (ii) prescribe the form or forms of Award Agreements evidencing any Awards granted under the Plan; (iii) establish, amend and rescind rules and regulations for the administration of the Plan; (iv) correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement; and (v) construe and interpret the Plan, Awards and Award Agreements made under the Plan, interpret rules and regulations for administering the Plan and make all other determinations deemed necessary or advisable for administering the Plan. In addition, (i) the Administrator shall have the authority, subject to the restrictions contained in Section 3(c) herein, to accelerate the date that any Award which was not otherwise exercisable, vested or earned shall become exercisable, vested or earned in whole or in part without any obligation to accelerate such date with respect to any other Award granted to any recipient; and (ii) the Administrator may in its sole discretion modify or extend the terms and conditions for exercise, vesting or earning of an Award (in each case, taking into account any Code Section 409A considerations). The Committee’s authority to grant Awards and authorize payments under the Plan shall not in any way restrict the authority of the Company to grant compensation to Employees, Directors or Consultants under any other compensation plan, program or arrangement of the Company or an Affiliate. The Administrator may determine that a Participant’s rights, payments and/or benefits with respect to an Award (including but not limited to any shares issued or issuable and/or cash paid or payable with respect to an Award) shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for Cause, violation of policies of the Company or an Affiliate, breach of non-solicitation, non-competition, confidentiality or other restrictive covenants that may apply to the Participant, other conduct by the Participant that is determined by the Administrator to be detrimental to the business or reputation of the Company or any Affiliate, and/or other circumstances where such reduction, cancellation, forfeiture or recoupment is required by Applicable Law. Notwithstanding any other provision in the Plan, the Administrator shall have the unilateral right, in its absolute discretion, to reduce or eliminate the amount of an Award granted to any Participant, including an award otherwise earned and payable pursuant to the terms of the Plan. In addition, the Administrator shall have the authority and discretion to establish terms and conditions of Awards (including but not limited to the establishment of subplans) as the Administrator determines to be necessary or appropriate to conform to the applicable requirements or practices of jurisdictions outside of the United States. In addition to action by meeting in accordance with Applicable Law, any action of the Administrator with respect to the Plan may be taken by a written instrument signed by all of the members of the Board or Committee, as appropriate, and any such action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. All determinations of the Administrator with respect to the Plan and any Award or Award Agreement will be final and binding on the Company and all persons having or claiming an interest in any Award granted under the Plan. No member of the Board or Committee, as applicable, shall be liable while acting as Administrator for any action or determination made in good faith with respect to the Plan, an Award or an Award Agreement. The members of the Board or Committee, as applicable, shall be entitled to indemnification and reimbursement in the manner and to the fullest extent provided in the Company’s certificate of incorporation and/or bylaws and/or pursuant to Applicable Law.

(c)        Notwithstanding the provisions of Section 3(b), Awards (other than Other Stock-Based Awards) granted to an Employee under the Plan shall be subject to a minimum vesting period of one year (which may include installment vesting within such one-year period as determined by the Administrator); provided, however, that (i) the Administrator may provide for acceleration of vesting of all or a portion of an Award in the event of a Participant’s death, Disability, Retirement or Qualifying Termination, or (to the extent provided in Section 14 herein) upon the occurrence of a Change of Control of the Company; (ii) the Administrator may provide for the grant of an Award to any Participant without a minimum vesting period or may accelerate the vesting of all or a portion of an Award for any reason, but only with respect to Awards for no more than an aggregate of five percent (5%) of the total number of Shares authorized for issuance under the Plan pursuant to Section 5(a) herein, upon such terms and conditions as the Administrator shall determine; and (iii) the Administrator also may provide for the grant of Awards to Participants that have different vesting terms in the case of Other Stock-Based Awards or Awards that are substituted for other equity awards in connection with mergers, consolidations or other similar transactions, Awards that are granted as an inducement to be employed by the Company or an Affiliate or to replace forfeited awards from a former employer, or Awards that are granted in exchange for foregone cash compensation.

(d)        The Administrator may adjust or modify Performance Measures or other performance factors or criteria due to extraordinary items, transactions, events or developments, or in recognition of any other unusual or infrequent events affecting the Company or the financial statements of the Company, or in response to changes in Applicable Law, accounting principles or business conditions, in each case as determined by the Administrator (provided that any adjustment or modification involving Covered Employees for compensation that is intended to qualify as “performance-based compensation” under Code Section 162(m) shall be subject to any applicable Code Section 162(m) restrictions). By way of example but not limitation, the Administrator may provide with respect to any Award that any evaluation of performance shall exclude or otherwise objectively adjust for any specified circumstance or event that occurs during a performance period, including circumstances or events such as the following: (i) asset write-downs or impairment charges; (ii) significant litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting standards or principles or other laws or regulatory rules; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in then-current accounting principles; (vi) extraordinary nonrecurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders; (vii) acquisitions or divestitures; (viii) a change in the Company’s fiscal year; (ix) any other specific unusual or infrequent events or objectively determinable category thereof; and/or (x) foreign exchange gains and losses.

(e)        Notwithstanding the other provisions of Section 3, the Board may expressly delegate to one or more officers of the Company or a special committee consisting of one or more directors who are also officers of the Company the authority, within specified parameters, to grant Awards to eligible Participants, and to make any or all of the determinations reserved for the Administrator in the Plan and summarized in Section 3(b) with respect to such Awards (subject to any restrictions imposed by

Applicable Law and such terms and conditions as may be established by the Administrator); provided, however, that, if and to the extent required by Section 16 of the Exchange Act or Code Section 162(m), the Participant, at the time of said grant or other determination, (i) is not deemed to be an officer or director of the Company within the meaning of Section 16 of the Exchange Act; and (ii) is not deemed to be a Covered Employee as defined under Code Section 162(m). To the extent that the Administrator has delegated authority to grant Awards pursuant to this Section 3(e) to an officer and/or a special committee, references to the “Administrator” shall include references to such officer(s) and/or special committee, subject, however, to the requirements of the Plan, Rule 16b-3, Code Section 162(m) and other Applicable Law.

4.	Effective Date

The Effective Date of the Plan shall be April 22, 2015 (the “Effective Date”). Awards may be granted on or after the Effective Date, but no Awards may be granted after April 21, 2025. Awards that are outstanding at the end of the Plan term (or such earlier termination date as may be established by the Board pursuant to Section 16(a)) shall continue in accordance with their terms, unless otherwise provided in the Plan or an Award Agreement.

5.	Shares of Stock Subject to the Plan; Award Limitations

(a)        Shares of Stock Subject to the Plan:  Subject to adjustments as provided in Section 5(d), the maximum aggregate number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall not exceed the sum of (i) 350,000 shares, plus (ii) any shares (A) remaining available for the grant of awards as of the Effective Date under any Prior Plan, and/or (B) subject to an award granted under a Prior Plan, which award is forfeited, cancelled, terminated, expires or lapses for any reason. Shares delivered under the Plan shall be authorized but unissued shares, treasury shares or shares purchased on the open market or by private purchase. The Company hereby reserves sufficient authorized shares of Common Stock to meet the grant of Awards hereunder. As of the Effective Date, no further awards shall be granted under the Prior Plans, although Prior Plan awards that are outstanding as of such date shall continue in accordance with their terms.

(b)        Award Limitations:  Notwithstanding any provision in the Plan to the contrary, the following limitations shall apply to Awards granted under the Plan, in each case subject to adjustments pursuant to Section 5(d):

(i)        The maximum aggregate number of shares of Common Stock that may be issued under the Plan pursuant to the grant of Incentive Options shall not exceed 350,000 shares of Common Stock;

(ii)        In any 12-month period, no Participant may be granted Options and SARs that are not related to an Option for more than 450,000 shares of Common Stock (or the equivalent value thereof based on the Fair Market Value per share of the Common Stock on the date of grant of an Award);

(iii)        In any 12-month period, no Participant may be granted Awards other than Options or SARs that are settled in shares of Common Stock for more than 450,000 shares of Common Stock; and

(iv)        In any 12-month period, the maximum amount of Awards that are settled in cash that can be granted to any one Participant shall be $2,500,000.

(For purposes of Section 5(b)(ii), (iii), and (iv), an Option and Related SAR shall be treated as a single Award.)

(c)        Additional Share Counting Provisions. The following provisions shall apply with respect to the share limitations of Section 5(a):

(i)        To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any such unissued or forfeited shares subject to the Award will again be available for issuance pursuant to Awards granted under the Plan.

(ii)        Awards settled in cash shall not be counted against the share limitations stated in Section 5(a) herein.

(iii)        Dividends, including dividends paid in shares, or dividend equivalents paid in cash in connection with outstanding Awards, will not be counted towards the share limitations in Section 5(a).

(iv)        To the extent that the full number of shares subject to an Award other than an Option or SAR is not issued for any reason, including by reason of failure to achieve maximum performance factors or criteria, only the number of shares issued and delivered shall be considered for purposes of determining the number of shares remaining available for issuance pursuant to Awards granted under the Plan.

(v)        The following shares of Common Stock may not again be made available for issuance as Awards under the Plan: (A) shares withheld from an Award or delivered by a Participant to satisfy minimum tax withholding requirements for Awards; (B) shares not issued or delivered as a result of the net settlement of an outstanding Award; (C) shares used to pay the exercise price related to an outstanding Award; or (D) shares repurchased on the open market with the proceeds of the Option Price.

(vi)        Further, (A) shares issued under the Plan through the settlement, assumption or substitution of outstanding awards granted by another entity or obligations to grant future awards as a condition of or in connection with a merger, acquisition or similar transaction involving the Company acquiring another entity shall not reduce the maximum number of shares available for delivery under the Plan, and (B) available shares under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan and will not reduce the maximum number of shares available under the Plan, subject, in the case of both (A) and (B) herein, to applicable stock exchange listing requirements.

(d)        Adjustments; Right to Issue Additional Securities:  If there is any change in the outstanding shares of Common Stock because of a merger, consolidation, recapitalization or reorganization involving the Company, or if the Board declares a stock dividend, stock split distributable in shares of Common Stock or reverse stock split, other distribution (other than an ordinary or regular cash dividend) or combination or reclassification of the Common Stock, or if there is a similar change in the capital stock structure of the Company affecting the Common Stock (excluding conversion of convertible securities by the Company and/or the exercise of warrants by their holders), then the number of shares of Common Stock reserved for issuance under the Plan shall be correspondingly adjusted, and the Administrator shall make such adjustments to Awards or to any provisions of this Plan as the Administrator deems equitable to prevent dilution or enlargement of Awards or as may otherwise be advisable. Nothing in the Plan, an Award or an Award Agreement shall limit the ability of the Company to issue additional securities (including but not limited to the issuance of other options or other derivative securities, warrants, additional shares or classes of Common Stock, preferred stock and/or other convertible securities).

6.	Eligibility

An Award may be granted only to an individual who satisfies all of the following eligibility requirements on the date the Award is granted:

(a)        The individual is either (i) an Employee, (ii) a Director or (iii) a Consultant.

(b)        With respect to the grant of Incentive Options, the individual is otherwise eligible to participate under Section 6, is an Employee of the Company or a Parent or Subsidiary and does not own, immediately before the time that the Incentive Option is granted, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Parent or Subsidiary. Notwithstanding the foregoing, an Employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or a Parent or Subsidiary may be granted an Incentive Option if the Option Price is at least 110% of the Fair Market Value of the Common Stock, and the Option Period does not exceed five years. For this purpose, an individual will be deemed to own stock which is attributable to him under Code Section 424(d).

(c)        With respect to the grant of substitute awards or assumption of awards in connection with a merger, consolidation, acquisition, reorganization or similar transaction involving the Company or an Affiliate, the recipient is otherwise eligible to receive the Award and the terms of the award are consistent with the Plan and Applicable Law (including, to the extent necessary, the federal securities laws registration provisions, Code Section 409A and Code Section 424(a)).

(d)        The individual, being otherwise eligible under this Section 6, is selected by the Administrator as an individual to whom an Award shall be granted (as defined above, a “Participant”).

7.	Options

(a)        Grant of Options:  Subject to the limitations of the Plan, the Administrator may in its discretion grant Options to such eligible Participants in such numbers, subject to such terms and conditions, and at such times as the Administrator shall determine. Both Incentive Options and Nonqualified Options may be granted under the Plan, as determined by the Administrator; provided, however, that Incentive Options may only be granted to Employees of the Company or a Parent or Subsidiary. To the extent that an Option is designated as an Incentive Option but does not qualify as such under Code Section 422, the Option (or portion thereof) shall be treated as a Nonqualified Option. An Option may be granted with or without a Related SAR.

(b)        Option Price:  The Option Price per share at which an Option may be exercised shall be established by the Administrator and stated in the Award Agreement evidencing the grant of the Option; provided, that (i) the Option Price of an Option shall be no less than 100% of the Fair Market Value per share of the Common Stock as determined on the date the Option is granted (or 110% of the Fair Market Value with respect to Incentive Options granted to an Employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Parent or Subsidiary, as provided in Section 6(b)); and (ii) in no event shall the Option Price per share of any Option be less than the par value per share of the Common Stock. Notwithstanding the foregoing, the Administrator may in its discretion authorize the grant of substitute or assumed options of an acquired entity with an Option Price not equal to 100% of the Fair Market Value of the stock on the date of grant, if the terms of such substitution or assumption otherwise comply, to the extent deemed applicable, with Code Section 409A and/or Code Section 424(a).

(c)        Date of Grant:  An Option shall be considered to be granted on the date that the Administrator acts to grant the Option, or on such later date as may be established by the Administrator in accordance with Applicable Law.

(d)        Option Period and Limitations on the Right to Exercise Options:

(i)        The Option Period shall be determined by the Administrator at the time the Option is granted and shall be stated in the Award Agreement. The Option Period shall not extend more than 10 years from the date on which the Option is granted (or five years with respect to Incentive Options granted to an Employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Parent or Subsidiary, as provided in Section 6(b)). Any Option or portion thereof not exercised before expiration of the Option Period shall terminate. The period or periods during which, and the terms and conditions pursuant to which, an Option may vest and become exercisable shall be determined by the Administrator in its discretion, subject to the terms of the Plan (including but not limited to the provisions of Section 3(c) herein). Notwithstanding the foregoing, unless the Administrator determines otherwise, in the event that any portion of an exercisable Option is scheduled to expire on the last day of the Option Period or otherwise scheduled to expire pursuant to the applicable Award Agreement and both (A) the date on which such portion of the Option is scheduled to expire falls during a Company blackout trading period applicable to the Participant (whether such period is imposed at the election of the Company or is required by Applicable Law to be imposed) and (B) the Option Price per share of such portion of the Option is less than the Fair Market Value, then on the date that such portion of the Option is scheduled to expire, such portion of the Option (to the extent not previously exercised by the Participant) shall be automatically exercised on behalf of the Participant through a net settlement of both the Option Price and the minimum withholding taxes due (if any) upon such automatic exercise (as described in Section 7(d)(ii)(B), below), and the net number of shares of Common Stock resulting from such automatic exercise shall be delivered to the Participant as soon as practicable thereafter.

(ii)        An Option may be exercised by giving written notice to the Company in form acceptable to the Administrator at such place and subject to such conditions as may be established by the Administrator or its designee. Such notice shall specify the number of shares to be purchased pursuant to an Option and the aggregate purchase price to be paid therefor and shall be accompanied by payment of such purchase price. Unless an Award Agreement provides otherwise, such payment shall be in the form of cash or cash equivalent; provided that, except where prohibited by the Administrator or Applicable Law (and subject to such terms and conditions as may be established by the Administrator), payment may also be made:

(A)        By delivery (by either actual delivery or attestation) of shares of Common Stock owned by the Participant for such time period, if any, as may be determined by the Administrator;

(B)        By shares of Common Stock withheld upon exercise;

(C)        By delivery of written notice of exercise to the Company and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Company the amount of sale or loan proceeds to pay the Option Price;

(D)        By such other payment methods as may be approved by the Administrator and which are acceptable under Applicable Law; or

(E)        By any combination of the foregoing methods.

Shares delivered or withheld in payment on the exercise of an Option shall be valued at their Fair Market Value on the date of exercise, as determined by the Administrator or its designee.

(iii)        The Administrator shall determine the extent, if any, to which a Participant may have the right to exercise an Option following termination of the Participant’s employment or service with the Company. Such rights, if any, shall be subject to the sole discretion of the Administrator, shall be stated in the individual Award Agreement, need not be uniform among all Options issued pursuant to this Section 7, and may reflect distinctions based on the reasons for termination of employment or service.

(e)        Notice of Disposition:  If shares of Common Stock acquired upon exercise of an Incentive Option are disposed of within two years following the date of grant or one year following the transfer of such shares to a Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Administrator may reasonably require.

(f)        Limitation on Incentive Options:  In no event shall there first become exercisable by an Employee in any one calendar year Incentive Options granted by the Company or any Parent or Subsidiary with respect to shares having an aggregate Fair Market Value (determined at the time an Incentive Option is granted) greater than $100,000; provided that, if such limit is exceeded, then the first $100,000 of shares to become exercisable in such calendar year will be Incentive Options and the Options (or portion thereof) for shares with a value in excess of $100,000 that first became exercisable in that calendar year will be Nonqualified Options. In the event the Code is amended after the Effective Date of the Plan to provide for a different limitation on the Fair Market Value of shares permitted to be subject to Incentive Options, then such different limit shall be automatically incorporated herein. To the extent that any Incentive Options are first exercisable by a Participant in excess of the limitation described herein, the excess shall be considered a Nonqualified Option.

(g)        Nontransferability of Options:  Incentive Options shall not be transferable (including by sale, assignment, pledge or hypothecation) other than transfers by will or the laws of intestate succession or, in the Administrator’s discretion, such transfers as may otherwise be permitted in accordance with Treasury Regulation Section 1.421-1(b)(2) or Treasury Regulation Section 1.421-2(c) or any successor provisions thereto. Nonqualified Options shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, except for transfers if and to the extent permitted by the Administrator in a manner consistent with the registration provisions of the Securities Act. Except as may be permitted by the preceding, an Option shall be exercisable during the Participant’s lifetime only by him or by his guardian or legal representative. The designation of a beneficiary in accordance with the Plan does not constitute a transfer.

8.	Stock Appreciation Rights

(a)        Grant of SARs:  Subject to the limitations of the Plan, the Administrator may in its discretion grant SARs to such eligible Participants, in such numbers, upon such terms and at such times as the Administrator shall determine. SARs may be granted to the holder of an Option (a “Related Option”) with respect to all or a portion of the shares of Common Stock subject to the Related Option (a “Related SAR”) or may be granted separately to an eligible individual (a “Freestanding SAR”). The Base Price per share of a SAR shall be no less than 100% of the Fair Market Value per share of the Common Stock on the date the SAR is granted. Notwithstanding the foregoing, the Administrator may in its discretion authorize the grant of substitute or assumed SARs of an acquired entity with a Base Price per share not equal to at least 100% of the Fair Market Value of the stock on the date of grant, if the terms of such substitution or assumption otherwise comply, to the extent deemed applicable, with Code Section 409A and/or Code Section 424(a). A SAR shall be considered to be granted on the date that the Administrator acts to grant the SAR, or on such other date as may be established by the Administrator in accordance with Applicable Law.

(b)        Related SARs: A Related SAR may be granted either concurrently with the grant of the Related Option or (if the Related Option is a Nonqualified Option) at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such Related Option. The Base Price of a Related SAR shall be equal to the Option Price of the Related Option. Related SARs shall be exercisable only at the time and to the extent that the Related Option is exercisable (and may be subject to such additional limitations on exercisability as the Administrator may provide in an Award Agreement), and in no event after the complete termination or full exercise of the Related Option. Notwithstanding the foregoing, a Related SAR that is related to an Incentive Option may be exercised only to the extent that the Related Option is exercisable and only when the Fair Market Value exceeds the Option Price of the Related Option. Upon the exercise of a Related SAR granted in connection with a Related Option, the Option shall be canceled to the extent of the number of shares as to which the SAR is exercised, and upon the exercise of a Related Option, the Related SAR shall be canceled to the extent of the number of shares as to which the Related Option is exercised or surrendered.

(c)        Freestanding SARs: A SAR may be granted without relationship to an Option (as defined above, a “Freestanding SAR”) and, in such case, will be exercisable upon such terms and subject to such conditions as may be determined by the Administrator, subject to the terms of the Plan.

(d)        Exercise of SARs:

(i)        Subject to the terms of the Plan (including but not limited to Section 3(c) herein), SARs shall be vested and exercisable in whole or in part upon such terms and conditions as may be established by the Administrator. The period during which a SAR may be exercisable shall not exceed 10 years from the date of grant or, in the case of Related SARs, such shorter Option Period as may apply to the Related Option. Any SAR or portion thereof not exercised before expiration of the period established by the Administrator shall terminate.

(ii)        SARs may be exercised by giving written notice to the Company in form acceptable to the Administrator at such place and subject to such terms and conditions as may be established by the Administrator or its designee. Unless the Administrator determines otherwise, the date of exercise of a SAR shall mean the date on which the Company shall have received proper notice from the Participant of the exercise of such SAR.

(iii)        The Administrator shall determine the extent, if any, to which a Participant may have the right to exercise a SAR following termination of the Participant’s employment or service with the Company. Such rights, if any, shall be determined in the sole discretion of the Administrator, shall be stated in the individual Award Agreement, need not be uniform among all SARs issued pursuant to this Section 8, and may reflect distinctions based on the reasons for termination of employment or service.

(e)        Payment Upon Exercise:  Subject to the limitations of the Plan, upon the exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying (i) the excess, if any, of the Fair Market Value of a share of Common Stock on the date of exercise of the SAR over the Base Price of the SAR by (ii) the number of shares of Common Stock with respect to which the SAR is being exercised. The consideration payable upon exercise of a SAR shall be paid in cash, shares of Common Stock (valued at Fair Market Value on the date of exercise of the SAR) or a combination of cash and shares of Common Stock, as determined by the Administrator.

(f)        Nontransferability:  Unless the Administrator determines otherwise, SARs shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, except for transfers if and to the extent permitted by the Administrator in a manner consistent with the registration provisions of the Securities Act. Except as may be permitted by the preceding sentence, SARs may be exercised during the Participant’s lifetime only by him or by his guardian or legal representative. The designation of a beneficiary in accordance with the Plan does not constitute a transfer.

9.	Restricted Awards

(a)        Grant of Restricted Awards:  Subject to the limitations of the Plan, the Administrator may in its discretion grant Restricted Awards to such Participants, for such numbers of shares of Common Stock, upon such terms and at such times as the Administrator shall determine. Such Restricted Awards may be in the form of Restricted Stock Awards and/or Restricted Stock Units that are subject to certain conditions, which conditions must be met in order for the Restricted Award to vest and be earned (in whole or in part) and no longer subject to forfeiture. Restricted Stock Awards shall be payable in shares of Common Stock. Restricted Stock Units shall be payable in cash or shares of Common Stock, or partly in cash and partly in shares of Common Stock, in accordance with the terms of the Plan and the discretion of the Administrator. Subject to the provisions of Section 3(c) herein, the Administrator shall determine the nature, length and starting date of the period, if any, during which a Restricted Award may be earned (the “Restriction Period”), and shall determine the conditions which must be met in order for a Restricted Award to be granted or to vest or be earned (in whole or in part), which conditions may include, but are not limited to, payment of a stipulated purchase price, attainment of performance objectives, continued service or employment for a certain period of time, a combination of attainment of performance objectives and continued service, Retirement, Disability, death or any combination of such conditions. In the case of Restricted Awards based upon performance factors or criteria, or a combination of performance factors or criteria and continued service, the Administrator shall determine the Performance Measures applicable to such Restricted Awards (subject to Section 1(ii)).

(b)        Vesting of Restricted Awards:  Subject to the terms of the Plan (and taking into account any Code Section 409A considerations), the Administrator shall have sole authority to determine whether and to what degree Restricted Awards have vested and been earned and are payable and to establish and interpret the terms and conditions of Restricted Awards.

(c)        Termination of Employment or Service; Forfeiture:  Unless the Administrator determines otherwise, if the employment or service of a Participant shall be terminated for any reason (whether by the Company or the Participant and whether voluntary or involuntary) and all or any part of a Restricted Award has not vested or been earned pursuant to the terms of the Plan and related Award Agreement, such Award, to the extent not then vested or earned, shall be forfeited immediately upon such termination and the Participant shall have no further rights with respect thereto.

(d)        Share Certificates; Escrow:  Unless the Administrator determines otherwise, a certificate or certificates representing the shares of Common Stock subject to a Restricted Stock Award shall be issued in the name of the Participant (or, in the case of uncertificated shares, other written evidence of ownership in accordance with Applicable Law shall be provided) after the Award has been granted.

Notwithstanding the foregoing, the Administrator may require that (i) a Participant deliver the certificate(s) (or other instruments) for such shares to the Administrator or its designee to be held in escrow until the Restricted Stock Award vests and is no longer subject to a substantial risk of forfeiture (in which case the shares will be promptly released to the Participant) or is forfeited (in which case the shares shall be returned to the Company); and/or (ii) a Participant deliver to the Company a stock power, endorsed in blank (or similar instrument), relating to the shares subject to the Restricted Stock Award which are subject to forfeiture. Unless the Administrator determines otherwise, a certificate or certificate representing shares of Common Stock issuable pursuant to a Restricted Stock Unit shall be issued in the name of the Participant (or, in the case of uncertificated shares, other written evidence of ownership in accordance with Applicable Law shall be provided) promptly after the Award (or portion thereof) has vested and been earned and is distributable.

(e)        Nontransferability:  Unless the Administrator determines otherwise, Restricted Awards that have not vested shall not be transferable (including by sale, assignment, pledge or hypothecation) other than transfers by will or the laws of intestate succession, and the recipient of a Restricted Award shall not sell, transfer, assign, pledge or otherwise encumber shares subject to the Award until the Restriction Period has expired and until all conditions to vesting have been met. The designation of a beneficiary in accordance with the Plan does not constitute a transfer.

10.	Performance Awards

(a)        Grant of Performance Awards:  Subject to the terms of the Plan, the Administrator may in its discretion grant Performance Awards to such eligible Participants upon such terms and conditions and at such times as the Administrator shall determine. Performance Awards may be in the form of Performance Shares and/or Performance Units. An Award of a Performance Share is a grant of a right to receive shares of Common Stock, the cash value thereof, or a combination thereof (in the Administrator’s discretion), which is contingent upon the achievement of performance or other objectives during a specified period and which has a value on the date of grant equal to the Fair Market Value of a share of Common Stock. An Award of a Performance Unit is a grant in an amount determined by the Administrator that gives the holder the opportunity to receive shares of Common Stock, a cash payment or a combination of Common Stock and cash (as determined by the Administrator), which is contingent upon the achievement of performance or other objectives during a specified period and which has an initial value determined in a dollar amount established by the Administrator at the time of grant. Subject to Section 5(b), the Administrator shall have discretion to determine the number of Performance Units and/or Performance Shares granted to any Participant. Subject to the provisions of Section 3(c) herein, the Administrator shall determine the nature, length and starting date of the period during which a Performance Award may be earned (the “Performance Period”), and shall determine the conditions which must be met in order for a Performance Award to be granted or to vest or be earned (in whole or in part), which conditions may include but are not limited to payment of a stipulated purchase price, attainment of performance objectives, continued service or employment for a certain period of time or a combination of any such conditions. Subject to Section 1(ii), the Administrator shall determine the Performance Measures to be used in valuing Performance Awards.

(b)        Earning of Performance Awards:  Subject to the terms of the Plan (and taking into account any Code Section 409A considerations), the Administrator shall have sole authority to determine whether and to what degree Performance Awards have been earned and are payable and to interpret the terms and conditions of Performance Awards and the provisions of this Section 10.

(c)        Form of Payment:  Payment of the amount to which a Participant shall be entitled upon earning a Performance Award shall be made in cash, shares of Common Stock or a combination of cash and shares of Common Stock, as determined by the Administrator in its sole discretion. Payment may be made in a lump sum or upon such terms as may be established by the Administrator (taking into account any Code Section 409A considerations).

(d)        Termination of Employment or Service; Forfeiture:  Unless the Administrator determines otherwise (taking into account any Code Section 409A considerations), if the employment or service of a Participant shall terminate for any reason (whether by the Company or the Participant and whether voluntary or involuntary) and the Participant has not earned all or part of a Performance Award pursuant to the terms of the Plan and related Award Agreement, such Award, to the extent not then earned, shall be forfeited immediately upon such termination and the Participant shall have no further rights with respect thereto.

(e)        Nontransferability:  Unless the Administrator determines otherwise, Performance Awards which have not been earned shall not be transferable (including by sale, assignment, pledge or hypothecation) other than transfers by will or the laws of intestate succession, and the recipient of a Performance Award shall not sell, transfer, assign, pledge or otherwise encumber any shares or any other benefit subject to the Award until the Performance Period has expired and the conditions to earning the Award have been met. The designation of a beneficiary in accordance with the Plan does not constitute a transfer.

11.	Phantom Stock Awards

(a)        Grant of Phantom Stock Awards:  Subject to the terms of the Plan, the Administrator may in its discretion grant Phantom Stock Awards to such eligible Participants, in such numbers, upon such terms and at such times as the Administrator shall determine. A Phantom Stock Award is an Award to a Participant of a number of hypothetical share units with respect to shares of Common Stock, with a value based on the Fair Market Value of a share of Common Stock.

(b)        Vesting of Phantom Stock Awards:  Subject to the terms of the Plan (and taking into account any Code Section 409A considerations), the Administrator shall have sole authority to determine whether and to what degree Phantom Stock Awards have vested and are payable and to interpret the terms and conditions of Phantom Stock Awards.

(c)        Termination of Employment or Service; Forfeiture:  Unless the Administrator determines otherwise (taking into account any Code Section 409A considerations), if the employment or service of a Participant shall be terminated for any reason (whether by the Company or the Participant and whether voluntary or involuntary) and all or any part of a Phantom Stock Award has not vested and become payable pursuant to the terms of the Plan and related Award Agreement, such Award, to the extent not then vested or earned, shall be forfeited immediately upon such termination and the Participant shall have no further rights with respect thereto.

(d)        Payment of Phantom Stock Awards:  Upon vesting of all or a part of a Phantom Stock Award and satisfaction of such other terms and conditions as may be established by the Administrator, the Participant shall be entitled to a payment of an amount equal to the Fair Market Value of one share of Common Stock with respect to each such Phantom Stock unit which has vested and is payable. Payment may be made, in the discretion of the Administrator, in cash or in shares of Common Stock valued at their Fair Market Value on the applicable vesting date or dates (or other date or dates determined by the Administrator), or in a combination thereof. Payment may be made in a lump sum or upon such terms as may be established by the Administrator (taking into account any Code Section 409A considerations).

(e)        Nontransferability:  Unless the Administrator determines otherwise, (i) Phantom Stock Awards shall not be transferable (including by sale, assignment, pledge or hypothecation) other than transfers by will or the laws of intestate succession and (ii) shares of Common Stock (if any) subject to a Phantom Stock Award may not be sold, transferred, assigned, pledged or otherwise encumbered until the Phantom Stock Award has vested and all other conditions established by the Administrator have been met. The designation of a beneficiary in accordance with the Plan does not constitute a transfer.

12.	Other Stock-Based Awards

The Administrator shall have the authority to grant Other Stock-Based Awards to one or more eligible Participants. Such Other Stock-Based Awards may be valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock or Awards for shares of Common Stock, including but not limited to Other Stock-Based Awards granted in lieu of bonus, salary or other compensation, Other Stock-Based Awards granted with vesting or performance conditions, and/or Other Stock-Based Awards granted without being subject to vesting or performance conditions. Subject to the provisions of the Plan, the Administrator shall determine the number of shares of Common Stock to be awarded to a Participant under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, shares of Common Stock or a combination of cash and shares of Common Stock; and the other terms and conditions of such Awards. Unless the Administrator determines otherwise, (i) Other Stock-Based Awards shall not be transferable (including by sale, assignment, pledge or hypothecation) other than transfers by will or the laws of intestate succession, and (ii) shares of Common Stock (if any) subject to an Other Stock-Based Award may not be sold, transferred, assigned, pledged or otherwise encumbered until the Other Stock-Based Award has vested and all other conditions established by the Administrator have been met. The designation of a beneficiary in accordance with the Plan does not constitute a transfer.

13.	Dividends and Dividend Equivalents

The Administrator may, in its sole discretion, provide that Awards other than Options and SARs earn dividends or dividend equivalents; provided, however, that dividends and dividend equivalents, if any, on unearned or unvested performance-based Awards shall not be paid (even if accrued) unless and until the underlying Award (or portion thereof) has vested and/or been earned. Such dividends or dividend equivalents may be paid currently or may be credited to a Participant’s account. Any crediting of dividends or dividend equivalents may be subject to such additional restrictions and conditions as the Administrator may establish, including reinvestment in additional shares of Common Stock or share equivalents. Notwithstanding the other provisions herein, any dividends or dividend equivalent rights related to an Award shall be structured in a manner so as to avoid causing the Award and related dividends or dividend equivalent rights to be subject to Code Section 409A or shall otherwise be structured so that the Award and dividends or dividend equivalent rights are in compliance with Code Section 409A.

14.	Change of Control

Notwithstanding any other provision in the Plan to the contrary, the following provisions shall apply in the event of a Change of Control (except to the extent, if any, otherwise required under Code Section 409A):

(a)        To the extent that the successor or surviving company in the Change of Control event does not assume or substitute for an Award (or in which the Company is the ultimate parent corporation and does not continue the Award) on substantially similar terms or with substantially equivalent economic benefits (as determined by the Administrator) as Awards outstanding under the Plan immediately prior to the Change of Control event, (i) all outstanding Options and SARs shall become fully vested and exercisable, whether or not then otherwise vested and exercisable; and (ii) any restrictions, including but not limited to the Restriction Period, Performance Period and/or performance factors or criteria applicable to any outstanding Awards other than Options or SARs shall be deemed to have been met, and such Awards shall become fully vested, earned and payable to the fullest extent of the original grant of the applicable Award (or, in the case of performance-based Awards the earning of which is based on attaining a target level of performance, such Awards shall be deemed earned at target).

(b)        Further, in the event that an Award is substituted, assumed or continued as provided in Section 14(a) herein, the Award will nonetheless become vested (and, in the case of Options and SARs, exercisable) in full and any restrictions, including but not limited to the Restriction Period, Performance Period and/or performance factors or criteria applicable to any outstanding Award other than Options or SARs shall be deemed to have been met, and such Awards shall become fully vested, earned and payable to the fullest extent of the original award (or, in the case of performance-based Awards the earning of which is based on attaining a target level of performance, such Awards shall be deemed earned as target), if the employment or service of the Participant is terminated within six months before (in which case vesting shall not occur until the effective date of the Change of Control) or one year (or such other period after a Change of Control as may be stated in a Participant’s employment, change in control, consulting or other similar agreement, if applicable) after the effective date of a Change of Control if such termination of employment or service (i) is by the Company not for Cause or (ii) is by the Participant for Good Reason. For clarification, for the purposes of this Section 14, the “Company” shall include any successor to the Company.

15.	Withholding

The Company shall withhold all required local, state, federal, foreign and other taxes and any other amount required to be withheld by any governmental authority or law from any amount payable in cash with respect to an Award. Prior to the delivery or transfer of any certificate for shares or any other benefit conferred under the Plan, the Company shall require any Participant or other person to pay to the Company in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by the Company to such authority for the account of such recipient. Notwithstanding the foregoing, the Administrator may in its discretion establish procedures to permit a recipient to satisfy such obligation in whole or in part, and any local, state, federal, foreign or other income tax obligations relating to such an Award, by electing (the “election”) to deliver to the Company shares of Common Stock held by the Participant (which are fully vested and not subject to any pledge or other security interest) or to have the Company withhold shares of Common Stock from the shares to which the recipient is otherwise entitled. The number of shares to be withheld or delivered shall have a Fair Market Value as of the date that the amount of tax to be withheld is determined as nearly equal as possible to (but not exceeding) the amount of such obligations being satisfied. Each election must be made in writing to the Administrator in accordance with election procedures established by the Administrator.

16.	Amendment and Termination of the Plan and Awards

(a)        Amendment and Termination of Plan:  The Plan may be amended, altered, suspended and/or terminated at any time by the Board; provided, that (i) approval of an amendment to the Plan by the stockholders of the Company shall be required to the extent, if any, that stockholder approval of such amendment is required by Applicable Law; and (ii) except for adjustments made pursuant to Section 5(d) the Company may not, without obtaining stockholder approval, (A) amend the terms of outstanding Options or SARs to reduce the Option Price or Base Price of such outstanding Options or SARs; (B) exchange outstanding Options or SARs for cash, for Options or SARs with an Option Price or Base Price that is less than the Option Price or Base Price of the original Option or SAR, or for other equity awards at a time when the original Option or SAR has an Option Price or Base Price, as the case may be, above the Fair Market Value of the Common Stock; or (C) take other action with respect to Options or SARs that would be treated as a repricing under the rules of the principal stock exchange on which shares of the Common Stock are listed.

(b)        Amendment and Termination of Awards:  The Administrator may amend, alter, suspend and/or terminate any Award granted under the Plan, prospectively or retroactively, but (except as otherwise provided in Section 3(b) or Section 16(c)) such amendment, alteration, suspension or termination of an Award shall not, without the written consent of the recipient of an outstanding Award, materially adversely affect the rights of the recipient with respect to the Award.

(c)        Amendments to Comply with Applicable Law:  Notwithstanding Section 16(a) and Section 16(b) herein, the following provisions shall apply:

(i)        The Administrator shall have unilateral authority to amend the Plan and any Award (without Participant consent) to the extent necessary to comply with Applicable Law or changes to Applicable Law (including but in no way limited to Code Section 409A, Code Section 422 and federal securities laws).

(ii)        The Administrator shall have unilateral authority to make adjustments to the terms and conditions of Awards in recognition of unusual or nonrecurring events affecting the Company or any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in Applicable Law, or accounting principles, if the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or necessary or appropriate to comply with applicable accounting principles or Applicable Law.

17.	Restrictions on Awards and Shares; Compliance with Applicable Law

(a)        General:  As a condition to the issuance and delivery of Common Stock hereunder, or the grant of any benefit pursuant to the Plan, the Company may require a Participant or other person at any time and from time to time to become a party to an Award Agreement, other agreement(s) restricting the transfer, purchase, repurchase and/or voting of shares of Common Stock of the Company, and any employment agreements, consulting agreements, non-competition agreements, confidentiality agreements, non-solicitation agreements, non-disparagement agreements or other agreements imposing such restrictions as may be required by the Company. In addition, without in any way limiting the effect of the foregoing, each Participant or other holder of shares issued under the Plan shall be permitted to transfer such shares only if such transfer is in accordance with the Plan, the Award Agreement, any other applicable agreements and Applicable Law. The acquisition of shares of Common Stock under the Plan by a Participant or any other holder of shares shall be subject to, and conditioned upon, the agreement of the Participant or other holder of such shares to the restrictions described in the Plan, the Award Agreement and any other applicable agreements and Applicable Law.

(b)        Compliance with Applicable Laws, Rules and Regulations: The Company may impose such restrictions on Awards, shares of Common Stock and any other benefits underlying Awards hereunder as it may deem advisable, including without limitation restrictions under the federal securities laws, the requirements of any stock exchange or similar organization and any blue sky, state or foreign securities or other laws applicable to such securities. Notwithstanding any other Plan provision to the contrary, the Company shall not be obligated to issue, deliver or transfer shares of Common Stock under the Plan, make any other distribution of benefits under the Plan, or take any other action, unless such delivery, distribution or action is in compliance with Applicable Law (including but not limited to the requirements of the Securities Act). The Company will be under no obligation to register shares of

Common Stock or other securities with the Securities and Exchange Commission or to effect compliance with the exemption, registration, qualification or listing requirements of any state securities laws, stock exchange or similar organization, and the Company will have no liability for any inability or failure to do so. The Company may cause a restrictive legend or legends to be placed on any certificate issued pursuant to an Award hereunder in such form as may be prescribed from time to time by Applicable Law or as may be advised by legal counsel.

18.	No Right or Obligation of Continued Employment or Service or to Awards; Compliance with the Plan

Neither the Plan, an Award, an Award Agreement nor any other action related to the Plan shall confer upon a Participant any right to continue in the employ or service of the Company or an Affiliate as an Employee, Director or Consultant, or interfere in any way with the right of the Company or an Affiliate to terminate the Participant’s employment or service at any time. Except as otherwise provided in the Plan, an Award Agreement or as may be determined by the Administrator, all rights of a Participant with respect to an Award shall terminate upon the termination of the Participant’s employment or service. In addition, no person shall have any right to be granted an Award, and the Company shall have no obligation to treat Participants or Awards uniformly. By participating in the Plan, each Participant shall be deemed to have accepted all of the conditions of the Plan and the terms and conditions of any rules and regulations adopted by the Administrator and shall be fully bound thereby. Any Award granted hereunder is not intended to be compensation of a continuing or recurring nature, or part of a Participant’s normal or expected compensation, and in no way represents any portion of a Participant’s salary, compensation or other remuneration for purposes of pension benefits, severance, redundancy, resignation or any other purpose.

19.	General Provisions

(a)        Stockholder Rights: Except as otherwise determined by the Administrator (and subject to the provisions of Section 9(d) regarding Restricted Awards), a Participant and his legal representative, legatees or distributees shall not be deemed to be the holder of any shares of Common Stock subject to an Award and shall not have any rights of a stockholder unless and until certificates for such shares have been issued and delivered to him or them under the Plan. A certificate or certificates for shares of Common Stock acquired upon exercise of an Option or SAR shall be issued in the name of the Participant or his beneficiary and distributed to the Participant or his beneficiary (or, in the case of uncertificated shares, other written notice of ownership in accordance with Applicable Law shall be provided) as soon as practicable following receipt of notice of exercise and, with respect to Options, payment of the Option Price (except as may otherwise be determined by the Company in the event of payment of the Option Price pursuant to Section 7(d)(ii)(C)). Except as otherwise provided in Section 9(d) regarding Restricted Stock Awards or otherwise determined by the Administrator, a certificate for any shares of Common Stock issuable pursuant to a Restricted Award, Performance Award, Phantom Stock Award or Other Stock-Based Award shall be issued in the name of the Participant or his beneficiary and distributed to the Participant or his beneficiary (or, in the case of uncertificated shares, other written notice of ownership in accordance with Applicable Law shall be provided) after the Award (or portion thereof) has vested and been earned.

(b)        Section 16(b) Compliance: To the extent that any Participants in the Plan are subject to Section 16(b) of the Exchange Act, it is the general intention of the Company that transactions under the Plan shall comply with Rule 16b-3 under the Exchange Act and that the Plan shall be construed in favor of such Plan transactions meeting the requirements of Rule 16b-3 or any successor rules thereto. Notwithstanding anything in the Plan to the contrary, the Administrator, in its sole and absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants.

(c)        Code Section 162(m) Performance-Based Compensation. To the extent to which Code Section 162(m) is applicable, the Company intends that compensation payable under the Plan to Covered Employees will, to the extent practicable, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m), unless otherwise determined by the Administrator. Accordingly, Awards granted to Covered Employees which are intended to qualify for the performance-based exception under Code Section 162(m) shall be deemed to include any such additional terms, conditions, limitations and provisions as are necessary to comply with the performance-based compensation exemption of Code Section 162(m), unless the Administrator, in its discretion, determines otherwise.

(d)        Unfunded Plan; No Effect on Other Plans:

(i)        The Plan shall be unfunded, and the Company shall not be required to create a trust or segregate any assets that may at any time be represented by Awards under the Plan. The Plan shall not establish any fiduciary relationship between the Company and any Participant or other person. Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company or any Affiliate, including, without limitation, any specific funds, assets or other property which the Company or any Affiliate, in their discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to shares of Common Stock or other amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Affiliate. Nothing contained in the Plan shall constitute a guarantee that the assets of such entities shall be sufficient to pay any benefits to any person.

(ii)        The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute compensation with respect to which any other employee benefits of such Participant are determined, including, without limitation, benefits under any bonus, pension, profit sharing, life insurance or salary continuation plan, except as otherwise specifically provided by the terms of such plan or as may be determined by the Administrator.

(iii)        Except as otherwise provided in the Plan, the adoption of the Plan shall not affect any other stock incentive or other compensation plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of stock incentive or other compensation for employees or service providers of the Company or any Affiliate.

(e)        Governing Law: The Plan and Awards shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws provisions of any state, and in accordance with applicable federal laws of the United States. Any and all disputes between a Participant or person claiming through him and the Company or any Affiliate relating to the Plan or an Award shall be brought only in the state courts of Greenville, South Carolina, or the United States District Court for the District of South Carolina, Greenville division, as appropriate.

(f)        Beneficiary Designation: The Administrator may, in its discretion, permit a Participant to designate in writing a person or persons as beneficiary, which beneficiary shall be entitled to receive settlement of Awards (if any) to which the Participant is otherwise entitled in the event of death. In the absence of such designation by a Participant, and in the event of the Participant’s death, the estate of the Participant shall be treated as beneficiary for purposes of the Plan, unless the Administrator determines otherwise. The Administrator shall have discretion to approve and interpret the form or forms of such beneficiary designation. A beneficiary, legal guardian, legal representative or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent that the Plan and/or Award Agreement provide otherwise, and to any additional restrictions deemed necessary or appropriate by the Administrator.

(g)        Gender and Number:  Except where otherwise indicated by the context, words in any gender shall include any other gender, words in the singular shall include the plural and words in the plural shall include the singular.

(h)        Severability:  If any provision of the Plan or an Award Agreement shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan or the Award Agreement, and the Plan or Award Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

(i)        Rules of Construction:  Headings are given to the sections of the Plan solely as a convenience to facilitate reference. The reference to any statute, regulation or other provision of law shall (unless the Administrator determines otherwise) be construed to refer to any amendment to or successor of such provision of law.

(j)        Successors and Assigns:  The Plan shall be binding upon the Company, its successors and assigns, and Participants, their executors, administrators and permitted transferees and beneficiaries.

(k)        Award Agreement:  The grant of any Award under the Plan shall be evidenced by an Award Agreement between the Company and the Participant. Such Award Agreement may state terms, conditions and restrictions applicable to the Award and any may state such other terms, conditions and restrictions, including but not limited to terms, conditions and restrictions applicable to shares of Common Stock (or other benefits) subject to an Award, as may be established by the Administrator.

(l)        Right of Offset:  Notwithstanding any other provision of the Plan or an Award Agreement, the Company may at any time (subject to any Code Section 409A considerations) reduce the amount of any payment or benefit otherwise payable to or on behalf of a Participant by the amount of any obligation of the Participant to or on behalf of the Company or an Affiliate that is or becomes due and payable.

(m)        Uncertified Shares:  Notwithstanding anything in the Plan to the contrary, to the extent the Plan provides for the issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may, in the Company’s discretion, be effected on a non-certificated basis, to the extent not prohibited by the Company’s certificate of incorporation or bylaws or by Applicable Law (including but not limited to applicable state corporate law and the applicable rules of any stock exchange on which the Common Stock may be traded).

(n)        Income and Other Taxes:  Participants are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with Awards (including but not limited to any taxes arising under Code Section 409A), and the Company shall not have any obligation to indemnify or otherwise hold any Participant harmless from any or all of such taxes. The Company shall have no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for a Participant or any other person.

(o)        Effect of Certain Changes in Status:  Notwithstanding the other terms of the Plan or an Award Agreement, the Administrator has sole discretion to determine (taking into account any Code Section 409A considerations), at the time of grant of an Award or at any time thereafter, the effect, if any, on Awards (including but not limited to modifying the vesting, exercisability and/or earning of Awards)

granted to a Participant if the Participant’s status as an Employee, Director or Consultant changes, including but not limited to a change from full-time to part-time, or vice versa, or if other similar changes in the nature or scope of the Participant’s employment or service occur.

(p)        Stockholder Approval:  The Plan is subject to approval by the stockholders of the Company, which approval must occur, if at all, within 12 months of the Effective Date of the Plan. Awards granted prior to such stockholder approval shall be conditioned upon and shall be effective only upon approval of the Plan by such stockholders on or before such date.

(q)        Deferrals:  Subject to the provisions of this Section 19(q) and Section 20, the Administrator may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of shares of Common Stock that would otherwise be payable with respect to an Award. Any such deferral shall be subject to such terms and conditions as may be established by the Administrator and to any applicable Code Section 409A requirements.

(r)        Fractional Shares:  Except as otherwise provided in an Award Agreement or determined by the Administrator, (i) the total number of shares issuable pursuant to the exercise, vesting or earning of an Award shall be rounded down to the nearest whole share, and (ii) no fractional shares shall be issued. The Administrator may, in its discretion, determine that a fractional share shall be settled in cash.

(s)        Compliance with Recoupment, Ownership and Other Policies or Agreements:  Notwithstanding anything in the Plan to the contrary, the Administrator may, at any time, consistent with, but without limiting, the authority granted in Section 3(b) herein, in its discretion provide that an Award or benefits related to an Award shall be forfeited and/or recouped if the Participant, during employment or service or following termination of employment or service for any reason, engages in certain specified conduct, including but not limited to violation of policies of the Company or an Affiliate, breach of non-solicitation, non-competition, confidentiality or other restrictive covenants, or other conduct by the Participant that is determined by the Administrator to be detrimental to the business or reputation of the Company or any Affiliate. In addition, without limiting the effect of the foregoing, as a condition to the grant of an Award or receipt or retention of shares of Common Stock, cash or any other benefit under the Plan, the Administrator may, at any time, require that a Participant comply with the Company’s Compensation Recovery Policy and Stock Ownership and Retention Policy (including but not limited to such policy’s stock retention requirements) and/or other policies adopted by the Company or an Affiliate, each as in effect from time to time and to the extent applicable to the Participant. Further, each Participant shall be subject to such compensation recovery, recoupment, forfeiture or other similar provisions as may apply under Applicable Law.

(t)        Attestation:  Wherever in the Plan or any Award Agreement a Participant is permitted to pay the Option Price of an Option or taxes relating to the exercise, vesting or earning of an Award by delivering shares of Common Stock, the Participant may, unless the Committee determines otherwise and subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such shares, in which case the Company shall treat the Award as exercised, vested or earned without further payment and/or shall withhold such number of shares from the shares acquired by the exercise, vesting or earning of the Award, as appropriate.

(u)        Plan Controls:  Unless the Administrator determines otherwise, (i) in the event of a conflict between any term or provision contained in the Plan and an express term contained in any Award Agreement, the applicable terms and provisions of the Plan will govern and prevail, and (ii) the terms of an Award Agreement shall not be deemed to be in conflict or inconsistent with the Plan merely because they impose greater or additional restrictions, obligations or duties, or if the Award Agreement provides that such Award Agreement terms apply notwithstanding the provisions to the contrary in the Plan.

20.	Compliance with Code Section 409A

Notwithstanding any other provision in the Plan or an Award Agreement to the contrary, if and to the extent that Code Section 409A is deemed to apply to the Plan or any Award, it is the general intention of the Company that the Plan and all such Awards shall, to the extent practicable, comply with, or be exempt from, Code Section 409A, and the Plan and any such Award Agreement shall, to the extent practicable, be construed in accordance therewith. Deferrals of shares or any other benefit issuable pursuant to an Award otherwise exempt from Code Section 409A in a manner that would cause Code Section 409A to apply shall not be permitted unless such deferrals are in compliance with, or exempt from, Code Section 409A. In the event that the Company (or a successor thereto) has any stock which is publicly traded on an established securities market or otherwise, distributions that are subject to Code Section 409A to any Participant who is a “specified employee” (as defined under Code Section 409A) upon a separation from service may only be made following the expiration of the six-month period after the date of separation from service (with such distributions to be made during the seventh month following separation of service), or, if earlier than the end of the six-month period, the date of death of the specified employee, or as otherwise permitted under Code Section 409A. For purposes of Code Section 409A, each installment payment provided under the Plan or an Award Agreement shall be treated as a separate payment. Without in any way limiting the effect of any of the foregoing, (i) in the event that Code Section 409A requires that any special terms, provisions or conditions be included in the Plan or any Award Agreement, then such terms, provisions and conditions shall, to the extent practicable, be deemed to be made a part of the Plan or Award Agreement, as applicable, and (ii) terms used in the Plan or an Award Agreement shall be construed in accordance with Code Section 409A if and to the extent required. Further, in the event that the Plan or any Award shall be deemed not to comply with Code Section 409A, then neither the Company, the Administrator nor its or their designees or agents shall be liable to any Participant or other person for actions, decisions or determinations made in good faith.

[Signature Page To Follow]

IN WITNESS WHEREOF, this Regional Management Corp. 2015 Long-Term Incentive Plan is, by the authority of the Board of Directors of the Company, executed in behalf of the Company, the             day of             , 2015.

REGIONAL MANAGEMENT CORP.

By:
Name:
Title:

ATTEST:

By:
Name:
Title:

APPENDIX B

REGIONAL MANAGEMENT CORP.

ANNUAL INCENTIVE PLAN

(As Amended and Restated Effective March 23, 2015)

1.	Purpose of the Plan; Eligibility

The purpose of the Plan is to enable the Company to attract, retain, motivate and reward selected officers and other employees of the Company and its Affiliates by providing them with the opportunity to earn incentive compensation awards (each, an “award” or “bonus”) based on attainment of performance objectives. Officers and other employees of the Company and its Affiliates who are selected by the Committee shall be eligible to participate in the Plan.

2.	Definitions

In addition to other terms defined herein, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)        “Affiliate” means any Parent or Subsidiary of the Company, and also includes any other business entity which is controlled by, under common control with or controls the Company.

(b)        “Applicable Law” means any applicable laws, rules and regulations (or similar guidance), including but not limited to the Code.

(c)        “Board” shall mean the Board of Directors of the Company.

(d)        “Change of Control” shall (except as may be otherwise required, if at all, under Code Section 409A) be deemed to have occurred on the earliest of the following dates:

(i)        The date any entity or person shall have become the beneficial owner of, or shall have obtained voting control over, more than fifty percent (50%) of the total voting power of the Company’s then outstanding voting stock;

(ii)        The date of the consummation of (A) a merger, consolidation, recapitalization or reorganization of the Company (or similar transaction involving the Company), in which the holders of the Company’s common stock immediately prior to the transaction have voting control over less than fifty percent (50%) of the voting securities of the surviving corporation immediately after such transaction, or (B) the sale or disposition of all or substantially all the assets of the Company; or

(iii)        The date there shall have been a change in a majority of the Board within a 12-month period unless the nomination for election by the Company’s stockholders or the appointment of each new director was approved by the vote of two-thirds of the members of the Board (or a committee of the Board, if nominations are approved by a Board committee rather than the Board) then still in office who were in office at the beginning of the 12-month period.

(For the purposes herein, the term “person” shall mean any individual, corporation, partnership, group, association or other person, as such term is defined in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, other than the Company, a Subsidiary of the Company or any employee benefit plan(s) sponsored or maintained by the Company or any Subsidiary thereof, and the term “beneficial owner” shall have the meaning given the term in Rule 13d-3 under the Exchange Act.)

For the purposes of clarity, a transaction shall not constitute a Change of Control if its principal purpose is to change the state of the Company’s incorporation, create a holding company that would be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction or is another transaction of other similar effect.

Notwithstanding the preceding provisions of Section 2(d), in the event that any awards granted under the Plan are deemed to be deferred compensation subject to (and not exempt from) the provisions of Code Section 409A, then distributions related to such awards to be made upon a Change of Control may be permitted, in the Committee’s discretion, upon the occurrence of one or more of the following events (as they are defined and interpreted under Code Section 409A): (A) a change in the ownership of the Company; (B) a change in effective control of the Company; or (C) a change in the ownership of a substantial portion of the assets of the Company.

(e)        “Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto. Any reference herein to a specific Code section shall be deemed to include all related regulations or other guidance with respect to such Code section.

(f)        “Committee” shall mean the Compensation Committee of the Board (or a subcommittee thereof), or such other committee of the Board (including, without limitation, the full Board) to which the Board has delegated power to act under or pursuant to the provisions of the Plan. For clarity, the term “Committee” includes the Board (or subcommittee of the Committee or other committee of the Board) if exercising the authority of the Committee under the Plan.

(g)        “Company” means Regional Management Corp., a Delaware corporation, together with any successor thereto. In the Committee’s discretion, the term “Company” may also refer to the Company and any or all of its Affiliates.

(h)        “Covered Employee” shall have the meaning given the term in Code Section 162(m).

(i)        “Determination Date” means, with respect to compensation payable to a Covered Employee that is intended to qualify for the qualified performance-based compensation exception under Code Section 162(m), the earlier of (i) the 90th day of the Performance Period or (ii) the date on which 25% of the Performance Period has elapsed; provided that, in any event, the Determination Date shall be a date on which the outcome of any performance objectives is substantially uncertain. For clarity, with respect to compensation that is not intended to so qualify, the Determination Date shall be established by the Committee in its discretion.

(j)        “Disability” or “Disabled” shall, except as may be otherwise determined by the Committee (taking into account any Code Section 409A considerations), as applied to any Participant, have the meaning given in any employment agreement, change in control agreement, consulting agreement or other similar agreement, if any, to which the Participant is a party, or, if there is no such agreement (or if such agreement does not define “Disability” or “Disabled”), “Disability” or “Disabled” shall mean the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than 12 months. The Committee shall have authority to determine if a Disability has occurred.

(k)        “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any successor thereto.

(l)        “Parent” shall mean a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).

(m)        “Participant” shall mean each officer and other employee of the Company or any of its Affiliates whom the Committee designates as a participant under the Plan.

(n)        “Person” shall mean “person,” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

(o)        “Performance Period” shall mean a period established by the Committee during which performance shall be measured to determine if any payment will be made under the Plan. A Performance Period may be coincident with one or more fiscal years or fiscal quarters of the Company, or any portion thereof, and performance periods may be overlapping.

(p)        “Plan” shall mean the Regional Management Corp. Annual Incentive Plan, as amended and restated effective March 23, 2015, and as it may be further amended and/or restated.

(q)        “Share” shall mean a share of common stock of the Company, or any successor securities thereto.

(r)        “Subsidiary” shall mean a “subsidiary corporation,” whether now or hereafter existing, as defined in Code Section 424(f) (or any successor section thereto).

3.	Administration

(a)        The Plan shall be administered and interpreted by the Committee; provided, however, that the Board may, in its sole discretion, take any action delegated to the Committee under this Plan as it may deem necessary; and, provided further, that, to the extent Code Section 162(m) is applicable, the Plan shall, to the extent reasonably possible, be administered and interpreted by the Committee in a manner which would be expected to cause any award intended to be qualified as performance-based compensation under Code Section 162(m) to so qualify. Without limiting the effect of the foregoing, (i) to the extent required by Code Section 162(m), the Committee shall be comprised of at least two members and each member of the Committee (or subcommittee of the Committee) shall be an “outside director” as defined in Code Section 162(m), and (ii) the members of the Committee shall be deemed independent if and to the extent required under applicable rules of any applicable stock exchange or national securities association. The Committee shall select Participants, establish the performance objective(s) for any Performance Period in accordance with Section 4 and certify whether and to what extent such performance objective(s) have been obtained. Any determination made by the Committee under the Plan shall be final, conclusive and binding on the Company, any of its Subsidiaries or other Affiliates, any Participant and any other person dealing with the Plan. The Committee’s authority to grant awards and authorize payments under the Plan shall not in any way restrict the authority of the Company to grant compensation to employees or other service providers under any other compensation plan, program or arrangement of the Company.

(b)        The Committee may employ such legal counsel, consultants and agents (including counsel or agents who are employees of the Company or any of its Subsidiaries) as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant or agent and any computation received from such consultant or agent. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company. No member or former member of the Board or the Committee shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan other than as a result of such individual’s willful misconduct.

(c)        The Committee may delegate its authority under this Plan, subject to the requirements of Applicable Law and such terms and conditions as may be established by the Committee; provided that, to the extent Code Section 162(m) is applicable, the Committee shall not delegate its authority with respect to the compensation of the Chief Executive Officer of the Company or any other individual whom the Board or Committee reasonably believes is or may become a Covered Employee subject to Code Section 162(m). The Committee also shall have the authority and discretion to establish terms and conditions of awards (including but not limited to the establishment of subplans) as the Committee determines to be necessary or appropriate to conform to the applicable requirements or practices of jurisdictions outside of the United States.

4.	Bonuses

(a)        Performance Objectives. The Committee shall select those persons who shall be eligible to participate in the Plan and shall establish the performance objective or objectives that must be satisfied during a Performance Period in order for a Participant to be eligible to receive a bonus for such Performance Period. The Committee shall make such determinations no later than the Determination Date (or such other date as may be required or permitted under Code Section 162(m)) with respect to awards granted to Covered Employees that are intended to qualify for the qualified performance-based compensation exception under Code Section 162(m) and on such date as may be determined by the Committee with respect to awards not intended to so qualify. The performance objective(s) established by the Committee may be based on individual, business unit/function and/or corporate performance measures. With respect to awards granted to Covered Employees that are intended to qualify for the performance-based compensation exception under Code Section 162(m), any such performance objective(s) must be established in writing and must be objective and based upon the relative or comparative achievement of one or more of the following criteria, as determined by the Committee: (i) consolidated income before or after taxes (including income before interest, taxes, depreciation and amortization); (ii) EBITDA; (iii) adjusted EBITDA; (iv) operating income; (v) net income; (vi) adjusted cash net income; (vii) adjusted cash net income per Share; (viii) net income per Share and/or earnings per Share (in each case, on a basic and/or diluted basis); (ix) book value per Share; (x) return on members’ or stockholders’ equity; (xi) expense management (including, without limitation, total general and administrative expense percentages); (xii) return on investment; (xiii) improvements in capital structure; (xiv) profitability of an identifiable business unit or product; (xv) maintenance or improvement of profit margins; (xvi) stock price; (xvii) market share; (xviii) revenue or sales (including, without limitation, net loans charged off, average finance receivables, net loans charged off as percent of average net finance receivables, and net finance receivables); (xix) costs (including, without limitation, total general and administrative expense percentage); (xx) cash flow; (xxi) working capital; (xxii) multiple of invested capital (xxiii) total debt (including, without limitation, total debt as a multiple of EBITDA), and (xxiv) total return. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or other Affiliates or one or more of its divisions, departments or units, or any combination of the foregoing, and may be applied on an absolute basis, in relation to performance in a prior period and/or in relation to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, with respect to awards that are not intended to qualify for the performance-based compensation exception under Code Section 162(m), the Committee may approve performance objectives based on other criteria, which may or may not be objective.

(b)        Target Incentive Bonuses; Discretionary Bonuses.

(i)        The Committee shall establish target incentive bonuses for each individual Participant. The Committee shall make such determinations no later than the Determination Date of a given Performance Period (or such other date as may be required or permitted under Code Section 162(m) to the extent applicable) with respect to awards that are intended to qualify for the qualified performance-based compensation exception under Code Section 162(m) and on such date as may be determined by the Committee with respect to awards that are not intended to so qualify.

(ii)        Bonuses paid to persons who are “Covered Employees” as determined under Code Section 162(m) are intended to comply with the qualified performance-based compensation exception under Code Section 162(m) if and to the extent practicable, although the Committee may determine to award bonuses under the Plan that do not so qualify. As such, the Committee may, in its discretion, grant such bonuses, if any, to such Participants, if any, as the Committee may determine, in respect of a given Performance Period, that are based on such performance objectives as may be established by the Committee (subject, in any event, to the Participant award limitation stated in Section 4(c) herein).

(c)        Determination of Bonuses; Maximum Amount Payable. As soon as practicable after the applicable Performance Period ends, the Committee shall (i) determine (A) whether and to what extent any of the performance objective(s) established for the relevant Performance Period have been satisfied and certify to such determination, and (B) for each Participant who is employed by the Company or one of its Subsidiaries or other Affiliates on the last day of the applicable Performance Period, unless otherwise determined by the Committee, the actual bonus to which such Participant shall be entitled, taking into consideration the extent to which the performance objective(s) have been met and such other factors as the Committee may deem appropriate, and (ii) cause such bonus to be paid to such Participant in accordance with Section 5. Any provision of this Plan notwithstanding, in no event shall any Participant receive a bonus under this Plan in respect of any fiscal year of the Company in excess of $2,500,000.

(d)        Negative Discretion. Notwithstanding any other provision in the Plan, the Committee shall have the unilateral right, in its absolute discretion, to (i) reduce or eliminate the amount of an award granted to any Participant, including an award otherwise earned and payable pursuant to the terms of the Plan; and (ii) establish rules and procedures that have the effect of limiting the amount payable to each Participant to an amount that is less than the maximum amount otherwise authorized under Section 4(c). The Committee shall not have any discretion to increase the amount of an award payable to a Participant who is a Covered Employee to the extent that the award is intended to comply with the qualified performance-based compensation exception under Code Section 162(m) (except in the event of a change of control or as otherwise permitted under Code Section 162(m)).

(e)        Death or Disability. If a Participant dies or becomes Disabled prior to the date on which bonuses under the Plan for the applicable Performance Period are payable, such Participant may, in the Committee’s discretion, receive an annual bonus equal to the bonus otherwise payable to such Participant based upon actual Company performance for the applicable Performance Period or, if determined by the Committee, based upon achieving targeted performance objectives, multiplied by a fraction, the numerator of which is the number of days that have elapsed during the Performance Period in which the Participant’s death or Disability occurs prior to and including the date of the Participant’s death or Disability and the denominator of which is the total number of days in the Performance Period or such other amount as the Committee may deem appropriate.

(f)        Other Termination of Employment. Unless otherwise determined by the Committee and except as may otherwise be provided in Section 4(e) above, no bonuses shall be payable under this Plan in respect of any Performance Period to any Participant whose employment terminates prior to the last day of such Performance Period. Any such determination by the Committee shall be made in a manner consistent with Code Section 162(m) if and to the extent required with respect to awards that are intended to qualify for the performance-based compensation exception under Code Section 162(m).

(g)         Partial Performance Period. To the extent permitted under Code Section 162(m), unless otherwise determined by the Committee, if a Participant is hired or rehired by the Company (or any of its Subsidiaries or other Affiliates) after the beginning of a Performance Period for which a bonus is payable hereunder, such Participant may, if determined by the Committee, receive a bonus equal to the bonus otherwise payable to such Participant based upon actual Company performance for the applicable Performance Period or, if determined by the Committee, based upon achieving targeted performance objectives, multiplied by a fraction, the numerator of which is the number of days of active employment with the Company (or any of its Subsidiaries or other Affiliates) during the Performance Period and the denominator of which is the total number of days in the Performance Period or such other amount as the Committee may deem appropriate.

(h)         Change of Control. In the event of a Change of Control, the Committee (as constituted immediately prior to the Change of Control) shall, in its sole discretion, determine whether and to what extent the performance criteria have been met or shall be deemed to have been met for the year in which the Change of Control occurs and for any completed Performance Period for which a determination has not yet been made under Section 4(c).

(i)         Forfeiture/Clawback. Notwithstanding anything in the Plan to the contrary, the Committee may in its discretion at any time provide that an award or benefits related to an award shall be forfeited and/or recouped if the Participant, during employment or service or following termination of employment or service for any reason, engages in certain specified conduct, including but not limited to violation of policies of the Company or an Affiliate, breach of non-solicitation, noncompetition, confidentiality or other restrictive covenants, or other conduct by the Participant that is determined by the Committee to be detrimental to the business or reputation of the Company or any Affiliate. In addition, without limiting the effect of the foregoing, as a condition to the grant of an award or receipt of any benefit under the Plan, the Committee may at any time require that a Participant agree to abide by any equity retention policy, stock ownership guidelines, compensation recovery policy and/or other policies adopted by the Company or an Affiliate, each as in effect from time to time and to the extent applicable to the Participant. Further, each Participant shall be subject to such compensation recovery, recoupment, forfeiture or other similar provisions as may apply under Applicable Law.

(j)         Adjustments. The Committee may provide with respect to any award that any evaluation of performance shall exclude or otherwise objectively adjust for any specified circumstance or event that occurs during a Performance Period, including by way of example but without limitation the following: (i) asset write-downs or impairment charges; (ii) significant litigation or claim judgments or settlements; (iii) the effect of change in tax laws, accounting standards or principles or other laws or regulatory rules; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in then-current accounting principles; (vi) extraordinary nonrecurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders; (vii) acquisitions or divestitures; (viii) a change in the Company’s fiscal year; (ix) any other specific unusual or infrequent events or objectively determinable category thereof; (x) foreign exchange gains and losses. The Committee shall make provisions for any such adjustments if and as required under Code Section 162(m) to the extent that Code Section 162(m) is intended to apply with respect to an award.

5.	Payment

(a)        In General. Except as otherwise provided hereunder, payment of any bonus amount determined under Section 4 shall be made to each Participant as soon as practicable after the Committee certifies in writing that one or more of the applicable performance objectives have been attained or, in the case of any bonus payable under the provisions of Section 4(d), after the Committee determines the amount of any such bonus; provided, however, that in any event all payments made hereunder shall be structured in a manner intended to be in accordance with or exempt from the requirements of Code Section 409A. Without limiting the effect of the foregoing, awards payable under the Plan shall be paid no later than the later of (i) the 15th day of the third month following the end of the Participant’s first taxable year in which the right to payment is no longer subject to a substantial risk of forfeiture, or (ii) the 15th day of the third month following the end of the Company’s first taxable year in which the right to payment is no longer subject to a substantial risk of forfeiture, or shall otherwise be structured in a manner intended to be exempt from or in compliance with Code Section 409A.

(b)        Form of Payment. All bonuses payable under this Plan shall be payable in cash or, at the discretion of the Committee, in awards or shares under the Company’s 2015 Long-Term Incentive Plan, 2011 Stock Incentive Plan or any successor plan, in each case as such plan may be amended from time to time.

6.	General Provisions

(a)        Effectiveness of the Plan. The Plan became effective on the date on which it was adopted by the Board (August 23, 2011, the “Effective Date”), subject to the approval of the stockholders of the Company, which approval was obtained. The Plan was amended and restated effective March 23, 2015, subject to the approval of the stockholders of the Company. The Plan shall be subject to further stockholder approval if and to the extent required under Code Section 162(m) or other Applicable Law.

(b)        Amendment and Termination. The Board or the Committee may at any time amend, suspend, discontinue or terminate the Plan and any awards granted under the Plan; provided, however, that approval of an amendment to the Plan by the stockholders of the Company shall be required to the extent, if any, that stockholder approval is required under Applicable Law. Further, the Committee shall have unilateral authority to amend the Plan and any award (without Participant consent) to the extent necessary to comply with Applicable Law or changes to Applicable Law.

(c)        No Right to Continued Employment or Awards. Nothing in this Plan shall be construed as conferring upon any Participant any right to continue in the employment of or service to the Company or any of its Subsidiaries. Except as may be otherwise provided in the Plan or determined by the Board or the Committee, all rights of a Participant with respect to an award shall terminate upon the Participant’s termination of employment or service. No Participant shall have any claim to be granted any award, and there is no obligation for uniformity of treatment of Participants or beneficiaries. The terms and conditions of awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not the Participants are similarly situated).

(d)        No Limitation on Corporate Actions. Nothing contained in the Plan shall be construed to prevent the Company or any of its Affiliates from taking any corporate action which is deemed by it to be appropriate or in its best interest, whether or not such action would have an adverse effect on any awards made under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any of its Affiliates as a result of any such action. Further, notwithstanding any other Plan provision to the contrary, the Company shall not be obligated to make any distribution of benefits under the Plan, or take any other action, unless such distribution or action is in compliance with Applicable Law.

(e)        Successors and Assigns; Nonalienation of Benefits. The Plan shall be binding upon the Company, its successors and assigns, and Participants, their legal representatives, executors, administrators and beneficiaries. No Participant or beneficiary shall have the power or right to transfer, anticipate or otherwise encumber the Participant’s interest under the Plan, without the Company’s consent. The Company’s obligations under this Plan are not assignable or transferable except to (i) a corporation which acquires all or substantially all of the Company’s assets or (ii) any corporation into which the Company may be merged or consolidated.

(f)        Withholding; Other Tax Matters. A Participant shall be required to pay to the Company or any of its Affiliates and the Company or any of its Affiliates shall have the right and is hereby authorized to withhold from any payment due under this Plan or from any compensation or other amount owing to the Participant, applicable withholding taxes with respect to any payment under this Plan and to take such action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such withholding taxes. The Company has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for a Participant or any other person, or to indemnify any person with respect to any tax obligations.

(g)        Severability. If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

(h)        Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of laws, and any and all disputes by a Participant relating to the Plan shall be brought only in the state courts of Greenville, South Carolina, or the United States District Court for the District of South Carolina, Greenville division, as appropriate.

(i)        Headings. Headings are inserted in this Plan for convenience of reference only and are to be ignored in a construction of the provisions of the Plan.

(j)        Compliance with Section 409A. Notwithstanding any other provision in the Plan or an award to the contrary, if and to the extent that Code Section 409A is deemed to apply to the Plan or any award, it is the general intention of the Company that the Plan and all such awards shall, to the extent practicable, comply with, or be exempt from, Code Section 409A, and the Plan and any such awards shall, to the extent practicable, be construed in accordance therewith. Deferrals of any benefit distributable under the Plan otherwise exempt from Code Section 409A in a manner that would cause Code Section 409A to apply shall not be permitted unless such deferrals are in compliance with, or exempt from, Code Section 409A. In the event that the Company (or a successor thereto) has any stock which is publicly traded on an established securities market or otherwise, distributions that are subject to Code Section 409A to any Participant who is a “specified employee” (as defined under Code Section 409A) upon a separation from service may only be made following the expiration of the six-month period after the date of separation from service (with such distributions to be made during the seventh month following separation of service), or, if earlier than the end of the six-month period, the date of death of the specified employee, or as otherwise permitted under Code Section 409A. For purposes of Code Section 409A, each installment payment provided under the Plan or an award shall be treated as a separate payment. Without in any way limiting the effect of any of the foregoing, (i) in the event that Code Section 409A requires that any special terms, provisions or conditions be included in the Plan or any award, then such terms, provisions and conditions shall, to the extent practicable, be deemed to be made a part of the Plan or award, as applicable, and (ii) terms used in the Plan or an award shall be construed in accordance with Code Section 409A if and to the extent required. Further, in the event that the Plan or any award shall be deemed not to comply with Code Section 409A, then neither the Company, the Board, the Committee, nor its or their designees or agents shall be liable to any Participant or other person for actions, decisions or determinations made in good faith.

(k)        No Trust; Unfunded Plan. The Company shall not be required to establish or maintain a special fund or segregate assets with respect to any obligations under the Plan, and neither a Participant nor any other person shall have any interest in any particular assets of the Company. Nothing contained in the Plan shall be construed as creating a trust of any kind or any other fiduciary relationship between the Company and the Participants or any other person or constitute a guarantee that the assets of the Company shall be sufficient to pay any benefits. To the extent that any person acquires a right to receive payments under the Plan, such right shall be no greater than the right of an unsecured creditor of the Company.

(l)        Code Section 162(m) Matters. The Company intends that compensation under the Plan payable to Covered Employees will, to the extent practicable and unless the Board or the Committee determines otherwise, constitute qualified performance-based compensation within the meaning of Code Section 162(m). Accordingly, the provisions of the Plan shall, to the extent practicable, be administered and interpreted in a manner consistent with Code Section 162(m) (including by way of illustration the timing of actions taken and any requirement that certifications be in writing), unless the Board or the Committee determines otherwise.

REGIONAL MANAGEMENT CORP. 509 WEST BUTLER ROAD GREENVILLE, SC 29607

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M88386-P61244                KEEP THIS PORTION FOR YOUR RECORDS

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REGIONAL MANAGEMENT CORP.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the election of the nominees for director named below:
1.	Election of Directors	☐	☐	☐
Nominees:
01) Roel C. Campos 03) Steven J. Freiberg 05) Alvaro G. de Molina
02) Michael R. Dunn 04) Richard A. Godley 06) Carlos Palomares

The Board of Directors recommends you vote FOR proposals 2, 3, and 4.						For	Against	Abstain

2.	Ratification of the appointment of McGladrey LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.					☐	☐	☐

3.	Approval of the Regional Management Corp. 2015 Long-Term Incentive Plan.					☐	☐	☐

4.	Re-approval of the Regional Management Corp. Annual Incentive Plan.					☐	☐	☐

NOTE: THE UNDERSIGNED HEREBY RATIFIES AND CONFIRMS ALL THAT SAID AGENTS, OR ANY OF THEM OR THEIR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF, AND ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE ANNUAL MEETING, THE ACCOMPANYING PROXY STATEMENT, AND THE ANNUAL REPORT ON FORM 10-K TO STOCKHOLDERS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2014.

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Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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M88387-P61244

REGIONAL MANAGEMENT CORP.

Annual Meeting of Stockholders

April 22, 2015 at 8:00 AM

This proxy is solicited by the Board of Directors.

The undersigned stockholder of Regional Management Corp. hereby appoints Michael R. Dunn and Brian J. Fisher as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of common stock, $0.10 par value, of the Company held of record by the undersigned on March 9, 2015, at the Annual Meeting of the Stockholders of the Company to be held on April 22, 2015, or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED STOCKHOLDER. THIS PROXY, IF DULY EXECUTED AND RETURNED, WILL BE VOTED "FOR" THE NOMINEES FOR DIRECTOR, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3, AND "FOR" PROPOSAL 4, IF NO INSTRUCTION TO THE CONTRARY IS INDICATED. THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS IN ACCORDANCE WITH THEIR JUDGMENT.

Continued and to be signed on reverse side.